    As filed with the Securities and Exchange Commission on April 10, 1996
                           Registration No. 33-63315

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               AMENDMENT NO. 2 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                   CENTERIOR ENERGY RECEIVABLES MASTER TRUST
                   (Issuer with respect to the Certificates)

                         CENTERIOR FUNDING CORPORATION
                   (Originator of the Trust described herein)
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                          9999                               510368903
(State or Other Jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer Incorporation or
Organization)                       Classification Code Number)      Identification Number)


                                             Nancy Descano, Secretary
        Suite 350, 1013 Centre Road        Suite 350, 1013 Centre Road
        Wilmington, Delaware  19805         Wilmington, Delaware 19805
               (302) 998-0592                     (302) 998-0592
(Address of principal executive offices) (Name and address of agent for service)
                            _______________________
                                    Copy to:

      Cathy M. Kaplan, Esq.          Gordon S. Kaiser, Jr., Esq.         Kevin P. Murphy, Esq.       Kevin J. Hochberg, Esq.
          Brown & Wood                   Squire, Sanders & Dempsey        Centerior Energy Corporation       Sidley & Austin
One World Trade Center, 57th Floor  4900 Society Center, 127 Public Square  6200 Oak Tree Boulevard     One First National Plaza
    New York, New York  10048         Cleveland, Ohio  44114-1304          Independence, Ohio  44131    Chicago, Illinois  60603
         (212) 839-5531                      (216) 479-8500                     (216) 447-3100              (312) 853-2085

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
    Securities Act of 1933, please check the following box.  [   ]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of
    the earlier effective registration statement for the same offering.  [   ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
    registration statement for the same offering.  [   ]

         If delivery of the prospectus is expected to be made pursuant to Rule
    434, please check the following box.  [   ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                     Proposed
                                                                      maximum
 Title of each class of                       Proposed maximum       aggregate         Amount of
    securities to be         Amount to be      offering price        offering         registration
       registered             registered         per unit(1)         price(1)             fee
- ---------------------------------------------------------------------------------------------------

1996-1 Receivables-
Backed Certificates                                 100%                                        (2)
===================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.
(2) $689.66 of which was previously paid with the Registration Statement filed on October 10, 1995.
                            _______________________

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                         CENTERIOR FUNDING CORPORATION
                        CROSS-REFERENCE SHEET FURNISHED
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K


         Form S-1 Item Number and Heading                                 Heading in Prospectus
         --------------------------------                                 ---------------------

 1.      Forepart of the Registration Statement and         Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus             Outside Front Cover Page of Prospectus

 2.      Inside Front and Outside Back Cover Pages of       Inside Front Page of Prospectus
         Prospectus

 3.      Summary Information, RISK FACTORS and              Prospectus Summary; RISK FACTORS;
         Ratio of Earnings to Fixed Charges                 Originators/Initial Servicers; Legal Aspects of
                                                            the Receivables; Certain Tax Considerations

 4.      Use of Proceeds                                    Use of Proceeds

 5.      Determination of Offering Price                            *

 6.      Dilution                                                   *

 7.      Selling Security Holders                                   *

 8.      Plan of Distribution                               Outside Front Cover Page of Prospectus;
                                                            Underwriting

 9.      Description of Securities to be Registered         Outside Front Cover Page of Prospectus;
                                                            Prospectus Summary; Originators/Initial
                                                            Servicers; Description of the Series 1996-1
                                                            Certificates; Description of the Receivables
                                                            Purchase Agreement


 10.     Interests of Named Experts and Counsel             Legal Matters


 11.     Information with Respect to the Registrant         Prospectus Summary; RISK FACTORS; Maturity
                                                            Considerations; The Transferor; The Receivables;
                                                            Description of the Series 1996-1 Certificates;
                                                            Description of the Pooling Agreement generally;
                                                            Description of the Receivables Purchase
                                                            Agreement; Certain Legal Aspects of the
                                                            Receivables.


 12.     Disclosure of Commission Position on                       *
         Indemnification for Securities Act Liabilities


 ___________________________________
 *  Answer negative or item inapplicable

PROSPECTUS
DATED ___________, 1996
================================================================================
$[000,000,000]
CENTERIOR ENERGY RECEIVABLES MASTER TRUST


$_____________  _____% Series 1996-1
Receivables-Backed Investor Certificates


                                _______________


The $_______________ _____% Series 1996-1 Receivables-Backed Investor Certificates ("SERIES 1996-1 CERTIFICATES") offered hereby represent undivided interests in certain assets of the Centerior Trade Receivables Master Trust (the "TRUST") created pursuant to a Pooling and Servicing Agreement among Centerior Funding Corporation, as Transferor (the "TRANSFEROR"), The Cleveland Electric Illuminating Company ("CEI") and The Toledo Edison Company ("TE") as Servicers (each an "ORIGINATOR" under the Receivables Purchase Agreement described herein and a "SERVICER" under the Pooling and Servicing Agreement), and Citibank, N.A., as Trustee (the "POOLING AGREEMENT"). The Trust Assets include receivables transferred to the Trust under the Pooling Agreement (the "RECEIVABLES"), funds collected or to be collected in respect of such Receivables, any Enhancement (as defined on page 4 below) issued with respect to any Series and monies on deposit in certain accounts of the Trust (the "TRUST ASSETS"). Subject to certain conditions, the Transferor may offer other series of certificates, which may have terms significantly different from the terms of the Series 1996-1 Certificates offered hereby. Certain Trust Assets will be allocated to holders of Series 1996-1 Certificates, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Transferor will own the remaining interest in the Trust not represented by the Series 1996-1 Certificates and the other certificates issued by the Trust from time to time.

Interest with respect to the Series 1996-1 Certificates will accrue from the date of issuance at the applicable interest rate and will be payable semiannually on _________________ 15 and ___________________ 15 of each year, commencing on ______________________ 15, 1996 (or, if any such day is not a Business Day, the next succeeding Business Day). The Series 1996-1 Certificates will bear interest at _____% per annum. See "Description of the Series 1996-1 Certificates-Interest."

Principal payments with respect to the Series 1996-1 Certificates are scheduled to commence on _______________, 2001 and continue on the fifteenth day of each month thereafter until such principal has been paid in full (or, if any such day is not a Business Day, the next succeeding Business Day). Principal with respect to the Series 1996-1 Certificates may be paid earlier or later than such dates under certain limited circumstances described herein. See "Description of the Series 1996-1 Certificates -- Principal."

Employee Benefit Plans and other investors subject to ERISA may be prohibited from acquiring or holding Series 1996-1 Certificates under certain circumstances. See "ERISA Considerations."

Prospective investors should consider the factors set forth under "Risk Factors" beginning on page 19 hereof.

                              ____________________

THE SERIES 1996-1 CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, THE SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SERIES 1996-1 CERTIFICATES NOR THE UNDERLYING RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


======================================================================================================
                                           Price to              Underwriting          Proceeds to the
                                          Public(1)              Discount and           Transferor(2)
                                                                 Commissions
- ------------------------------------------------------------------------------------------------------
Per Certificate. . . . . . . . . .       __.__________%           0.000000%              __.________%
- ------------------------------------------------------------------------------------------------------
Total. . . . . . . . . . . . . . .       $____________          $____________           $____________
======================================================================================================

[(1)  Plus accrued interest, if any, calculated from _____________,  1996.]
(2)  Before deduction of expenses, estimated to be $___________.
Citicorp Securities, Inc.
                             Chase Securities Inc.
                                                         CS First Boston, Inc.

================================================================================

The Series 1996-1 Certificates are offered subject to prior sale and subject to the Underwriters' right to reject any order in whole or in part. It is expected that the Series 1996-1 Certificates will be delivered in book-entry form on or about ____________________, 1996, through the Same Day Funds Settlement System of The Depository Trust Company.

The Series 1996-1 Certificates initially will be represented by certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The Investors will be represented by book entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Investors only under the limited circumstances described under "Description of the Pooling Agreement -- Definitive Certificates" in this Prospectus.

There currently is no secondary market for the Series 1996-1 Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Series 1996-1 Certificates are paid in full.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES 1996-1 CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                             ____________________

                             AVAILABLE INFORMATION

Centerior Funding Corporation, as Transferor, on behalf of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with the Securities and Exchange Commission (the "COMMISSION") with respect to the Series 1996-1 Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004, as well as the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and the exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                              REPORTS TO INVESTORS

Unless and until Definitive Certificates are issued, monthly reports, which contain unaudited information concerning the Trust and are prepared by the Servicers or the Paying Agent, will be sent on behalf of the Trust to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC") and registered holder of each Series of Investor Certificates, pursuant to the Pooling Agreement and the related Series Supplement. See "Description of the Series 1996-1 Certificates -- Reports" and "Description of the Pooling Agreement -- Book-Entry Registration" and "-- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Copies of the monthly reports may be obtained free of charge upon request from the Trustee. The Pooling Agreement and the Series Supplements do not require the sending of, and the Transferor does not intend to send, any of its financial reports to the Investors. The Servicers will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Commission thereunder.

                               PROSPECTUS SUMMARY

                 The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Glossary for the location herein of the definitions of certain capitalized terms used herein.

Securities Offered  . . . . . . . .      $______________ _____% Series 1996-1
                                             Receivables-Backed Investor
                                             Certificates (the "SERIES 1996-1
                                             CERTIFICATES") and together with
                                             the certificates of other series,
                                             which may be issued from time to
                                             time, the "INVESTOR CERTIFICATES"
                                             with each holder of a Series
                                             1996-1 Certificate being a "SERIES
                                             1996-1 INVESTOR" and each holder
                                             of an Investor Certificate being
                                             an "INVESTOR").  See "Description
                                             of the Series 1996-1
                                             Certificates."

Issuer    . . . . . . . . . . . . .      Centerior Energy Receivables Master
                                             Trust (the "TRUST"), a New York
                                             trust.  The Trust, as a master
                                             trust, from time to time may issue
                                             series of Investor Certificates
                                             (each, a "SERIES") pursuant to the
                                             Pooling and Servicing Agreement
                                             dated as of  _____________, 1996
                                             (the "POOLING AGREEMENT").  The
                                             assets of the Trust are expected
                                             to change over the life of the
                                             Trust as new Receivables (see
                                             heading "The Receivables" below)
                                             are generated and as existing
                                             Receivables are collected,
                                             charged-off as uncollectible or
                                             otherwise adjusted from time to
                                             time.  See "The Trust" and
                                             "Description of the Series 1996-1
                                             Certificates -- New Issuances;
                                             Other Modifications."


Transferor  . . . . . . . . . . . .      Centerior Funding Corporation (the
                                             "TRANSFEROR"), a Delaware
                                             corporation, is the transferor of
                                             the Receivables and originator of
                                             the Trust.  The Transferor is a
                                             wholly-owned subsidiary of The
                                             Cleveland Electric Illuminating
                                             Company ("CEI"), an Ohio
                                             corporation.  The Transferor will
                                             not be permitted to engage in any
                                             activities except acquiring
                                             Receivables from the Originators,
                                             transferring Receivables and
                                             certain related assets to the
                                             Trust and certain activities
                                             incidental thereto.  See "The
                                             Transferor."

Trustee   . . . . . . . . . . . . .      Citibank, N.A., A National Banking
                                             Association (the "TRUSTEE").  See
                                             "The Trustee."

Originators . . . . . . . . . . . .      CEI and The Toledo Edison Company
                                             ("TE"), an Ohio corporation, are
                                             the originators of the Receivables
                                             (each an "ORIGINATOR," and
                                             together the "ORIGINATORS").   CEI
                                             and TE are both wholly-owned
                                             subsidiaries of Centerior Energy
                                             Corporation, a public utility
                                             holding company ("CENTERIOR
                                             ENERGY").  See
                                             "Originators/Initial Servicers."


Servicers . . . . . . . . . . . . .      CEI and TE each will be responsible
                                             for servicing and making
                                             collections on all Receivables
                                             sold by it to the Trust .  CEI
                                             will initially be designated as
                                             Master Servicer.  See
                                             "Originators/Initial Servicers."


Trust Assets  . . . . . . . . . . .      The Transferor will purchase from the
                                             Originators from time to time
                                             until the termination of the
                                             Revolving Period (see "Revolving
                                             Period" heading below) pursuant to
                                             a Receivables Purchase Agreement
                                             (see "Receivables Purchase
                                             Agreement" heading below), all
                                             Receivables that exist as of
                                             ______________, 1996 (the "CUT-OFF
                                             DATE") and arising from time to
                                             time thereafter.  Each of the
                                             Originators will remain liable for
                                             all representations, warranties,
                                             covenants and other obligations
                                             arising under the Receivables
                                             Purchase Agreement provided that
                                             no Originator will be required to
                                             guarantee payment of the
                                             Receivables or otherwise provide
                                             credit recourse for the inability
                                             of an Obligor to pay any
                                             Receivable.


                                        The Transferor will transfer to the
                                             Trust from time to time until the
                                             termination of the Revolving
                                             Period all of the Receivables so
                                             purchased by the Transferor.  The
                                             "TRUST ASSETS" will include the
                                             RECEIVABLES so transferred to the
                                             Trust (collectively the
                                             "Receivables"), funds collected or
                                             to be collected in respect of such
                                             Receivables, any ENHANCEMENT
                                             issued with respect to any Series
                                             (the drawing on or payment of such
                                             Enhancement not being available to
                                             Investors of any other Series) and
                                             monies on deposit in certain
                                             accounts of the Trust.
                                             "Enhancement" shall mean, with
                                             respect to any Series, any letter
                                             of credit, surety bond, cash
                                             collateral account, spread
                                             account, guaranteed rate
                                             agreement, tax protection
                                             agreement, interest rate hedge
                                             agreement or other similar
                                             arrangement for the benefit of the
                                             Investors of such Series.  The
                                             subordination of any series or
                                             class or of the Deferred Payment
                                             Right (defined below) to any
                                             series or class shall not be
                                             deemed to be an Enhancement.


The Receivables . . . . . . . . . .      The "Receivables" will consist of all
                                             of the Originators' United States
                                             dollar-denominated accounts
                                             receivable or portions thereof,
                                             generated from the sales of
                                             electricity by the Originators in
                                             the normal course of their
                                             respective businesses to their
                                             respective customers ("OBLIGORS"),
                                             together with all related customer
                                             account charges and including any
                                             such amounts recognized on the
                                             Originators' books and records as
                                             "unbilled revenues"; provided,
                                             however, that "Receivables" will
                                             not include (i) accounts
                                             receivable owing to an Originator
                                             from any of its or Centerior
                                             Energy's consolidated affiliates,
                                             (ii) accounts receivable arising
                                             from wholesale electricity sales
                                             to other utilities or parties in
                                             the business of providing electric
                                             power or (iii) accounts receivable
                                             owing to an Originator from an
                                             Obligor that is not located within
                                             the United States.  The aggregate
                                             unpaid principal balance of the
                                             Receivables as of
                                             _____________________, 1996 was
                                             approximately $_________________.
                                             See "The Receivables" and
                                             "Description of the Receivables
                                             Purchase Agreement -- Sale of
                                             Receivables."

Series 1996-1
  Investor Certificates . . . . . .      The Series 1996-1 Certificates will be
                                             issued in the aggregate initial
                                             principal amount of $___________,
                                             in minimum denominations of
                                             $250,000 and in integral multiples
                                             of $1,000 in excess thereof.  The
                                             Series 1996-1 Certificates will
                                             only be available in book-entry
                                             form except in certain limited
                                             circumstances as described herein
                                             under "Description of the Pooling
                                             Agreement -- Definitive
                                             Certificates."  A portion of the
                                             Trust Assets will be allocated
                                             among the interests of the
                                             Investors and the interest of the
                                             Transferor, as described below.
                                             The Series 1996-1 Certificates
                                             will, except as otherwise provided
                                             herein, remain fixed at the
                                             aggregate initial principal amount
                                             thereof.

                                        The Investor Certificates collectively
                                             represent a fractional undivided
                                             beneficial interest in the Trust
                                             (the "AGGREGATE INVESTORS'
                                             INTEREST"; see heading Investors'
                                             Interest below) and the right to
                                             receive funds from the Trust
                                             Assets, to the extent of such
                                             interest, as repayment of the
                                             aggregate outstanding principal
                                             amount of the Investor
                                             Certificates (the "AGGREGATE
                                             INVESTED AMOUNT") and payment of
                                             interest thereon at the
                                             certificate rates applicable
                                             thereto.  The Aggregate Investors'
                                             Interest will be greater than the
                                             Aggregate Invested Amount as a
                                             percentage of the total
                                             Receivables transferred to the
                                             Trust and the Investors will, at
                                             the conclusion of the
                                             "Amortization Period" (as defined
                                             below) and from their share of
                                             Collections, remit to the
                                             Transferor, as additional
                                             consideration for the acquisition
                                             of the Aggregate Investors'
                                             Interest, any excess of the
                                             Collections allocable to their
                                             interest over the amounts
                                             necessary to repay the Aggregate
                                             Invested Amount, interest thereon
                                             and any other amounts owed to
                                             Investors under the Pooling
                                             Agreement or the Supplement.  Each
                                             Series represents a ratable
                                             interest in the Aggregate
                                             Investors' Interest (with respect
                                             to each Series, the "INVESTORS'
                                             INTEREST"), determined based on
                                             the outstanding  principal amount
                                             of such Series (the "INVESTED
                                             AMOUNT" for such Series) compared
                                             to the Aggregate Invested Amount.
                                             The Investor Certificates
                                             represent an interest in the Trust
                                             and do not represent interests in,
                                             or obligations of the Originators,
                                             the Transferor, the Servicers or
                                             any Affiliate of any of them.  The
                                             portion of the Trust Assets
                                             allocated to the Investor
                                             Certificates will be determined on
                                             a daily basis as described under
                                             the heading "Investors' Interest"
                                             below.  Neither the Investor
                                             Certificates nor the Receivables
                                             are insured or guaranteed by any
                                             governmental agency or
                                             instrumentality.  See "Description
                                             of the Series 1996-1
                                             Certificates."

Receivables Purchase
  Agreement . . . . . . . . . . . .      The Transferor, as purchaser, has
                                             entered into a Receivables
                                             Purchase Agreement dated as of
                                             ___________ __, 1996 (the
                                             "RECEIVABLES PURCHASE AGREEMENT"),
                                             with the Originators, each as
                                             seller.  Pursuant to the
                                             Receivables Purchase Agreement,
                                             each Originator will sell to the
                                             Transferor all of its right, title
                                             and interest in and to all
                                             Receivables existing on the
                                             Cut-Off Date (excluding a
                                             certain amount of Receivables that
                                             will be contributed by CEI to the
                                             capital of the Transferor) and
                                             will agree to sell all of its
                                             right, title and interest in and
                                             to all future Receivables created
                                             from time to time thereafter
                                             during the Revolving Period.  The
                                             Transferor in turn will transfer
                                             those Receivables to the Trust
                                             pursuant to the Pooling
                                             Agreement.  The Transferor will
                                             also assign to the Trust certain
                                             Receivables contributed to it by
                                             the Originators and its rights
                                             under the Receivables Purchase
                                             Agreement.  See "Description of
                                             the Receivables Purchase
                                             Agreement."

Transferor Interest . . . . . . .The Transferor's interest in the Trust Assets
                                             (the "TRANSFEROR INTEREST") will
                                             consist of an undivided fractional
                                             interest in the Trust Assets not
                                             allocable to the Aggregate
                                             Investors' Interest, which
                                             fractional interest will be
                                             evidenced by a certificate (the
                                             "TRANSFEROR REVOLVING
                                             CERTIFICATE," the principal amount
                                             of such certificate, as adjusted
                                             from time to time being the
                                             "TRANSFEROR REVOLVING AMOUNT")
                                             that will rank pari passu with the
                                             Investors' Interest.  The
                                             Transferor Revolving Certificate
                                             may not be pledged or transferred
                                             without a Tax Opinion (as defined
                                             below).  The Transferor will also
                                             have the right to receive, from
                                             the Investors' Interest, as
                                             deferred payment from the
                                             Investors in consideration of
                                             their acquisition of the
                                             Investors' Interest (the "DEFERRED
                                             PAYMENT RIGHT"), the excess of the
                                             Aggregate Investors' Interest over
                                             the amounts necessary to reduce
                                             the Investor Certificates to zero
                                             and pay all interest thereon.  The
                                             Deferred Payment Right will not be
                                             evidenced by any certificate and
                                             will be subordinate in right of
                                             distribution to all Series of the
                                             Investor Certificates.
                                             Notwithstanding the foregoing, the
                                             Transferor will agree pursuant to
                                             the Receivables Purchase Agreement
                                             to apply all amounts received as
                                             the Deferred Payment Right to any
                                             unpaid amounts due on the
                                             Transferor Revolving Certificate
                                             until the Transferor Revolving
                                             Certificate is paid in full.  The
                                             portion of the Trust Assets
                                             allocated to the Deferred Payment
                                             Right at any time will be equal to
                                             (a) the product of the Floating
                                             Allocation Percentage (as defined
                                             below) times the aggregate unpaid
                                             balance of the Receivables minus
                                             (b) the Aggregate Invested Amount.
                                             See "Description of the Pooling
                                             Agreement -- Transferor Interest."

Investors'
  Interest  . . . . . . . . . . . .      The fraction that determines the
                                             Aggregate Investors' Interest
                                             (the "FLOATING ALLOCATION
                                             PERCENTAGE") has, as the
                                             numerator, the sum of (a) the Net
                                             Invested Amount plus (b) the
                                             Carrying Cost Reserve and, as the
                                             denominator, the Net Receivables
                                             Balance (defined below) minus the
                                             Aggregate Required Reserves (see
                                             heading below).  The "NET
                                             RECEIVABLES BALANCE" shall equal
                                             (i) the aggregate unpaid balance
                                             of Eligible Receivables (defined
                                             below) (calculated net of the sum
                                             of (A) all unapplied collection
                                             and security deposits, (B) all
                                             credit balances owed to Obligors
                                             under the Budget/Balanced Billing
                                             Payment Plan, (C) the cumulative
                                             amounts of rate increases that are
                                             subject to rescission and (D) a
                                             reserve to account for Collections
                                             that pass through the Servicers'
                                             processing departments before they
                                             are deposited into the Trust
                                             Accounts) minus (ii) the Excess
                                             Concentration Balances (defined
                                             below) for all Obligors.  Such
                                             fraction adjusts daily during the
                                             Revolving Period to reflect
                                             changes in the Base Amount
                                             (resulting from the acquisition by
                                             the Trust of new Receivables,
                                             receipt of Collections, unapplied
                                             security deposits, credit balances
                                             under a Budget/Balanced Billing
                                             Payment Plan, cumulative amounts
                                             of rate increases that are subject
                                             to rescission,  defaults and
                                             dilutions) and changes in the
                                             Carrying Cost Reserve.  Upon
                                             commencement of the Amortization
                                             Period, the Floating Allocation
                                             Percentage will be fixed to equal
                                             the Floating Allocation Percentage
                                             as of the first day of such
                                             Amortization Period and will not
                                             fluctuate thereafter. See
                                             "Description of the Series 1996-1
                                             Certificates -- General."

Subordination of Certain Future
 Series of Certificates . . . . . .          During the Amortization Period,
                                             Collections allocated to the
                                             Aggregate Investors' Interest will
                                             be allocated first to the Series
                                             1996-1 Certificates and to
                                             Investor Certificates in
                                             any other Classes ranking equal
                                             in priority to the Series 1996-1
                                             Certificates (each a "SENIOR
                                             CLASS") until
                                         the outstanding principal amount of the
                                         Series 1996-1 Certificates and of any
                                         such other Senior Classes has been
                                         reduced to zero, then to any other
                                         Classes, which are subordinated to the
                                         Senior Classes of Investor
                                         Certificates (each a "SUBORDINATED
                                         CLASS").

Required Reserves; Carrying
   Cost Reserve . . . . . . . . . .      The Series 1996-1 Certificates will be
                                             entitled to the benefits of
                                             Required Reserves and the
                                             Carrying Cost Reserve.  The
                                             "REQUIRED RESERVES" with respect
                                             to any Class or Series of Investor
                                             Certificates  shall be an amount
                                             equal to the "APPLICABLE RESERVE
                                             RATIO" for such Class or Series
                                             times the Net Receivables Balance
                                             (the Required Reserves for all
                                             Series of Investor Certificates
                                             being the "AGGREGATE REQUIRED
                                             RESERVES"). The Applicable Reserve
                                             Ratio for the Series 1996-1
                                             Certificates  means, at any time,
                                             a percentage calculated in the
                                             most recent Determination Date
                                             Certificate to be the greater of
                                             (a) the Minimum Required Reserve
                                             Ratio and (b) the sum of the Loss
                                             Reserve Ratio and the Dilution
                                             Reserve Ratio. The "MINIMUM
                                             REQUIRED RESERVE RATIO" will be a
                                             percentage equal to the higher of
                                             (i) 7.5% and (ii) the sum of (a)
                                             six times the concentration limit
                                             for Obligors which are either
                                             non-rated or have ratings which
                                             are less than investment grade and
                                             (b) the product of the Average
                                             Dilution Ratio for the most
                                             recently ended Collection Period
                                             times the Dilution Horizon Ratio
                                             for such Collection Period.

                                         The "CARRYING COST RESERVE" shall
                                         be the amount, calculated for all
                                         Series and Classes as described
                                         herein, held for payment of interest
                                         on the Investor Certificates of any
                                         Series and for payment of certain
                                         fees, costs and expenses which are
                                         entitled to priority of payment over
                                         the Invested Amounts of any Series
                                         during the Amortization period.   See
                                         "Description of the Series 1996-1
                                         Certificates -- Carrying Cost Account"
                                         and "-- Required Reserves."

Issuance of Additional Series;
  Other Modifications . . . . . . .      The Pooling Agreement provides that,
                                             pursuant to any one or more
                                             supplements thereto (each, a
                                             "SUPPLEMENT"), the Transferor may
                                             cause the Trust to issue one or
                                             more new Series of Investor
                                             Certificates (each, a "Series,"
                                             and the issuance of any such new
                                             Series, a "NEW ISSUANCE"), which
                                             will cause a reduction in the
                                             Transferor Interest represented by
                                             the Transferor Revolving
                                             Certificate (except to the extent
                                             that proceeds of such new issuance
                                             are placed in a Trust Account as
                                             part of a defeasance arrangement).
                                             The Pooling Agreement also
                                             provides that the Transferor may
                                             specify, with respect to any
                                             Series, the Principal Terms of
                                             such Series.  The Transferor may
                                             offer any Series to the public or
                                             other investors under a prospectus
                                             or other disclosure document in
                                             transactions either registered
                                             under the Securities Act, or to
                                             investors in an offering exempt
                                             from registration thereunder, in
                                             either case directly or through
                                             one or more underwriters or
                                             placement agents.  The proceeds of
                                             a New Issuance may be used to pay
                                             the outstanding principal balance
                                             of the Series 1996-1 Certificates
                                             at maturity and to pay or prepay
                                             the outstanding principal balance
                                             of any other Series of Investor
                                             Certificates to the holders
                                             thereof.  The Series 1996-1
                                             supplement provides that the
                                             Transferor does not have the right
                                             to cause the Series 1996-1
                                             Certificates to be prepaid, in
                                             full or in part, at any time prior
                                             to the Expected Final Payment
                                             Date.

                                        Under the Pooling Agreement, a New
                                             Issuance may only occur upon the
                                             fulfillment of certain conditions,
                                             including, without limitation, the
                                             delivery to the Trustee of the
                                             following:  (a) a Supplement
                                             specifying the Principal Terms of
                                             such Series, (b) an opinion of
                                             counsel to the effect that, for
                                             federal income and state income
                                             tax purposes, (i) such issuance
                                             will not adversely affect the
                                             characterization of the Investor
                                             Certificates of any outstanding
                                             Series or class as debt of the
                                             Transferor and (ii) such new
                                             Series will be characterized as
                                             debt of the Transferor and (c) a
                                             letter from each of the Rating
                                             Agencies confirming that the
                                             issuance of the new Series will
                                             not result in the reduction or
                                             withdrawal of their ratings of any
                                             Series or Class of Investor
                                             Certificates then outstanding (the
                                             "RATING AGENCY CONDITION").


                                        The Series 1996-1 Certificates will
                                             never be subordinated to any other
                                             Series and, except to the extent
                                             specified in the applicable Series
                                             Supplement, no other Series will
                                             be subordinated to any other
                                             Series.  If a Series has more than
                                             one Class of  Investor
                                             Certificates, the related
                                             Supplement may specify that one
                                             Class will be subordinated to
                                             another Class within such Series
                                             or in other Series in the manner
                                             and to the extent provided
                                             therein.
                                        Such new Series may include without
                                             limitation one or more Series of
                                             Investor Certificates designated
                                             as "VARIABLE FUNDING
                                             CERTIFICATES".  In accordance with
                                             the terms of the Supplements
                                             governing such Investor
                                             Certificates, the Invested Amount
                                             of the Variable Funding
                                             Certificates may be increased
                                             and/or reduced from time to time
                                             prior to commencement of an
                                             Amortization Period.  See
                                             "Description of the Series 1996-1
                                             Certificates -- New Issuances;
                                             Other Modifications."

Certificate Rate  . . . . . . . . .      Each Series 1996-1 Certificate will
                                             bear interest from its date of
                                             issuance at a "CERTIFICATE RATE,"
                                             equal to __% per annum.  Interest
                                             will accrue on the Invested Amount
                                             of the Series 1996-1 Certificates

                                             (not reduced by the amount of Cure
                                             Funds held in the Reserve Account
                                             at such time) from the date of
                                             issuance at the Series 1996-1
                                             Certificate Rate (calculated on
                                             the basis of a 360-day year of
                                             twelve 30-day months) and will be
                                             payable (i) semiannually during
                                             the Revolving Period on _________
                                             15 and _________ 15 of each year,
                                             commencing on __________ 15, 1996,
                                             and (ii) monthly during the
                                             Amortization Period on the
                                             fifteenth day of each month,
                                             commencing (A) in the event that
                                             the Amortization Period occurs
                                             upon the Scheduled Amortization
                                             Date, on [January 15,] 2001 and
                                             (B) in the event that the
                                             Amortization Period occurs as a
                                             result of an Early Amortization
                                             Event, on the first such day which
                                             is at least 30 days after the
                                             commencement of the Amortization
                                             Period; provided, however, that if
                                             any such day is not a Business
                                             Day, interest will be payable on
                                             the next succeeding Business Day
                                             (each day on which interest is
                                             payable is a "DISTRIBUTION DATE").
                                             Interest for any Distribution Date
                                             due but not paid on such
                                             Distribution Date will be due on
                                             the next succeeding Distribution
                                             Date together with additional
                                             interest on such amount at the
                                             Series 1996-1 Certificate
                                             Rate, to the extent such rate
                                             is permitted by law.

Revolving Period  . . . . . . . . .      The "REVOLVING PERIOD" for the Series
                                             1996-1 Certificates will commence
                                             on the closing date and will
                                             terminate on the close of business
                                             on the earlier to occur of (I)
                                             [February 15,] 2001 (the
                                             "SCHEDULED AMORTIZATION DATE") and
                                             (ii) the date of any Early
                                             Amortization Event (as defined
                                             below).  So long as the Revolving
                                             Period continues, except during
                                             any Set-Aside Period (see "Set-
                                             Aside Period" heading below), all
                                             Collections and other funds
                                             received in the Concentration
                                             Account will generally be invested
                                             in newly originated Receivables,
                                             and no amount of any such
                                             Collections will be distributed to
                                             any Series 1996-1 Investor.  Early
                                             Amortization Events will include
                                             the events listed in "Description
                                             of the Series 1996-1 Certificates
                                             -- Series 1996-1 Early
                                             Amortization Events."  On each
                                             Business Day during the Revolving
                                             Period, all Collections and other
                                             funds
                                             received in the Trust Accounts
                                             will be allocated and applied in
                                             the following order of priority:


                                        (a)  to be deposited in a sub-account
                                             of the Concentration Account (the
                                             "CARRYING COST ACCOUNT")
                                             maintained in the name of the
                                             Trustee for the payment of
                                             Carrying Costs until the amount on
                                             deposit therein equals the
                                             Carrying Cost Amount;

                                        (b)  if a Set-Aside Period exists, to
                                             be set aside in a sub-account of
                                             the Concentration Account (the
                                             "RESERVE ACCOUNT") until the Net
                                             Invested Amount is less than or
                                             equal to the Base Amount;


                                        (c)  if the Base Amount is greater than
                                             or equal to the Net Invested
                                             Amount, if requested by the Master
                                             Servicer and permitted by any
                                             Supplement (other than the Series
                                             1996-1 Supplement) or if otherwise
                                             required by any Supplement, funds
                                             on deposit in the Reserve Account
                                             are to be used to reduce the
                                             Invested Amount of any Investor
                                             Certificates other than the Series
                                             1996-1 Certificates or to deposit
                                             in any Defeasance Account;

                                        (d)  If requested by the Master
                                             Servicer and permitted by any
                                             Supplement other than the Series
                                             1996-1 Supplement or if required
                                             by any Supplement other than the
                                             Series 1996-1 Supplement, funds on
                                             deposit in the Concentration
                                             Account are to be used to deposit
                                             in any Defeasance Account or to
                                             reduce the Invested Amount of any
                                             Investor Certificates other than
                                             the Series 1996-1 Certificates;

                                        (e)  To the extent required by the
                                             Pooling Agreement or any
                                             Supplement, funds on deposit in
                                             the Concentration Account to be
                                             used to pay any other obligations
                                             of the Transferor owed to any
                                             Investor or the Trustee which are
                                             not payable from funds in the
                                             Carrying Cost Account;

                                        (f)  to make payments to the Transferor
                                             on such Business Day in respect of
                                             the Transferor Interest in an
                                             amount equal to the balance of
                                             funds on deposit in the
                                             Concentration Account after making
                                             all payments pursuant to clauses
                                             (a) through (e) above.

                                        If, on any day prior to the
                                             Amortization Date, funds on
                                             deposit in the Concentration
                                             Account and available for
                                             allocation under any of clause
                                             (c), (d) and (e) above are less
                                             than the amount of the obligations
                                             described in such clauses, then
                                             the available Collections will be
                                             allocated by the Servicers to the
                                             holders of such obligations pro
                                             rata according to the respective
                                             amounts of such obligations held
                                             by them (as weighted in accordance
                                             with any adjustment factors used
                                             in determining their respective
                                             Ratable Principal Amounts and
                                             after giving effect to any
                                             subordination terms applicable to
                                             any Class or Series).  All other
                                             obligations in lower priority
                                             categories will remain unsatisfied
                                             until the obligations in the
                                             preceding category have been
                                             satisfied.


    Funds allocated to the Carrying Cost Amount will be applied in the following order of priority:


                                        (1)  to the Trustee in payment of the
                                             Trustee's Fee;

                                        (2)  to any Servicer which is not an
                                             Originator or an Affiliate of an
                                             Originator in payment of the
                                             Servicing Fee;

                                        (3)  to the Investors in payment of
                                             accrued and unpaid interest then
                                             due and payable on the Aggregate
                                             Invested Amount at the applicable
                                             Certificate Rates;

                                        (4)  to the payment of any other fees,
                                             costs and/or expenses then due and
                                             payable which are included in the
                                             calculation of the Carrying Cost
                                             Amount; and

                                        (5)  to any Servicer which is an
                                             Originator or an Affiliate of an
                                             Originator in payment of the
                                             Servicing Fee.


                                        To the extent that funds allocated to
                                             the Carrying Cost Amount are
                                             insufficient to pay in full the
                                             amounts described in clauses (1)
                                             through (5) above then the amounts
                                             described in such clauses (1)
                                             through (5), as applicable, shall
                                             be distributed ratably to those
                                             Persons owed according to the
                                             amounts of obligations held by
                                             such Persons with amounts owed to
                                             Investors being distributed to
                                             Investors of Senior Classes before
                                             being distributed to Investors in
                                             any Subordinated Class.  See
                                             "Description of the Series 1996-1
                                             Certificates -- Interest"; "--
                                             Distributions to Investors"; and
                                             "-- Carrying Cost Account."

Set-Aside Period  . . . . . . . . .      On each Business Day during the
                                             Revolving Period, the Transferor
                                             will compute whether the Net
                                             Receivables Balance (defined
                                             below) minus the Aggregate
                                             Required Reserves  minus the
                                             Carrying Cost Reserve (such
                                             amount, the "BASE AMOUNT") is
                                             equal to or greater than the
                                             Aggregate Invested Amount
                                             (computed as if reduced by (i) the
                                             amount of Cure Funds held in the
                                             Reserve Account and (ii) any other
                                             amounts held in any Defeasance
                                             Account to reduce the Invested
                                             Amount of any particular series)
                                             (such recomputed amount, the "NET
                                             INVESTED AMOUNT").  A "SET-ASIDE
                                             PERIOD" (defined below) will
                                             commence on any Business Day on
                                             which the Base Amount is less than
                                             the Net Invested Amount, and will
                                             continue until such insufficiency
                                             no longer exists; provided that,
                                             if such Set-Aside Period continues
                                             for more than five consecutive
                                             Business Days, then an
                                             Amortization Period shall commence
                                             for all Series as of the end of
                                             such fifth Business Day.


                                        During the Set-Aside Period, the
                                             Transferor shall, after making any
                                             necessary allocations to the
                                             Carrying Cost Amount, deposit all
                                             remaining Collections and other
                                             funds received in the
                                             Concentration Account into the
                                             Reserve Account on the day
                                             collected (all such funds so
                                             deposited from time to time by the
                                             Transferor being "CURE FUNDS")
                                             until the amount so deposited
                                             equals the amount by which the
                                             Aggregate Invested Amount exceeds
                                             the Base Amount.  The Servicers
                                             are to establish and maintain the
                                             Reserve Account which shall be
                                             accessible only by the Trustee for
                                             the benefit of the Trust.  To the
                                             extent that funds are on deposit
                                             in the Reserve Account and the
                                             Base Amount is greater than or
                                             equal to the Net Invested Amount,
                                             funds up to the amount of such
                                             excess may be released from the
                                             Reserve Account (i) to reduce the
                                             Invested Amount of any Variable
                                             Funding Certificates or other
                                             Investor Certificates, the terms
                                             of which permit or require
                                             repayment at such time and/or
                                             (ii) to be used by the Transferor
                                             to purchase new Receivables or pay
                                             other obligations of the
                                             Transferor in connection with the
                                             Pooling Agreement; provided, that,
                                             after making such withdrawal and
                                             application of funds, the Base
                                             Amount will continue to be greater
                                             than or equal to the Net Invested
                                             Amount.  See "Description of the
                                             Series 1996-1 Certificates --
                                             Set-Aside Period; Reserve
                                             Account."

Amortization
Period . . . . . . . . . . . . . .  Upon (i) the occurrence and during the continuation of an Early Amortization
                                         Event or (ii) the scheduled
                                         termination of the Revolving Period
                                         (the period following either such
                                         event being the "AMORTIZATION
                                         PERIOD"), respectively, the
                                         Collections and any other Funds
                                         allocated to the Aggregate Investors'
                                         Interest (after payments of Carrying
                                         Costs) will be accumulated in one or
                                         more Defeasance Accounts to be
                                         distributed to Investors in reduction
                                         of the Invested Amount for each
                                         Series.  If the Amortization Period
                                         commences as a result of the scheduled
                                         termination of the Revolving Period,
                                         funds accumulated in the Defeasance
                                         Account for the Series 1996-1
                                         Certificates will be distributed to
                                         the Series 1996-1 Investors on [May
                                         15,] 2001 (the "EXPECTED FINAL PAYMENT
                                         DATE") and, to the extent that the
                                         Invested Amount of such Series has not
                                         been reduced to zero on such date, on
                                         each Distribution Date thereafter.  If
                                         the Amortization Period commences as a
                                         result of an Early Amortization Event,
                                         funds accumulated in the Defeasance
                                         Account for the Series 1996-1
                                         Certificates will be distributed to
                                         Investors on each Distribution Date,
                                         commencing with the Distribution Date
                                         which is at least thirty (30) days
                                         from and after the commencement of the
                                         Amortization Period.

                                        On each Business Day during the
                                             Amortization Period, the
                                             portion of the Collections and
                                             other funds received in the
                                             Concentration Account on such date
                                             that is allocable to the Aggregate
                                             Investors' Interest (i.e., the
                                             Floating Allocation Percentage of
                                             Collections) will be set aside for
                                             the benefit of Investors and will
                                             be distributed and/or deposited in
                                             one or more Defeasance Accounts to
                                             be applied in the following order
                                             of priority:  (a) to pay Carrying
                                             Costs; (b) to reduce the
                                             Invested Amount of all Investor
                                             Certificates until such Invested
                                             Amounts have been reduced to zero;
                                             (c) to the payment of unpaid fees
                                             and expenses of Trustee or a
                                             Servicer.


                                        During the Amortization Period, amounts
                                             on deposit in the Defeasance
                                             Account shall be distributed to
                                             reduce the Invested Amounts of any
                                             Investor Certificates constituting
                                             a Senior Class ratably based on
                                             the Ratable Principal Amount of
                                             such Investor Certificates until
                                             such Invested Amounts have been
                                             reduced to zero and thereafter, to
                                             reduce the Invested Amounts of any
                                             Investor Certificates constituting
                                             a Subordinated Class ratably based
                                             on the Ratable Principal Amount of
                                             such Investor Certificates until
                                             their Invested Amounts have been
                                             reduced to zero.

                                        On each Business Day during the
                                             Amortization Period, the
                                             Transferor Interest in funds
                                             received in the Concentration
                                             Account shall, after the payment
                                             of fees, costs and expenses (other
                                             than interest on the Investor
                                             Certificates and the Servicing
                                             Fee) continue to be remitted to
                                             the Transferor in consideration of
                                             the Transferor Revolving
                                             Certificate.  After the Aggregate
                                             Invested Amount together with all
                                             interest thereon and other amounts
                                             owed to Investors has been reduced
                                             to zero, the Transferor Revolving
                                             Certificate shall also be reduced
                                             to zero and all remaining amounts
                                             otherwise allocable to the
                                             Investors shall be distributed to
                                             the Transferor in consideration of
                                             the Deferred Payment Right.  See
                                             "Description of the Series 1996-1
                                             Certificates --  Principal" and
                                             "-- Distribution to Investors."

Servicing . . . . . . . . . . . . .      The Servicers will service and
                                             administer the Receivables in
                                             exchange for a monthly servicing
                                             fee (the "SERVICING FEE").  If a
                                             Servicer Default occurs and is
                                             continuing, the Trustee shall, at
                                             the direction of Investors holding
                                             at least

                                             66 2/3% of the Aggregate Invested
                                             Amount, remove both Originators as
                                             Servicers.  In the event of any
                                             such removal, either the Trustee
                                             or an eligible third-party shall
                                             be appointed as successor
                                             Servicer.  If either Originator or
                                             an Affiliate thereof acts as
                                             Servicer, the Servicing Fee will
                                             equal 1% per annum (computed on
                                             the basis of a 360-day year of
                                             twelve 30-day months) times the
                                             aggregate outstanding Receivables
                                             as of the beginning of the
                                             immediately preceding calendar
                                             month (each, a "COLLECTION
                                             PERIOD").  The Servicing Fee for
                                             any Servicer other than the
                                             Originators or an Affiliate
                                             thereof may be a greater amount
                                             but shall not exceed the lesser of
                                             (x) 110% of the aggregate
                                             reasonable costs and expenses
                                             incurred by such Servicer during
                                             such Collection Period and (y) 2%
                                             per annum times the beginning
                                             monthly balance of Receivables as
                                             described above.  So long as
                                             separate Servicers are utilized
                                             for the Receivables originated by
                                             CEI and TE, respectively, the
                                             Servicing Fee shall be allocated
                                             between them based on the
                                             respective dollar amounts of
                                             Receivables sold to the Transferor
                                             by each of CEI and TE during the
                                             relevant calendar month.  The
                                             Servicing Fee shall be payable
                                             solely from Collections.  See
                                             "Description of the Series 1996-1
                                             Certificates -- Servicing
                                             Compensation and Payment of
                                             Expenses."

Collection Procedures . . . . . . .      On or prior to the Closing Date, the
                                             Originators will (i) assign to the
                                             Transferor all of their rights in
                                             respect of any designated post
                                             office boxes or lockboxes to which
                                             any payments in respect of
                                             Receivables ("COLLECTIONS") will
                                             be sent and deposited, (ii)
                                             assign to the Transferor all of
                                             their rights with respect to any
                                             related deposit accounts that will
                                             be utilized for receiving the
                                             Collections (each such account, a
                                             "TRANSFEROR COLLECTION ACCOUNT"),
                                             and (iii) assign to the Transferor
                                             all of their rights with respect
                                             to any deposit accounts into
                                             which third-party collection
                                             agents are directed to deposit
                                             Collections received by them (each
                                             such account, a "SERVICER
                                             COLLECTION ACCOUNT" and, together
                                             with the Transferor Collection
                                             Accounts, the  "COLLECTION
                                             ACCOUNTS"). Each Servicer and
                                             each Originator will receive all
                                             Collections not deposited directly
                                             into the Collection Accounts by
                                             the Obligors or third-party agents
                                             and will, on each Business Day,
                                             deposit all such other Collections
                                             into a Transferor Collection
                                             Account. The Servicer Collection
                                             Accounts and the Transferor
                                             Collection Accounts will be used
                                             solely for receiving Collections
                                             and other funds belonging to
                                             the Transferor, will not
                                             contain any other funds of the
                                             Originators and will be held in
                                             the name of the Trustee.

                                        On each Business Day, each bank with
                                             which a Tranferor Collection
                                             Account is maintained will be
                                             instructed to wire all Collections
                                             received to an account established
                                             by, and maintained under the
                                             control of, the Trustee for the
                                             benefit of the Trust (the
                                             "CONCENTRATION ACCOUNT").
                                             Each bank with which a Servicer
                                             Collection Account is held will be
                                             instructed from time to time by
                                             the applicable Servicer to send
                                             all Collections received to the
                                             Transferor Collection Account, but
                                             in no event shall any Servicer
                                             permit the aggregate amount of
                                             Collections on deposit at any such
                                             bank at any one time to exceed
                                             $100,000. Unless such authority
                                             is otherwise revoked by the
                                             Trustee after a Servicer Default,
                                             the Concentration Account will be
                                             accessible by the Servicers for
                                             the purposes of (i) paying to the
                                             Trustee the Collections and other
                                             funds allocated to the Investors'
                                             Interest and to the payment of
                                             interest, costs, fees and expenses
                                             owed to the Investors, (ii) paying
                                             to the Transferor any Collections
                                             or other funds allocated to the
                                             Transferor Interest (including
                                             amounts being reinvested by the
                                             Trust in newly originated
                                             Receivables during the Revolving
                                             Period) and (iii) during the
                                             Revolving Period, paying directly
                                             to the Originators any amounts
                                             owed by the Transferor under the
                                             Receivables Purchase Agreement for
                                             the purchase of newly originated
                                             Receivables.


                                        On a daily basis until the termination
                                             of the Trust, a portion of the
                                             funds received in the
                                             Concentration Account will be
                                             allocated to the Carrying Cost
                                             Account until the amount on
                                             deposit therein is equal to the
                                             sum of (a) accrued but unpaid (i)
                                             interest on the Aggregate Invested
                                             Amount, (ii) Servicing Fee, and
                                             (iii) any other fees and expenses
                                             which are entitled to priority of
                                             payment over principal in the
                                             allocation of funds in the
                                             Concentration Account (such
                                             interest, fees and expenses,
                                             collectively, the "CARRYING
                                             COSTS") and (b) the amount of
                                             Carrying Costs which are estimated
                                             to accrue on or before the 15th
                                             day of the succeeding calendar
                                             month.  After allocation to the
                                             Carrying Cost Account, the
                                             remaining amount of funds
                                             allocable to the Investors'
                                             Interest will be allocated as
                                             described above under the headings
                                             "Revolving Period," "Set-Aside
                                             Period" and "Amortization Period."


Rating of Series
1996-1 Certificates . . . . . . . .      It is a condition to the issuance of
                                             the Series 1996-1 Certificates
                                             that the Series 1996-1
                                             Certificates be rated not lower
                                             than "AAA" by Standard & Poor's
                                             Ratings Services, a division of
                                             The McGraw-Hill Companies, Inc.

                                             ("S&P"), and Aaa by Moody's
                                             Investors Service, Inc.
                                             ("MOODY'S") (S&P and Moody's are
                                             referred to together as the
                                             "RATING AGENCIES").


ERISA Considerations  . . . . . . .      Employee benefit plans and other
                                             Investors subject to the fiduciary
                                             responsibility provisions of the
                                             Employee Retirement Income
                                             Security Act of 1974, as amended
                                             ("ERISA"), or the provisions of
                                             Section 4975 of the Code may
                                             acquire or hold Series 1996-1
                                             Certificates if such an
                                             acquisition or holding is exempted
                                             from the "prohibited transaction"
                                             provisions of ERISA.  See "ERISA
                                             Considerations."


Tax Status  . . . . . . . . . . . .      In the opinion of Squire, Sanders &
                                             Dempsey, special tax counsel for
                                             the Transferor and the Trust, the
                                             Investor Certificates will be
                                             characterized as debt of the
                                             Transferor for federal income tax
                                             purposes and, as long as the
                                             Investor Certificates are so
                                             characterized, they will be
                                             characterized as debt of the
                                             Transferor for Ohio income tax
                                             purposes.  Each Investor, by the
                                             acceptance of an Investor
                                             Certificate, will agree to treat
                                             such Investor Certificates as
                                             indebtedness of the Transferor for
                                             federal, state and local income
                                             tax purposes.  See "Certain Tax
                                             Considerations" for additional
                                             information concerning the
                                             application of Federal and Ohio
                                             tax laws.

                                  RISK FACTORS

SECONDARY MARKET TRADING


         There is currently no market in the Series 1996-1 Certificates, and there can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Series 1996-1 Investors with liquidity of investment or that it will continue for the life of the Series 1996-1 Certificates. The Underwriters currently intend to make a market in the Investor Certificates but are not obligated to do so and may discontinue market-making at any time without notice.


COMPETITIVE CONDITIONS

         Currently, the Originators' most pressing competitive threat comes from municipal electric systems in their respective service areas. The Originators' rates are generally higher than those of municipal systems due largely to the municipal systems' exemption from taxation, the lower cost financing available to them, the continued availability to them of lower cost power through short-term power purchases and their access to cheaper governmental power. The Originators are seeking to address the tax disparity through the legislative process. The Originators also face the threat that municipalities in their service areas could establish new systems and continue expanding existing systems.


         Major structural changes are taking place in the electric utility industry which are expected to place downward pressure on prices and to increase competition for customers' business. The changes are coming from both federal and state authorities. Many of the changes began when the Energy Policy Act of 1992 permitted competition in the electric utility industry through broader access to a utility's transmission system. In March 1995, the FERC issued proposed rules relating to open access transmission services by public utilities, recovery of stranded investment and other related matters. The open access transmission rules require utilities to deliver power from other utilities or generation sources to their wholesale customers. In May 1995, the Originators filed open access transmission tariffs with FERC which used the proposed rules as a guideline. These tariffs are currently pending.

        Several groups in Ohio are studying the possible application of retail wheeling. Retail wheeling occurs when a customer obtains power from a utility company other than its local utility. The PUCO is sponsoring informal discussions among a group of business, utility and consumer interests to explore ways of promoting competitive options without unduly harming the interests of utility company share owners or customers. A retail wheeling bill has been introduced in the Ohio House of Representatives. The current retail wheeling efforts in Ohio are exploratory and the Originators cannot predict when and to what extent retail wheeling will be implemented in Ohio.

         The term "stranded investment" generally refers to fixed costs approved for recovery under traditional regulatory methods that would become unrecoverable, or "stranded", as a result of wider competition. Although competitive pressures are increasing, the traditional regulatory framework remains in place and is expected to continue for the foreseeable future. The Originators cannot predict when and to what extent competition will be allowed. They believe that pure competition (unrestricted retail wheeling for all customer classifications) is at least several years away and that any transition to pure competition will be in phases. The FERC and the PUCO have acknowledged the need to provide at least partial recovery of standed investment as greater competition is permitted and, therefore, the Originators believe that there will be a mechanism developed for the recovery of standed investment. However, due to the uncertainty involved, there is a risk that some of their assets may not be fully recovered.

         The ability to recover potentially stranded investment in a deregulated environment could significantly reduce the risk of losing customers through retail wheeling. One frequently discussed method of stranded investment recovery is to permit the local electricity provider to assess a fee associated with the loss of sales to a non-local provider. Under this method, when a non-local electricity provider sells electricity to a customer of another utility, the non-local provider would have to pay the local provider the fee. This fee would compensate the local provider for the loss of the investment it made in expectation of serving that particular customer. In addition, the fee would narrow the price differential between the non-local and local providers, thus making it less likely that customers will buy from non-local sources. If current law is changed to allow retail wheeling without an appropriate mechanism for recovering stranded investment, the level of the Receivables generated could be reduced significantly.

         In 1995, the largest customer of the Originators represented 2.5% of the Originators' total revenue. Although the loss of the Originators' largest customer due to competition would adversely affect the Originators' ability to generate new Receivables, it would not, by itself, result in the early commencement of the Amortization Period. However, the above-described competition could result in reductions of the level of new Receivables. Such Reductions could lead to the early commencement of the

Amortization Period or have an adverse impact on the ability of CEI and TE to generate Receivables to be sold to the Transferor. See "Originators/Initial Servicers -- Competition."

REGULATION

         The electric utility industry is regulated by federal, state and local authorities. The failure of either Originator to conduct and maintain its operations in substantial compliance with certain regulations, now existing or hereafter enacted, could have a material adverse effect on its financial condition and results of operations. See "Originators/Initial Servicers -- Regulation."


RATE MATTERS

         The Originators are subject to the jurisdiction of The Public Utilities Commission of Ohio (the "PUCO") with respect to rates, service, accounting, issuance of securities and other matters. Under Ohio law, municipalities may regulate rates charged by a utility, subject to appeal to the PUCO if not acceptable to the utility. If municipally fixed rates are accepted by the utility, such rates are binding on both parties for the specified term and cannot be changed by the PUCO.


         The Originators are subject to the provisions of Statement of Financial Accounting Standards 71 ("SFAS 71") and have complied with its provisions. SFAS 71 provides, among other things, for the deferral of certain incurred costs that are probable of future recovery in rates. They monitor changes in market and regulatory conditions and consider the effects of such changes in assessing the continuing applicability of SFAS 71. Criteria that could give rise to discontinuation of the application of SFAS 71 include: (1) increasing competition which significantly restricts the Originators' ability to charge prices which allow them to recover operating costs, earn a fair return on invested capital and recover the amortization of regulatory assets and (2) a significant change in the manner in which rates are set by the PUCO from cost-based regulation to some other form of regulation. Regulatory assets represent probable future revenues to the Originators associated with certain incurred costs, which they will recover from customers through the rate-making process.

        Effective January 1, 1996, the Originators adopted SFAS 121 which imposes stricter criteria for carrying regulatory assets than SFAS 71 by requiring that such assets be probable of recovery at each balance sheet date. The criteria under SFAS 121 for plant assets require such assets to be written down only if the book value exceeds the projected net future cash flow.

        In April 1995, the Originators filed requests with the PUCO for price increases aggregating $119,000,000 annually to be effective in 1996. The price increases are necessary to recover cost increases and amortization of certain costs deferred since 1992 pursuant to the Rate Stabilization Program, which is discussed below. If their requests are approved, the Originators intend to freeze prices until at least 2002 with the expectation that increased sales and cost control measures will preclude the need for further price increases. If circumstances make it impossible to earn a fair return for Centerior Energy's share owners over time, the Originators would ask for a further increase, but only after taking all appropriate actions to make such a request unnecessary.

        As discussed below, the Originators could be required to record a substantial write-off depending upon the outcome of the pending rate cases. Although a substantial write-off would have a material adverse effect on the financial condition of the Originators, a write-off without any rate decrease would not have an immediate adverse impact on the level of the Receivables generated. However, the reduction in assets resulting from a write-off would reduce the Originators' revenue requirements from what they otherwise would be which could lead to rate reductions in future rate proceedings. Any reduction in rates below current levels would have an adverse impact on the amount of the Receivables generated.

       In November 1995, the PUCO staff (the "Staff") issued its report addressing the Originators' rate cases. The Staff recommended that the PUCO grant the full $119,000,000 price increase requested. However, the Staff also recommended that the price increase be conditioned upon the Originators' commitment "to a significant revaluation of their asset bases over some finite period of time."

       In December 1995, the PUCO ordered an investigation into the financial condition, rates and practices of the Originators to identify outcomes and remedies other than those routinely applied during the rate case process.

        In late January 1996, the Staff proposed an incremental reduction (currently, $1.25 billion) beyond the normal level in nuclear plant and regulatory assets within five years. The Staff proposed that the Originators have flexibility to determine how to achieve this incremental asset revaluation, but no additional price increases to recover the accelerated asset revaluation were proposed. Any incremental revaluation of assets would be for regulatory purposes and would cause prices and revenues after the five-year period to be lower than they otherwise would be in conjunction with any rate case following such revaluation. The Staff's asset revaluation proposal represents a substantial change in the form of rate-making traditionally followed by the PUCO and is inconsistent with the Ohio statutes that define the rate-making process. The PUCO is not bound by the recommendations of the Staff. On April 4, 1996, the PUCO announced that a decision on the Originators' rate cases would be handed down on April 11, 1996.

        The Originators believe that the proposed rate increases will not materially change their competitive positions. The Originators will continue to have higher rates than their municipal competitors; however, the proposed increases of 4.9% for CEI and 4.7% for TE will not significantly change the rate disparity. The Originators believe that any adverse impact of the rate increases, such as the loss of customers or a reduction in electricity usage, will not materially affect the Originators' ability to generate receivables. A denial by the PUCO of the Originators' requested rate increases would have a material adverse effect on the Originators' financial conditions and results of operations.

        The Originators continually assess the effects of competition and the changing industry and regulatory environment on operations, their ability to recover regulatory assets and their ability to continue application of SFAS 71. If, as a result of the pending rate case or other events, the Originators determine that they no longer meet the criteria for SFAS 71, they would be required to record a before-tax charge to write off the regulatory assets (which totaled $1,356,000,000 for CEI and $950,000,000 for TE at December 31,
1995) and evaluate whether property, plant and equipment should be written down. In the more likely event that only a portion of operations (such as nuclear operations) no longer meets the criteria of SFAS 71, a write-off would be limited to regulatory assets, if any, that are not reflected in the Originators' cost-based prices established for the remaining regulated operations. In addition, the Originators would be required to evaluate whether the changes in the competitive and regulatory environment which led to discontinuing the application of SFAS 71 to a portion of their operations would also result in a write-down of property, plant and equipment pursuant to SFAS 121.

        The Originators believe application of SFAS 121 in that event will not result in a write-off of regulatory assets unless the PUCO denies recovery of such assets or if the Originators conclude, as a result of the outcome of their pending rate case or some other event, that recovery is not probable for some or all of the regulatory assets. Furthermore, a write-down under SFAS 121 of property, plant and equipment is not expected.

        The Rate Stabilization Program that the PUCO approved in October 1992 ("RATE STABILIZATION PROGRAM") allowed the Originators to defer and subsequently amortize and recover certain costs not currently recovered in rates and to accelerate amortization of certain benefits during the 1992 through 1995 period. Recovery of the deferrals will begin with the effective date of the PUCO's orders in the pending rate case. The regulatory assets recorded included the deferral of post-in-service interest carrying charges, depreciation expense and property taxes on assets placed in service after February 29, 1988, the deferral of incremental expenses resulting from the adoption of SFAS 106, and the deferral by TE of the operating expenses equivalent to an accumulated excess rent reserve for Beaver Valley Unit 2 (which resulted from the April 1992 refinancing of secured lease obligation bonds issued by a special purpose corporation). The cost deferrals recorded in 1995, 1994 and 1993 pursuant to these provisions were $113,000,000, $112,000,000 and $191,000,000, respectively. The regulatory accounting measures also provided for the accelerated amortization of certain unrestricted excess deferred tax and unrestricted investment tax credit balances and an excess interim spent fuel storage accrual balance for Davis-Besse. The total annual amount of such accelerated benefits was $46,000,000 in 1995, 1994 and 1993.

ECONOMIC FACTORS


         Economic factors, including the occurrence of a recession, may have an adverse impact upon the generation of Receivables and on the performance of those Receivables. In particular, negative economic developments could have an adverse impact on the timing and amounts of payments made by Obligors in respect of Receivables and could have an adverse effect on the Originators' financial conditions and results of operations. Both the CEI and TE service areas are tied to the steel and automotive industries. Furthermore, primary steel production and fabrication in both areas rely heavily on the automotive industry. Therefore, adverse economic conditions affecting the automotive industry would most likely have a material adverse effect on the principal industries in the two service areas and on the generation of Receivables.

CUSTOMERS

         Historically, sales to the ten largest customers of CEI and TE have accounted for a material portion of the Originators' respective total operating revenues. Although neither CEI nor TE has any reason to believe that it will lose the business of any of these largest customers, a loss of any of the largest accounts of either CEI or TE (or a material portion of any thereof) would have an adverse effect upon the rate of generation of Receivables, which could be material. For further discussion of the Originators' customers, see "Originators/Initial Servicers - Competition."

         The credit risks arising from any customer concentrations are intended to be reduced by the exclusion of Receivables owed by any one category of Obligor from the Net Eligible Receivables to the extent that such Receivables exceed specified percentages of the Eligible Receivables. There can be no assurance, however, that such exclusions will insulate the Investors entirely from adverse effects associated with default by, or a bankruptcy of, a single large customer. See "The Receivables -- Customers."

DEPENDENCY ON OBLIGOR PAYMENTS

         The Receivables may be paid at any time and, although the demand for electric service is relatively stable at basic levels, there is no assurance of the level of the new Receivables that will be generated, the amount of the Receivables that will be added to the Trust or the pattern of payments that will occur. The actual rate of distributions of principal with respect to a Series during the Amortization Period will depend on, among other factors, the rate of Obligor payments, the timing of the receipt of repayments and the rate of default by Obligors. As a result, no assurance can be given that the Invested Amount of the Series 1996-1 Certificates will be paid in full on the Expected Final Payment Date. Obligor monthly payment rates are dependent upon a variety of factors including seasonal usages and payment habits of Obligors and general economic conditions. No assurance can be given as to the Obligor payment rates which will actually occur in any future period. See "-- Competitive Conditions," "-- Rate Matters," and "Maturity Considerations."

SEASONALITY AND CYCLICALITY

         Kilowatt-hour sales by the Originators have historically followed a seasonal pattern marked by increased customer usage in the summer for air conditioning and in the winter for heating. Historically, CEI has experienced its heaviest demand for electric service during the summer months because of a significant air conditioning load on its system and a relatively low amount of electric heating load in the winter. TE, although having a significant electric heating load, has experienced in recent years its heaviest demand for electric service during the summer months because of heavy air conditioning usage. For both Originators, the rates for electric service in the summer months are higher than the rates for electric service in the winter months. The rate request currently being considered by the PUCO, however, includes a proposal to eliminate those differences in rates. See "-- Rate Matters."

ISSUANCE OF ADDITIONAL SERIES

         The Trust, as a master trust, may issue from time to time additional Series of Investor Certificates. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement, and therefore, the terms of any additional Series, will not be subject to the prior review or consent of the Investors of any previously issued Series. Such terms may include methods of determining applicable investor percentages and allocating Collections, provisions creating different or additional security or other Enhancements (if the Supplement so permits) to such Series, and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series.


         The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) each Rating Agency shall have notified the Transferor, the Servicers, the Trustee and any Enhancement Provider in writing that such issuance will not result in a reduction or withdrawal of the rating of any outstanding Series or Class (the "Rating Agency Condition"), and (b) the Transferor shall have delivered to the Trustee and any Enhancement Provider (i) a certificate of an authorized officer to the effect that the Transferor reasonably believes that such issuance will not at the time of its occurrence be or result in the occurrence of an Early Amortization Event; (ii) a Supplement specifying the Principal Terms of such Series; and
(iii) an opinion of counsel to the effect that, for federal income and state income tax purposes such issuance will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt of the Transferor and will be characterized as debt of the Transferor. There can no assurance that the terms of any other Series will not have an impact on the timing or amount of payments received by a Series 1996-1 Investor. See "Description of the Series 1996-1 Certificates -- New Issuances; Other Modifications."

GENERATION OF ADDITIONAL RECEIVABLES

         The continuation of the Revolving Period of a Series will be dependent on the continued generation of new Receivables for the Trust. A decline in the amount of Receivables for any reason (including seasonal reductions in demand for electricity, an economic downturn affecting commercial or industrial obligors or other factors) could result in the occurrence of an Early Amortization Event with respect to a Series and the commencement of the Amortization Period with respect to such Series. If a decline in the amount of new Receivables exceeds the amount of new Obligor payments, and such decline causes the Net Invested Amount to exceed the Base Amount for five consecutive Business Days, an Early Amortization Event would occur. A decline in the amount of new Receivables could also cause an Early Amortization Event if, as a result of such decline, Cure Funds on deposit in the Reserve Account exceeded certain percentages of the Aggregate Invested Amount. See "Description of the Series 1996-1 Certificates -- Early Amortization Events."

ABILITY OF SERVICER TO CHANGE PAYMENT TERMS

         Provided that no Early Amortization Event or Servicer Default has occurred and is continuing, each Servicer will be permitted, in accordance with the credit and collection policy applicable to such Receivable (as amended or supplemented from time to time, the "CREDIT AND COLLECTION POLICY"), to extend the maturity, adjust the outstanding unpaid balance, or otherwise modify the terms of any Defaulted Receivable or amend, modify or waive the terms of any Defaulted Receivable or amend, modify or waive any payment term or condition of any invoice related thereto, all as it may determine to be appropriate to maximize the collection thereof. In servicing the Receivables, each Servicer will be required to exercise reasonable care and diligence and to comply with the Credit and Collection Policy. Each Servicer also may be obligated to rescind or cancel any Receivable to the extent ordered by a court of competent jurisdiction or other governmental authority. The Transferor has agreed not to permit the Originators to make any material change to the Credit and Collection Policy which would both impair the collectibility of any Receivable and also have a material adverse effect on the Investors. Except as specified above, there are no restrictions on the ability of either Servicer to change the terms of the Contracts or the Receivables. While neither Servicer has any current intention of taking actions that would change the payment or other terms of the Contracts or the Receivables, there can be no assurances that changes in the marketplace or prudent business practice might not result in a determination to do so. See "Description of the Pooling Agreement -- Collection and Other Servicing Procedures" and "Description of the Receivables Purchase Agreement -- Certain Originator Covenants."


CERTAIN LEGAL ASPECTS -- TRANSFER OF RECEIVABLES

         While the Originators will sell Receivables to the Transferor, a court could treat such a transaction as an assignment of collateral as security for the benefit of the Investors of the outstanding Series. The Originators will warrant in the Receivables Purchase Agreement that the transfer of Receivables by them to the Transferor is a sale of such Receivables to the Transferor. The Originators will take certain actions under applicable state law to perfect the Transferor's ownership interest in the Receivables transferred to the Transferor by the Originators. Nevertheless, a tax or government lien or other nonconsensual lien on property of the Originators arising before Receivables come into existence may have priority over the Trust's interest in such Receivables.

         In a 1993 case decided by the Court of Appeals for the Tenth Circuit, OCTAGON GAS SYSTEM, INC. V. RIMMER, the court concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remained property of the debtor's bankruptcy estate. If the conclusions in that case were applied in an Originator bankruptcy, the Receivables could be subject to claims of certain creditors and could be subject to the potential delays and reductions in payments to the Transferor and Investors. In addition, if an Originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that such Originator be substantively consolidated with the Transferor, delays in and reductions in the amount of distributions on the Investor Certificates could occur.

         The Transferor has warranted in the Pooling Agreement that the transfer of the Receivables by it to the Trust is either a sale of the Receivables to the Trust or a grant of a first priority perfected "security interest" (as defined in the Uniform Commercial Code (the "UCC")) in such property to the Trust. The Transferor has taken and will take all actions that are required under applicable state law to perfect the Trust's interest in the Receivables. Nevertheless, a tax or statutory lien on property of the Originators or the Transferor arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivable. If the Transferor were to become a debtor in a bankruptcy case and a bankruptcy trustee or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in distributions on the Investor Certificates or (should the bankruptcy court rule in favor of any such trustee or creditor) reductions in such distributions could result.

         In addition, application of federal and state bankruptcy and debtor relief laws could affect the interests of the Investors if such laws result in any Receivables being charged off as uncollectible or result in delays in payments due on such Receivables. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy."

RIGHTS OF INVESTORS -- CONTROL


         Subject to certain exceptions, the Investors may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the related Supplement including the right to disapprove of the sale of the Receivables upon the occurrence of an Early Amortization Event as described under "Description of the Investor Certificates -- Early Amortization Events" and the right to advise the Trustee that the continuation of a book-entry system through DTC (or any successor thereto) after the occurrence of a Servicer Default is no longer in the best interests of the Investors as described under "Description of the Pooling Agreement -- Definitive Certificates." Similarly, under certain circumstances, the consent or approval of the holders of a specified percentage of the Aggregate Invested Amount will be required to direct certain actions, including requiring the appointment of one or more successor Servicers following a Servicer Default, amending the Pooling Agreement under certain circumstances and directing a reassignment of the entire portfolio of accounts. Further, in certain cases (including with respect to certain amendments described under "Description of the Pooling Agreement -- Amendments"), when determining whether the required percentage of Investors of a Series has given its approval or consent, all the Investors of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Investors may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Investors relating to such action.


LEGAL MATTERS

         On the Closing Date, the Originators will make certain other representations and warranties relating to the validity and enforceability of the Receivables. The obligation of an Originator to repurchase Ineligible Receivables shall constitute the sole remedy available to any person respecting any breach of such representations and warranties. See "Description of the Pooling Agreement -- Representations and Warranties" and "-- Servicer Covenants," "Description of the Series 1996-1 Certificates -- Early Amortization Events" and "Certain Legal Aspects of the Receivables -- Bankruptcy."

LIMITED NATURE OF RATING

It is a condition to the issuance of the Series 1996-1 Certificates that the Series 1996-1 Certificates be rated not lower than "AAA" by S&P and "Aaa" by Moody's. Any rating assigned to the Investor Certificates of a Series or a Class by either Rating Agency will reflect such Rating Agency's assessment of the likelihood that Investors of such Series or Class will receive the payments of interest and principal required to be made under the Pooling Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not address the likelihood that the principal of, or interest on, any Investor Certificate of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of an Early Amortization Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Investors. The rating will not be a recommendation to purchase, hold or sell Investor Certificates of such Series or Class, and such rating will not comment as to the marketability of such Investor Certificates, any market price or suitability for a particular Investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant. Nor can there be any assurance that another rating agency will not rate the Series 1996-1 Certificates at a rating lower than the equivalent of the ratings obtained in connection with their issuance.

LIMITED AMOUNTS OF SUBORDINATION

        Although the probability of payment of amounts due with respect to the Investor Certificates is intended to be enhanced by the subordination of the Deferred Payment Right to the repayment of the Investor Certificates as described herein, the amount of such enhancement is limited and may decline during the Amortization Period. If the subordination of the Deferred Payment Right is insufficient to protect the Series 1996-1 Certificates from shortfalls or delays in collections on the Receivables, then the Series 1996-1 Investors will bear directly the credit, dilution and other risks associated with their undivided interests in the Trust.

BOOK-ENTRY REGISTRATION

         The Series 1996-1 Certificates will initially be represented by one or more Investor Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Investors or their nominees. Consequently, unless and until Definitive Certificates are issued, Investors will not be recognized by the Trustee as "Investors" (as such term is used in the Pooling Agreement). Hence, until such time, Investors will only be able to exercise the rights of Investors indirectly through DTC and its participating organizations. See "Description of the Pooling Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

                            MATURITY CONSIDERATIONS

         The Pooling Agreement and the Series 1996-1 Supplement provide that the Series 1996-1 Investors will not receive payments of principal until [May 15,] 2001 (the "EXPECTED FINAL PAYMENT DATE"), or earlier in the event of the early commencement of an Amortization Period following the occurrence of an Early Amortization Event.

         An Early Amortization Event could occur, thereby causing the Amortization Period to commence, if the rate at which new Receivables are generated declines significantly or, if for any other reason the Trust Assets decline significantly. In such case, funds accumulated in the

Defeasance Account for the Series 1996-1 Certificates will be distributed to the Series 1996-1 Investors monthly on the fifteenth day of each month, commencing with the first such date which is at least 30 days from and after the commencement of the Amortization Period.

         If no Early Amortization Event occurs, funds accumulated in the Defeasance Account for the Series 1996-1 Certificates will be distributed on the Expected Final Payment Date and, to the extent that the Invested Amount of the Series 1996-1 Certificates has not been reduced to zero on such date, on each Distribution Date thereafter.

         The Receivables may be paid at any time, and there is no assurance that there will be new Receivables created or that any particular pattern of Obligor payments will occur. The repayment of the Invested Amount of the Series 1996-1 Certificates is primarily dependent on the amount of outstanding and newly generated Receivables, the rate and timing of Obligor payments and the issuance by the Trust of additional Series. As a result, no assurance can be given that the Invested Amount of the Series 1996-1 Certificates will be repaid to the Series 1996-1 Investors on the Expected Final Payment Date or any other date.

         The amount of outstanding and newly generated Receivables, as well as delinquencies, charge-offs and dilution, will vary from month to month due to seasonal variations, legal factors and general economic conditions. See "Risk Factors" and "Description of the Series 1996-1 Certificates -- Early Amortization Events" herein. On each Distribution Date during the Amortization Period until the outstanding principal amount of the Series 1996-1 Certificates is paid in full, Investors will be entitled to receive the amount of collections allocated to the Investors' Interest during the preceding month. See "Description of the Series 1996-1 Certificates -- Early Amortization Events" herein.

         There can be no assurance that Collections of Receivables, and thus the rate at which Series 1996-1 Investors could expect to receive payments of principal on their Series 1996-1 Certificates during the Amortization Period will be similar to the historical experience set forth in the "Portfolio Turnover History" table under the heading "Receivables" herein. In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series would not have an impact on the timing or amount of payments received by Investors. Further, if an Early Amortization Event occurs, the average life and maturity of the Investor Certificates could be significantly reduced.

         For the reasons set forth above, there can be no assurance that the actual number of months elapsed from the date of issuance of the Series 1996-1 Investor Certificates to the first Distribution Date will equal the expected number of months.

         If an event of bankruptcy relating to the Transferor or either Originator occurs, the Transferor will immediately cease to transfer Receivables to the Trust and shall promptly give written notice to the Trustee, who shall within three Business Days forward such notice to the Investors and each Servicer. If the event of bankruptcy relates to the Transferor, the Trustee will sell all Receivables then in the Trust unless, within 90 days of the date of the notice provided by the Trustee in the preceding sentence, the Majority Investors instruct the Trustee not to sell the Receivables. However, in a bankruptcy proceeding, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy." The proceeds from the sale of the Receivables will be treated as Collections on the Receivables and allocated accordingly among Investors and the Transferor. If the portion of such proceeds allocable to pay principal in respect of the Investor Certificates is insufficient to pay the entire Invested Amount of the Series 1996-1 Certificates, the Series 1996-1 Investors will suffer a loss. See "Description of the Series 1996-1 Certificates -- Subordination."


                                THE RECEIVABLES

GENERAL

         The Receivables will consist of substantially all of the domestic trade receivables originated by the Originators. The Receivables will represent bona fide, enforceable obligations of customers that either are evidenced by an invoice (a "BILLED RECEIVABLE") or represent the customers' usage of electricity and related charges that will be billed during the next billing cycle (the "UNBILLED RECEIVABLES"). CEI furnishes electric services to an area of approximately 1,700 square miles in northeastern Ohio, including the City of Cleveland. CEI serves approximately 749,000 customers, and nearly all of its operating revenues are derived from the sale of electric energy. Principal industries served by CEI include those producing steel and other primary metals, automotive and other transportation equipment, chemicals, electrical and non-electrical machinery, fabricated metal products, and rubber and plastic products. TE furnishes electric service to an area of approximately 2,500 square miles in northwestern Ohio, including the City of Toledo. TE serves approximately 291,000 customers, and nearly all of its operating revenues are derived from the sale of electric energy. Principal industries served by TE include metal casting, forming and fabricating, petroleum refining, automotive equipment and assembly, food processing, and glass.

CUSTOMERS

         The Originators' largest customer is a steel manufacturer which has two major steel producing facilities served by CEI. Sales to these facilities accounted for 3.6% of the 1995 total electric operating revenues of CEI. The largest customer served by TE is a major automobile manufacturer. Sales to this customer accounted for 4.3% of the 1995 total electric operating revenues of TE.

         In 1995, the Originators' industrial kilowatt-hour sales increased by 0.8%, but sales grew 2.2% excluding reductions at two low-margin steel producers (representing 5% of industrial revenues). Residential and commercial sales increased 3.5% and 2.8%, respectively, primarily because of the hot summer weather, although there was about 1% nonweather-related growth in commercial sales. Weather accounted for approximately $38,000,000 of the $61,000,000 increase in 1995 base rate (nonfuel) revenues.

         For 1995, the Originators' operating revenues were 32% residential, 30% commercial, 31% industrial and 7% other. The average prices per kilowatt-hour for residential, commercial and industrial customers were $.11, $.10 and $.06, respectively. There can be no assurance that current Obligors will continue as Obligors or that the usage levels of Obligors in the future will be similar to that in existence as of the date of this Prospectus.


         The characteristics set forth herein may change as of any other date due to seasonality and variation with respect to rates. The following tables set forth certain information about the Receivables of CEI and TE. Due to seasonality and variation with respect to the rates at which Receivables are created, paid or otherwise reduced, the characteristics set forth herein may vary significantly as of any other date of determination. There is also no assurance that the performance depicted in the tables herein will be indicative of the future performance of the Receivables.


         The table below sets forth the percentage of total revenues generated by receivables of each Originator for residential, commercial, and industrial/other tenant classes for each of the last three years. Although the information relating to revenues is generally representative of the receivables balances, there can be no assurance that the amount of revenues of each Originator for any given period corresponds to the actual amount of receivables generated during the relevant period or the amount of receivables as of any given date during that period. The capitalized terms used in the footnotes to the following tables that are not defined in the Glossary have the respective meanings set forth in such footnotes to the tables.

                     REVENUE BREAKDOWN BY EACH ORIGINATOR1
                               (AS A % OF TOTAL)

                                                      Year Ended December 31,
                                         1995                   1994                    1993
                                         ----                   ----                    ----

              CEI                       70.17%                  69.84%                 69.94%
              TE                        29.83%                  30.16%                 30.06%
                                       ------                  ------                 ------
              Total                    100.00%                 100.00%                100.00%

(1) Based on Revenues for Residential, Commercial, and Industrial/Other tenant classes.


         The table below sets forth the aggregate number of customers of both Originators at the end each of the last three years. There can be no assurance that the number of customers in the future will be similar to the historical numbers of customers set forth below.


                      NUMBER OF CUSTOMERS BY TENANT CLASS

                                              December 31,
Tenant Class               1995                  1994                    1993
- ------------               ----                  ----                    ----
                 (Customers)             (Customers)             (Customers)
Residential        929,732     89.43%       925,344    89.47%       924,227    89.48%
Commercial          98,767      9.50%        97,530     9.43%        96,491     9.34%
Industrial           8,495      0.82%         8,832     0.85%         9,613     0.93%
Other                2,561      0.25%         2,534     0.25%         2,606     0.25%
Total            1,039,555    100.00%     1,034,240   100.00%     1,032,937   100.00%


         The table below sets forth the aggregate billed electric operating revenues by tenant class for both Originators for the periods indicated. There can be no assurance that the amount of revenues in the future will be similar to the historical revenues set forth below.

                         BILLED REVENUES BY TENANT CLASS
                             (DOLLARS IN THOUSANDS)

                                        Year Ended December 31,
Tenant Class               1995                  1994                    1993
- ------------               ----                  ----                    ----
                        (Customers)           (Customers)             (Customers)
Residential     $  796,561     33.11%    $  758,329    32.61%    $  768,064    33.04%
Commercial         746,627     31.04%       722,373    31.06%       716,286    30.82%
Industrial         776,975     32.30%       758,262    32.60%       753,789    32.43%
Other               85,435      3.55%        86,838     3.73%        86,130     3.71%
                ----------    ------     ----------   ------     ----------   ------
Total           $2,405,598    100.00%    $2,325,802   100.00%    $2,324,269   100.00%

         The table below sets forth the aggregate billed revenues generated from the top ten customers of the Originators for the calendar year 1995. In some cases, the customer has multiple accounts. There can be no assurance that the identity or amount of the revenues from the top ten customers in the future will be similar to the historical identities and amounts set forth below.

                               TOP TEN CUSTOMERS
                            FOR CEI AND TE COMBINED
                             (DOLLARS IN THOUSANDS)


                   Customer                   1995 Billed Revenues             % of Total Billed Revenues
                   --------                   --------------------             --------------------------

                      1.                           $ 65,437                             2.72%
                      2.                             47,076                             1.95%
                      3.                             43,892                             1.82%
                      4.                             20,253                             0.84%
                      5.                             18,453                             0.77%
                      6.                             18,197                             0.76%
                      7.                             15,172                             0.63%
                      8.                             13,722                             0.57%
                      9.                             12,420                             0.52%
                      10.                             9,089                             0.38%
                                                    -------                           -------

                      Total                        $263,711                            10.96%


         The Originators' receivables balances reflect a seasonal pattern of increased customer usage in the summer due to air conditioning and in the winter due to heating. Historically, the Originators have experienced their heaviest demand for electric service during the summer months. The table below shows the seasonality reflected as each month's net receivables balance divided by the average net receivables balance for the corresponding calendar year. There can be no assurance that the percentages for any month in the future will be similar to the historical percentage set forth below.

                  MONTHLY RECEIVABLES BALANCE AS A PERCENTAGE
                   OF THE YEARLY AVERAGE RECEIVABLES BALANCE
                            FOR CEI AND TE COMBINED


Month                     1995                     1994                      1993
- -----                     ----                     ----                      ----
January                    95.23%                 108.50%                   103.03%
February                   94.27%                 106.19%                   100.71%
March                      89.36%                  97.30%                    92.75%
April                      89.34%                  94.93%                    88.18%
May                        85.19%                  88.81%                    91.43%
June                       98.65%                 101.09%                    96.32%
July                      115.27%                 116.85%                   114.13%
August                    124.46%                 109.37%                   117.10%
September                 111.53%                 100.96%                   106.49%
October                    93.26%                  90.32%                    97.30%
November                   95.22%                  89.86%                    94.07%
December                  108.22%                  95.83%                    98.49%


PORTFOLIO TURNOVER AND CREDIT EXPERIENCE

         Days Sales Outstanding. The table below sets forth receivables generated, average receivables outstanding, turnover, days sales outstanding and the monthly payment rate for the portfolio of receivables owned by the Originators for each of the periods shown. There can be no assurance, however, that receivables generated, average receivables outstanding, turnover, days sales outstanding and the monthly payment rate with respect to the Receivables in the future will be similar to the historical figures set forth below with respect to such portfolio.

                           PORTFOLIO TURNOVER HISTORY
                            FOR CEI AND TE COMBINED
                             (DOLLARS IN THOUSANDS)


                                                    Average                                          Monthly
                              Receivables         Receivables                        Days Sales      Payment
                              Generated(1)      Outstanding(2)    Turnover(3)      Outstanding(4)     Rate(5)
                              ------------      --------------    -----------      --------------     ---------
Year ended December 31,
- -----------------------
          1995                $2,412,598          $249,032            9.688             37.16          80.73%
          1994                $2,322,202          $239,722            9.687             37.16          80.73%
          1993                $2,331,469          $240,952            9.676             37.21          80.63%

(1) Total billed sales plus the net change in the Unbilled Receivables balance at the start of the period and the end of the period.
(2) Defined as the sum of aggregate receivables at the end of each month less PIP.
(3) Defined as the Receivables Generated divided by the Average Receivables Outstanding.
(4)  Defined as 360 days divided by Turnover.
(5)  Defined as 30 days divided by Days Sales Outstanding.

         PORTFOLIO DILUTION EXPERIENCE. The table below displays dilution experience for the portfolio of receivables owned by the Originators for each of the periods shown. Dilution refers to reductions in receivables balances due to adjustments principally because of erroneous billing, disputes with customers, refunds of customer security deposits and applications of credit balances under the Budget/Balanced Billing Payment Plan. Actual dilution experience for the Receivables may be different in the future from that shown with respect to such portfolio in the following table.


                     DILUTION EXPERIENCE FOR THE PORTFOLIO
                            FOR CEI AND TE COMBINED
                             (DOLLARS IN THOUSANDS)


                                                                Year Ended December 31
                                                     1995                1994                  1993
                                                     ----                ----                  ----

Average Receivables Outstanding(1)                 $249,032            $239,722              $240,952
Average Monthly  Dilution(2)                           $598                $896                $1,407
Average Monthly  Dilution as a Percentage
   of Average Receivables Outstanding                 0.24%               0.37%                 0.58%

(1) Defined as (i) the sum of aggregate Receivables outstanding at the end of each month of the stated period less PIP divided by (ii) the respective number of months in the period.
(2) Defined as (i) the sum of dilution for each month of the stated period divided by (ii) the respective number of months in each period.


        PORTFOLIO DILUTION RATIO EXPERIENCE. The table below sets forth the dilution ratio experience for the portfolio of receivables owned by the Originators for each of the months listed.


                      PORTFOLIO DILUTION RATIO EXPERIENCE
                            FOR CEI AND TE COMBINED
                             (DOLLARS IN THOUSANDS)


                                      Receivables                     Total                   Dilution
Month                                  Generated                    Dilution                  Ratio(1)
- -----                                  ---------                    --------                  ---------

December 1995                          $197,808                        $485                    0.263%
November 1995                           184,670                         419                    0.236%
October 1995                            177,572                         461                    0.237%
September 1995                          194,761                       1,204                    0.453%
August 1995                             265,979                         166                    0.068%
July 1995                               245,560                         396                    0.174%
June 1995                               228,092                         628                    0.346%
May 1995                                181,626                         412                    0.237%
April 1995                              174,190                         989                    0.529%
March 1995                              186,848                       1,075                    0.597%
February 1995                           180,038                         499                    0.255%
January 1995                            195,454                         440                    0.233%
December 1994                           188,454                         684                    0.380%
November 1994                           179,794                         520                    0.287%
October 1994                            181,051                         548                    0.280%
September 1994                          195,753                       1,067                    0.493%
August 1994                             216,379                       1,593                    0.690%
July 1994                               231,033                         779                    0.353%
June 1994                               220,488                         617                    0.343%
May 1994                                179,714                       2,264                    1.348%
April 1994                              167,942                         344                    0.185%
March 1994                              186,067                         634                    0.359%
February 1994                           176,739                       1,198                    0.603%
January 1994                            198,788                         498                    0.264%
December 1993                           188,732                       1,837                    1.032%
November 1993                           178,032                         775                    0.431%
October 1993                            179,978                       1,333                    0.698%
September 1993                          190,895                       6,915                    2.881%
August 1993                             239,989                         983                    0.415%
July 1993                               237,005                         630                    0.303%

(1) Defined as (i) Total Dilution divided by (ii) Receivables generated 1 month prior.


BILLING FOR ENERGY CONSUMPTION

         Customers are billed on a monthly cycle basis for their energy consumption based on rate schedules or contracts authorized by the PUCO. A fuel factor is added to the base rates for electric service. This factor is designed to recover from customers the costs of fuel and most purchased power. That factor is reviewed and adjusted semiannually in a PUCO proceeding. This billing procedure is expected to continue after the Closing Date.

DESCRIPTION OF THE TYPES OF BILLED RECEIVABLES BASED ON CUSTOMER PAYMENT PLANS

         There are three primary types of payment plans associated with Pool Receivables, namely: (i) the regular billing payment plan (the "REGULAR BILLING PAYMENT PLAN"), (ii) the budget or balanced billing payment plan (the "BUDGET/BALANCED BILLING PAYMENT PLAN"), and (iii) the deferred billing arrangement payment plan (the "DEFERRED ARRANGEMENT PAYMENT PLAN").

Receivables generated under the Percentage of Income Payment Plan ("PIP"), a fourth type of payment plan offered by the Originators, will be included as Receivables but will not be Eligible Receivables and will not be included in the calculations used to determine the Required Reserves. The Originators do not presently intend to change any of the terms and conditions of these payment plans in any way that is more favorable to the customers of the Originators.


         REGULAR BILLING PAYMENT PLAN. Under the Regular Billing Payment Plan, the customer is billed based on his usage of electricity during the most recent billing period (at the tariff rate for the applicable tenant class).
The customer is required to pay the full amount of the bill by the due date, which will be fifteen days from the date the bill was created. The billed amount may also include any outstanding balance unpaid as of the billing cut off date and any related late payment charges.

         BUDGET/BALANCED BILLING PAYMENT PLAN. This plan provides the customer with a level monthly payment as an alternative to highs and lows in the customer's usage of electricity. For a customer to be eligible for this type of payment plan, such customer's account must be in "current" status.


         Under the Budget/Balanced Billing Payment Plan, the customer is required to pay an equal dollar amount every month. The difference between (i) the amount that is owed based on the customer's usage of electricity and (ii) the monthly amount that the customer is required to pay is booked either as an additional debit balance to the customer's account (if the amount owed based on usage is greater than the billed amount) or as a credit balance (if the amount owed is less than the billed amount). At the end of the eleventh month (referred to as the "catch-up month"), the cumulative debit or credit balance in the customer's account is applied to the customer's next monthly bill. By the end of every twelve months, the customer's account is updated. For purposes of computing the Net Eligible Receivables balance, the actual amount owed by each customer, not the amount payable under the Budget/Balanced Billing Payment Plan, will be used.


         DEFERRED ARRANGEMENT PAYMENT PLAN. This plan provides a customer with a delinquent balance a way of avoiding disconnection of service. The customer requests an arrangement which results in the payment of the delinquent balance over a period of between three to six months. Under the Deferred Arrangement Payment Plan, the customer pays, in addition to the current bill, the required monthly installment amount of the customer's delinquent balance. The Net Eligible Receivables balance will exclude the restructured delinquent balance of the Deferred Arrangement Payment Plan.

         The table below sets forth a breakdown of the Billed Receivables by customer payment plan at December 31, 1995. There can be no assurance that the breakdown by type of payment plan in the future will be similar to the historical numbers set forth below.

            RECEIVABLES PORTFOLIO BREAKDOWN BY TYPE OF PAYMENT PLAN
                            FOR CEI AND TE COMBINED
                             (DOLLARS IN THOUSANDS)


                    Type of Payment Plan                                 December 31, 1995
                    --------------------                                 -----------------

                                                                            (%)(1)

                    Regular Billing                                          94.68%
                    Budget/Balanced Billing                                   4.96%
                    Deferred Arrangement                                      0.36%
                                                                            ------
                    Total                                                   100.00%

(1) As a % of Billed Receivables under the Regular, Budget/Balance, and Deferred Arrangement Billing Plans.


        Each year during the period from November 1 through April 15, the PUCO requires that the Originators provide to delinquent residential customers a means to avoid disconnection. These payment plans consist of PIP and the "One-Third of Total Bill Payment Plan," which is a type of Deferred Arrangement Payment Plan. Under the One-Third of Total Bill Payment Plan, the delinquent customer pays one-third of his/her total bill. PIP and the One-Third of Total Bill Payment Plan are only required to be offered during the period from November 1 through April 15 of each year.

DESCRIPTION OF UNBILLED REVENUES

         Unbilled revenues represent the estimated billing values of completed service provided by the Originators from the last meter reading until the end of each Originator's accounting period.

         Unbilled revenues are recorded on the Originators' respective income statements as the change in the unbilled revenue receivable from the previous month's end to the current month's end. The change in unbilled revenues is calculated by taking the total retail output in KWh for the entire calendar month (which includes power generated and power purchased) and subtracting from it the sum of (i) total billed KWh retail sales for the month, (ii) the Originators' total power usage for the month, and (iii) total line losses. The result is the net change in unbilled KWh. A separate calculation is performed which subtracts from the total billed revenues to retail customers the billed revenues due to large industrial customers whose meters are read at the end of the month. The result yields a revenue subtotal. Similarly, the billed KWh related to those same industrial customers is subtracted from the total billed KWh to retail customers. The results yield a KWh subtotal. The revenue subtotal is divided by the KWh subtotal and the results yield a rate per KWh. This rate is then multiplied by the net unbilled KWh to yield net unbilled revenue. It is this net unbilled revenue which is recorded in each Originator's monthly income statement. A similar rate per KWh will be used to calculate the daily dollar amount of Unbilled Receivables transferred to the Trust on any given day during the next monthly period.

HISTORICAL RECEIVABLES POOL BALANCE

         On December 31, 1995, the aggregate balance of Billed Receivables of the Originators amounted to approximately $189 million. After (i) including Unbilled Receivables, (ii) deducting Receivables from PIP customers, Receivables from ineligible Obligors, and Deferred Arrangement Payment Plan receivable balances, and (iii) adjusting for credit or debit balances under the Budget/Balanced Billing Payment Plan, the adjusted receivables pool balance amounted to approximately $269 million. From the period January 1993 through December 31, 1995, the net receivables pool balance ranged from a low of $212 million in May 1995 to a high of $309 million in August 1995. The table below shows the combined Net Receivables Pool Balances of the Originators for the months and years listed. There can be no assurance that the Net Receivables Balance in the future will be similar to the historical numbers set forth below.

                    HISTORICAL NET RECEIVABLES POOL BALANCE
                            FOR CEI AND TE COMBINED
                             (DOLLARS IN THOUSANDS)

        Month                     1993                  1994                  1995

        January                 $248,247              $260,110              $237,153
        February                 242,654               254,551               234,775
        March                    223,492               233,248               222,536
        April                    212,460               227,564               222,475
        May                      220,306               212,895               212,156
        June                     232,081               242,341               245,663
        July                     275,008               280,124               287,062
        August                   282,148               262,181               309,947
        September                256,594               242,016               277,738
        October                  234,454               216,510               232,249
        November                 226,669               215,403               237,125
        December                 237,309               229,716               269,507


CREDIT POLICY AND PROCEDURES

         In general, the credit policies and procedures of the Originators are not expected to change from those in place prior to the Closing Date. Moreover, the Pooling Agreement and the Receivables Purchase Agreement each restrict the ability of the Servicers to effect changes in the Credit and Collection Policy. See "Risk Factors -- Ability of a Servicer to Change Payment Terms"; "Description of the Pooling Agreement -- Collection and Other Servicing Procedures"; and "Description of the Receivables Purchase Agreement
- -- Certain Originator Covenants."

         CEI's Credit Department, located in Cleveland, Ohio, is responsible for credit approval, monitoring and collection of receivables for CEI. TE's Credit Department, located in Toledo, Ohio, is responsible for credit approval, monitoring and collection of receivables for TE. Credit policy requires that each new customer be appropriately reviewed to justify credit extension. Each customer is assigned to one of two credit managers who have responsibility over credit functions and will set up, administer or develop credit policies and procedures that comply with Ohio law.

         CREDIT MONITORING AND CREDIT LIMITS. Credit managers monitor customer accounts on a computerized credit system as well as through management reports which periodically provide information with respect to overdue accounts and the expiration of credit guidelines. Accounts that are over their credit limit are handled on a case-by-case basis, depending on the size of the overage, past payment history and the nature of the Originator's relationship with the customer.

Additionally, each credit manager periodically analyzes customer payment patterns to identify any payment deterioration trends for specific accounts that may then be subject to reduced credit limits.

         Credit File Maintenance and Review. Credit files are established, maintained and updated for each customer every month. Depending upon credit quality, some credit files are reviewed, analyzed and updated more frequently.

         Payment Terms. Standard payment terms for the Originators' receivables are currently 15 days after the date the bill is generated for residential, commercial and industrial accounts.

COLLECTION AND CASH MANAGEMENT

         The Originators' residential, commercial, and industrial customers submit their payments through a variety of channels: mail, lockbox bank accounts, wire transfers, depository agents, collection centers and field collectors. All funds are deposited into general accounts in the name of CEI/TE the day they are received and/or processed.


        Under the proposed transactions, each mail payment will be directed to the appropriate Transferor Collection Account for the remittance of payments on the Receivables to the Originators. The Originators will cause all other Collections to be segregated from their other funds and, in the case of Collections remitted directly to the Originators by the applicable Obligors, deposited by them into designated Transferor Collection Accounts on a daily basis. Each bank with which a Transferor Collection Account is maintained will then wire the funds to the Concentration Account on a daily basis. Payments may also be remitted to third-party collection agents who will be instructed to deposit such payments into a Servicer Collection Account. Each bank with which a Servicer Collection Acount is held will, from time to time, send the funds to the Transferor Collection Account as instructed by the applicable Servicer, but in no event shall any Servicer permit the aggregate amount of Collections on deposit at any such bank at one time to exceed $100,000. See "Description of the Series 1996-1 Certificates -- Collection Accounts" and the "Concentration Account."

         A report that identifies all daily deposits into the Concentration Account will be used to verify that all transfers are received and recorded for the proper amount. Servicer staff will take the necessary steps to ensure that all post-office box and lockbox receipts are applied to a customer's account.

         DELINQUENCIES AND COLLECTION POLICIES. A Receivable is considered past due and delinquent after it remains unpaid for one day beyond the due date. A late payment charge of 1.5% per month on the balance that has not been paid by the customer by the next billing date is added. As permitted by the PUCO, the Originators assess a late payment charge against residential customers only when there is more than one late payment in a 12-month period. PIP customers are not assessed any late payment charges.

         When a Receivable becomes delinquent, the Originator mails a reminder notice along with the next month's bill. If the balance remains unpaid at the time the following month's bill is prepared, the Originators usually commence a collection action and mail a disconnection notice with such bill.

         If the customer has not paid the bill that includes the disconnection notice by that bill's due date, the Originator initiates telephone contact or hand delivers a notice inquiring about the payment and notifying the customer that payment must be made to prevent a disconnection of service. Customers on an extended payment plan and PIP customers who do not make their scheduled payments receive a disconnection notice with the first bill after the missed payment and must pay the defaulted amount to avoid follow-up collection action.

         Daily collection activities as they relate to these delinquent accounts are handled by collections correspondents. Typically, a collection correspondent contacts each delinquent account to discuss an overdue invoice. Payment promises are tracked on a computer to allow immediate follow-up in the event that a payment is not received within a reasonable period of time (typically less than five days) after they are expected to be received. The collection correspondent continues to contact each delinquent account at least once every fourteen days. If an account requires further action, credit managers become involved.


         CHARGE-OFF POLICIES. All accounts are charged off 100 days after the final bill date. The final bill is defined as the bill presented to the customer on the date service is ended or terminated. In most cases, since the date of disconnection is the 82nd day from the bill's mailing date, the account is charged off on the 182nd day from the unpaid bill's original mailing date. Charge-offs, however, may be made sooner depending on certain circumstances, which include notice of customer bankruptcy or other extenuating circumstances. Additionally, if the CEI/TE manager of credit services determines that a payment arrangement is achievable, he may postpone the timing of the account charge-off based on the results.

LOSS AND AGING EXPERIENCE

         LOSS EXPERIENCE. The following table sets forth the loss experience with respect to payments by Obligors for each of the periods shown. Although substantially all of the Originators' receivables will be transferred to the Trust, there can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to such portfolio.

                       LOSS EXPERIENCE FOR THE PORTFOLIO
                            FOR CEI AND TE COMBINED
                             (DOLLARS IN THOUSANDS)



                                                             Year Ended December 31,
                                                    1995               1994              1993
                                                    ----               ----              ----

Average Receivables Outstanding(1)                $249,032           $239,722          $240,952
Average Monthly  Net Write-Offs(2)                    $405               $426              $530
Average Monthly  Net Write-Offs as a Percentage
  of Average Receivables Outstanding                  0.16%              0.18%             0.22%


(1) Defined as (i) the sum of aggregate Receivables outstanding at the end of each month of the stated period less PIP divided by (ii) the respective number of months in each period.
(2) Defined as (i) the sum of the write-offs for each month of the stated period divided by (ii) the respective number of months for each period.



         AGING EXPERIENCE. The following table sets forth aging experience for the portfolio of receivables owned by the Originators at each of the dates shown. Although substantially all of the Originators' receivables will be transferred to the Trust, there can be no assurance that the aging experience for the Receivables in the future will be similar to the historical experience set forth below with respect to such portfolio. The Originators measure portfolio aging experience as the number of days a receivable is outstanding after the due date.

                       AGING EXPERIENCE FOR THE PORTFOLIO
                            FOR CEI AND TE COMBINED
                             (DOLLARS IN THOUSANDS)


                                                          December 31,
                                           1995              1994               1994
                                           ----              ----               ----

Unbilled Revenues                        $100,344          $ 93,344          $ 96,944
0-29 days past invoice date               140,578           113,271           114,688
30-59 days past invoice date               16,563            15,173            14,244
60-89 days past invoice date                4,964             4,218             4,712
90+ past invoice date                       7,058             3,710             6,721
                                         --------          --------          --------
Total                                    $269,507          $229,716          $237,309


                                                          December 31,
                                           1995              1994               1994
                                           ----              ----               ----

Unbilled Revenues                        37.23%            40.63%            40.85%
0-29 days past invoice date              52.16%            49.31%            48.33%
30-59 days past invoice date              6.15%             6.60%             6.00%
60-89 days past invoice date              1.84%             1.84%             1.99%
90+ past invoice date                     2.62%             1.62%             2.83%
                                        ------            ------            ------
Total                                   100.00%           100.00%           100.00%



                                USE OF PROCEEDS

        The net proceeds from the sale of the Series 1996-1 Certificates will be paid to the Transferor, and the Transferor will use such proceeds to purchase the Receivables from the Originators. The Originators will use the proceeds from such purchases for general corporate purposes.



                                 THE TRANSFEROR

        The Transferor, a wholly-owned subsidiary of CEI, was incorporated in the State of Delaware on August 30, 1995. The Transferor was organized for the limited purpose of purchasing, holding, owning and transferring Receivables of the Originators and any activities incidental to and necessary, convenient or advisable for the accomplishment of such purposes, and has no (and is not expected to acquire any) material assets other than such Receivables. The Transferor's executive offices are located at Suite 350, 1013 Centre Road, Wilmington, Delaware 19805 (telephone number (302) 998-0592).

        The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that a voluntary or involuntary petition for relief by CEI and/or TE, under Title 11 of the United States Code (the "BANKRUPTCY CODE") or similar applicable state laws, will not result in consolidation of the assets and liabilities of the Transferor with those of the bankrupt Originator. Such steps included the creation of the Transferor as a separate, limited-purpose corporation pursuant to a certificate of incorporation that contains certain limitations (including limitations on the corporate purposes and on the Transferor's ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors, including its independent directors). No assurance can be given, however, that a consolidation will not occur. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy."



                         ORIGINATORS/INITIAL SERVICERS

GENERAL

        Each of CEI and TE are wholly-owned subsidiaries of Centerior Energy, a public utility holding company incorporated under the laws of the State of Ohio for the purpose of enabling CEI and Toledo Edison to affiliate in April 1986. Nearly all of the consolidated operating revenues of the Originators are derived from the sale of electric energy.

        CEI, which was incorporated under the laws of the State of Ohio in 1892, is a public utility engaged in the generation, purchase, transmission, distribution and sale of electric energy in an area of approximately 1,700 square miles in northeastern Ohio, including the City of Cleveland. CEI also provides electric energy at wholesale to other electric utility companies and to two municipal electric systems in its service area. CEI serves approximately 749,000 customers and derives approximately 77% of its total electric retail revenue from customers outside the City of Cleveland. Principal industries served by CEI include those producing steel and other primary metals, automotive and other transportation equipment, chemicals, electrical and non-electrical machinery, fabricated metal products, and rubber and plastic products.

        TE, which was incorporated under the laws of the State of Ohio in 1901, is a public utility engaged in the generation, purchase, transmission, distribution and sale of electric energy in an area of approximately 2,500 square miles in northwestern Ohio, including the City of Toledo. Of 16 municipally owned electric distribution systems located within TE's service territory, three are supplied by other electric systems. TE provides a portion of the power purchased by the other 13 municipalities at wholesale rates through a contract with American Municipal Power-Ohio, Inc. ("AMP-Ohio"), a non-profit wholesale power provider, which contract expires in 2009. Rates under this agreement are permitted to increase annually to compensate for increased costs of operation. Less than 3% of TE's total electric operating revenues in 1995 were derived from sales under the AMP-Ohio contract. Of six rural electric cooperatives located within TE's service territory, five are supplied with power transmitted in some cases over TE's facilities, by Buckeye Power, Inc. (an affiliate of a number of Ohio rural electric cooperatives) and the sixth is supplied by TE. TE serves approximately 291,000 customers and derives approximately 54% of its total electric retail revenue from customers outside of the City of Toledo. Principal industries served by TE include metal casting, forming and fabricating, petroleum refining, automotive equipment and assembly, food processing and glass.

        Each of CEI and TE will act as Servicers and, initially, CEI will act as master servicer ("Master Servicer"), performing the following functions for the benefit of the Investors until a successor Servicer is appointed: (a) preparation and delivery of the Daily Reports and Determination Date Certificates; (b) instructions to the Trustee with respect to investment of funds in the Trust Accounts; and (c) performance of any other functions delegated to it in the Pooling Agreement. Each Servicer will be permitted to engage sub-servicers to perform certain of their functions.

MERGER OF TE INTO CEI

        In March 1994, Centerior Energy announced plans to merge TE into CEI. Since CEI and TE affiliated in 1986, efforts have been made to consolidate operations and administration as much as possible to achieve maximum cost savings. The merger of the two companies will complete this consolidation process. Necessary approvals have been obtained from the preferred stock share owners of CEI and TE and from all applicable regulatory authorities other than the FERC, which is still considering the application. The FERC has deferred action on the merger application until the merits of the Originators' proposed open access transmission tariffs are addressed in hearings. The surviving company will operate under the name of Centerior Electric Company; however, the origination, billing, servicing and collection of the Receivables is not expected to change in any significant respect as a result of the merger.


COMPETITION

        General. As previously discussed, the Originators' most pressing competition comes from municipal electric systems in their respective service areas. See "Risk Factors - Competitive Conditions."

        CEI. The largest municipal system in CEI's service area, Cleveland Public Power ("CPP"), is operated by the City of Cleveland in competition with CEI. CPP is primarily an electric distribution system which currently supplies electric power in approximately 60% of the City's geographical area (expected to increase to 100% by the end of 1999) and to approximately 31% (about 68,000) of the electric consumers in the City -- equal to about 9% of all customers served by CEI. CEI makes power available to CPP on a wholesale basis, subject to FERC regulation. In 1995, CEI provided a negligible amount of CPP's energy requirements. CPP's power is purchased from other sources and wheeled over CEI's transmission system.


        CPP's kilowatt-hour sales and revenues are equal to about 5% of CEI's kilowatt-hour sales and revenues. Much of the area served by CPP overlaps CEI's service area. CPP is constructing new transmission and distribution facilities extending into eastern portions of Cleveland and plans to expand to western portions of Cleveland, both of which are now served exclusively by CEI. CPP's expansion has resulted in a reduction in CEI's annual net income by about $4,000,000 in 1993, $7,000,000 in 1994 and $8,000,000 in 1995. Their progress has slowed significantly during 1995 because of the discovery of a large number of safety violations in the CPP system resulting in substantial cost overruns. CEI estimates that its net income will continue to be reduced by an additional $4,000,000 to $5,000,000 each year in the 1996 through 2000 period because of CPP's expansion.

        Despite CPP's expansion efforts, CEI has been successful in retaining most of the large industrial and commercial customers in the expansion areas by providing economic incentives in exchange for sole-supplier contracts. CEI has similar contracts with customers in other parts of its service area. Approximately 91% of CEI's industrial revenues under contract will not be up for renewal until 1997 or later. As these contracts expire, CEI expects to renegotiate them and retain the customers. In addition, an increasing number of CPP customers are converting back to CEI's service. However, competition for such customers will continue. In March 1995, one of CEI's largest commercial customers, Medical Center Co. ("Medco"), signed a five-year contract with CPP for electric service to be provided by another utility beginning in September 1996. The loss of this customer to CPP would reduce CEI's net income by about $6,000,000 based on 1995 sales. CEI filed complaints against Medco and the utility which will provide the electricty to Medco with both the PUCO and the FERC. The PUCO dismissed the complaint and CEI has appealed the PUCO's decision to the Ohio Supreme Court. In both CEI's appeal to the Ohio Supreme Court and petition to the FERC, it is CEI's position that the purchase of power from CPP by this customer is in reality a direct purchase from another utility in violation of Ohio's certified territory statute. CEI will continue to pursue all legal and regulatory remedies to this situation.

        TE. In October, 1989, the City of Toledo established an Electric Franchise Review Committee to (i) study TE's franchise agreement with the City to determine whether alternate energy sources may be utilized and (ii) investigate the feasibility of establishing a municipal electric system within the City of Toledo. In November, 1993, the City approved a non-exclusive franchise with TE which runs through the end of 1988. In October 1995, the Toledo City Council responded to a petition drive by appropriating funds to complete the Electrical Franchise Committee's study on whether to create a municipal electric utility in the City of Toledo. This study is expected to be completed in 1996.


        On January 3, 1995, the City of Clyde, which operates its own municipal electric system, passed ordinances to force TE to remove most of its equipment from within the City's borders and to prevent any residential and commercial customers within the City from obtaining service from TE. The City subsequently asked the PUCO to authorize the removal of TE's equipment under the Miller Act. The Miller Act is an Ohio statute which provides that a municipality cannot force a utility to vacate a city without demonstrating that such action is in the public interest and obtaining the approval of the PUCO. TE has challenged the City of Clyde's Miller Act proceeding before the PUCO.
TE also filed an action in the Court of Appeals for Sandusky County, Ohio to challenge the City's ordinance prohibiting new customers from using TE's service. On June 23, 1995, the Court denied that action. TE has appealed this decision to the

Ohio Supreme Court. TE currently serves approximately 390 customers within the City of Clyde.

        On October 17, 1995, Chase Brass & Copper Co., Inc. ("CHASE BRASS") terminated its service with TE and began to receive its electric service from a consortium of four municipal electric systems and AMP-Ohio. Service is being provided over a transmission line owned by AMP-Ohio. Although the Ohio Constitution allows municipal electric systems to sell and deliver limited amounts of power outside their municipal boundaries, TE has filed two lawsuits in Williams County (Ohio) Common Pleas Court against the four municipalities and AMP-Ohio contending, in part, that this arrangement violates the legal limits of such sales and that AMP-Ohio's system design for this transaction raises certain safety issues. North Western Electric Cooperative, whose certified territory is crossed by AMP-Ohio's transmission line, has also filed suit to challenge this transaction. Chase Brass provided annual net income of about $1,600,000 in 1994. TE will continue to pursue all legal and regulatory remedies to this situation.

        In addition, Chase Brass and other surrounding businesses and residences in Jefferson Township continue to seek incorporation as a municipality to be named the Village of Holiday City. If the incorporation is permitted, the municipality would be able to bargain with other utilities for electric power. The other businesses in the proposed municipality terminated their service with TE earlier and are receiving electric service from the Village of Montpelier, one of the consortium now supplying Chase Brass.

        However, like CEI, TE has been successful in retaining most of its large industrial and commercial customers by providing economic incentives in exchange for sole-supplier contracts. More than 80% of TE's industrial revenues under contract will not be up for renewal until 1997 or later. As these contracts expire, TE expects to renegotiate them and retain the customers. There can be no assurance, however, that retention of these customers will in fact be achieved.


REGULATION

        GENERAL. Federal regulatory bodies with significant authority over the activities of the Originators include: (a) the FERC, which has jurisdiction over, among other things, the transmission and sale of power at wholesale in interstate commerce, interconnections among utilities and accounting matters; and (b) the Nuclear Regulatory Commission, which exercises broad powers over the construction and operation of nuclear reactors, including issues of health and safety, antitrust and the environment.

        State regulatory bodies with significant authority over the activities of the Originators include: (x) the PUCO, which regulates, among other things, rates, service, accounting and issuance of securities; (y) the Ohio Power Siting Board, which exercises jurisdiction, except to the extent pre-empted by federal law, over the location of electric generating units with a capacity of 50,000 kilowatts or more and transmission lines with a rating of at least 125kV and certain environmental matters related thereto; and (z) the Pennsylvania Public Utility Commission, which oversees certain of the Originators' activities with respect to their generating facilities in Pennsylvania. In Ohio, municipalities are permitted to regulate rates (subject to appeal to the PUCO if not acceptable to the utility) and have jurisdiction over certain zoning and planning matters. See "Risk Factors - Rate Matters."


        ENVIRONMENTAL MATTERS. The Originators are also subject to federal and state environmental regulation, primarily with respect to air quality, water quality and waste disposal matters. Federal environmental laws affecting the Originators include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act. The requirements of these statutes and related state and local laws are subject to change due to the promulgation of new or revised laws and regulations and the results of judicial or agency proceedings. Compliance with such laws may require the Originators to modify, supplement, abandon or replace existing facilities and may delay or impede construction or operation of facilities, potentially at substantial costs. The Originators believe that the impact of such costs would eventually be reflected in their respective rate schedules. The Originators believe that they are currently in compliance in all material respects with all applicable environmental laws and regulations or, to the extent that one or both of the Originators may dispute the applicability or interpretation of a particular environmental law or regulation, the affected Originator has either filed an appeal or applied for permits, revisions to requirements, variances or extensions of deadlines.


                                   THE TRUST

        The Trust, as a master trust, may issue Series of Investor Certificates from time to time. The Trust will exist only for the transactions described herein, including the receipt of the Trust Assets and holding such Trust Assets and proceeds therefrom, the issuance of the Investor

Certificates, and making payments on such Investor Certificates and related activities. See "Description of the Series 1996-1 Certificates -- New Issuances; Other Modifications." As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust will be administered in accordance with the laws of the State of New York.

        The Trust Assets with respect to any Series will consist of an ownership interest in (a) a portfolio of Receivables generated from time to time by the Originators and purchased by the Transferor pursuant to the Receivables Purchase Agreement, all collateral security with respect thereto, all collections and amounts received with respect thereto and all proceeds thereof, (b) all the Transferor's rights under the Receivables Purchase Agreement, (c) all monies on deposit in certain accounts of the Trust and (d) all funds collected or to be collected from any Enhancement issued with respect to such Series (the drawing on or payment of any Enhancement for the benefit of such Series or Class of Investor Certificates as set forth in the related Supplement will not be available to the Investors of any other Series or Class). The Transferor will acquire from the Originators all Receivables existing on ______________________, 1996 (the "CUT-OFF DATE") and the right to acquire substantially all Receivables thereafter generated by the Originators and will transfer its interest in all such Receivables to the Trust. The Trust Assets are expected to change over the life of the Trust as new Receivables become subject to the Trust and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted.


                               DESCRIPTION OF THE
                           SERIES 1996-1 CERTIFICATES

GENERAL

        The Series 1996-1 Certificates will be issued pursuant to the Pooling Agreement and a Supplement thereto relating to such Investor Certificates, among the Transferor, as transferor of the Receivables, CEI and TE, each as a Servicer, and Citibank, N.A., as Trustee, each substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Pooling Agreement, the Transferor may enter into Supplements with the Trustee from time to time in order to issue additional Series. See "Description of the Series 1996-1 Certificates -- New Issuances; Other Modifications." The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Supplements, to Investors upon written request. The following summary describes certain terms of the Series 1996-1 Certificates and is qualified in its entirety by reference to the Pooling Agreement and the Supplement therefor.

        The Series 1996-1 Certificates will evidence undivided beneficial interests in the Trust Assets, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest on such Investor Certificates and the payment of the Invested Amount of the Series 1996-1 Certificates. The Series

1996-1 Certificates will represent a ratable interest in the Aggregate Investors' Interest (the "Series 1996-1 Investors' Interest") determined based on the Invested Amount of the Series 1996-1 Certificates compared to the Aggregate Invested Amount. The fraction that determines the Investors' Interest (the "Floating Allocation Percentage") has, as the numerator, the sum of (a) the Net Invested Amount plus (b) the Carrying Cost Reserve and, as the denominator, the Net Receivables Balance minus the Required Reserves. Such fraction adjusts daily during the Revolving Period to reflect changes in the Base Amount (resulting from the acquisition by the Trust of new Receivables, receipt of Collections and defaults and dilutions) and changes in the Carrying Cost Reserve. Upon commencement of the Amortization Period, the Floating Allocation Percentage will be fixed to equal the Floating Allocation Percentage as of the first day of such Amortization Period and will not fluctuate thereafter.


INTEREST

        Interest will accrue on the unpaid Invested Amount (after giving effect to distributions of principal, if any, on the preceding Distribution Date but not reduced by the amount of Cure Funds held in the Reserve Account at such time) of the Series 1996-1 Certificates at the Series 1996-1 Certificate Rate, equal to ___% per annum and, except as otherwise provided herein, will be distributed to the Series 1996-1 Investors on each Distribution Date. Interest due with respect to the Series 1996-1 Certificates on any Distribution Date will accrue from and including the preceding applicable Distribution Date or, in the case of the first Distribution Date, from and including the Closing Date, to but excluding such Distribution Date (each such period, an "Interest Period"), and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest with respect to the Series 1996-1 Certificates due but not paid on any Distribution Date will be due on the next succeeding Distribution Date with additional interest on such amount at the Series 1996-1 Certificate Rate to the extent permitted by law.

PRINCIPAL

        The Series 1996-1 Certificates will have a Revolving Period which begins on the Closing Date and ends on the close of business on the earlier of
(a) [February 15,] 2001 (the "Scheduled Amortization Date") or (b) the date of occurrence of any Early Amortization Event. Collections will be allocated to the following: the Carrying Cost Amount, the Invested Amount, the Defeasance Account, and the Transferor Interest. During the Revolving Period, the portion of the Collections not allocated to the Carrying Cost Amount will be used by Transferor to purchase new Receivables. Therefore, during the Revolving Period, Series 1996-1 Investors will not receive any principal payments. Instead, on each Business Day, all Collections and other funds received in the Concentration Account allocable to the Series 1996-1 Investors' Interest and not allocable to the Carrying Cost Amount will generally be (a) invested by the Transferor in newly originated Receivables as long as no Set-Aside Period has commenced and is continuing or (b) deposited by the Transferor in the Reserve Account during any Set-Aside Period.

        During the Amortization Period, none of the Collections will be used by Transferor to purchase new Receivables. After Collections are distributed for the payment of Carrying Costs, the Series 1996-1 Investors will receive principal payments monthly on each Distribution Date in amounts equal to the Principal Distribution Amount (as defined below). Such payments shall be made
(a) first, to reduce the Invested Amount of Series 1996-1 Certificates and any other Investor Certificates constituting a Senior Class ratably based on the respective Ratable Principal Amounts of such Investor Certificates until such Invested Amounts have been reduced to zero and (b) thereafter, to reduce the Invested Amount of any Investor Certificates constituting a Subordinate Class ratably based on the Ratable Principal Amounts of such Investor Certificates until such Invested Amounts have been reduced to zero. During the Amortization Period, the Transferor will have no right to receive any portion of the Collections in respect of the Deferred Payment Right until all of the principal and interest due on the Investor Certificates are paid in full. The Transferor will, however, be entitled to receive Collections allocated to the Transferor Revolving Certificate.

        The "PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date occurring after the Interest Period in which the Amortization Period commences will equal the product of (a) the Floating Allocation Percentage of Collections in the Concentration Account remaining after application thereof as provided in CLAUSE FIRST of the priority of allocations described below under "-- Daily Allocations of Collections -- During Amortization Period" and (b) a fraction, the numerator of which is the Ratable Principal Amount of the Series 1996-1 Certificates as of the Amortization Date and the denominator of which is the sum of the Ratable Principal Amounts of all outstanding Senior Classes of Investor Certificates as of the Amortization Date (such fraction, expressed as a percentage, the "PRINCIPAL ALLOCATION PERCENTAGE").

        It is expected that the final principal payment with respect to the Series 1996-1 Certificates will be made on the Expected Final Payment Date, but the principal of such Investor Certificates may be paid earlier or later, depending on the actual payment rate on the Receivables and other considerations, as described under "Maturity Considerations."


        In the event of a sale of the Receivables and an early termination of the Trust due to an Insolvency Event with respect to the Transferor, (as described under "-- Early Amortization Events" or "Description of the Pooling Agreement -- Termination of the Trust"), distribution of principal will be made to the Series 1996-1 Investors only upon surrender of their Investor Certificates.

SUBORDINATION

        The Deferred Payment Right will be subordinate in right of distribution to all Series of Investor Certificates and the Transferor Revolving
Certificate. The Transferor Revolving Certificate will be PARI PASSU in right of distribution to all Series of Investor Certificates. The Certificates of any Subordinated Class will be subordinate in right of distribution to all Senior Classes.

        The Deferred Payment Right will not receive distributions during the Revolving Period and will only receive distributions during the Amortization Period after the Investor Certificates have been paid in full. The Transferor Revolving Certificate will be entitled to periodic distributions during the Revolving Period and the Amortization Period, but only to the extent that all distributions due and payable as of such date to the Series 1996-1 Certificates, if any, have been made. Distributions in respect of Investor Certificates of the same Class or Investor Certificates of different Classes equal in priority will be made pro rata.

DISTRIBUTIONS TO SERIES 1996-1 INVESTORS

        On each Distribution Date, the Trustee, acting upon instructions from a Servicer, will make the following distributions to the Series 1996-1 Investors in the following order of priority from amounts available for allocation thereto as described in "Daily Allocation of Collections":

        (i) to the Series 1996-1 Investors, the sum of (a) interest accrued on the Series 1996-1 Certificates during the immediately preceding Interest Period and (b) the aggregate amount of shortfalls in distributions of interest to the Series 1996-1 Investors as provided in clause (i)(a) for all prior Distribution Dates, together with interest thereon at the applicable Series 1996-1 Certificate Rate in effect for each Interest Period during which such shortfall was outstanding; and

        (ii) to the Series 1996-1 Certificate Investors, in reduction of the outstanding principal amount of the Series 1996-1 Certificates, (a) on the Expected Final Payment Date, an amount equal to the lesser of the funds on deposit in the Defeasance Account for the Series 1996-1 Investors or the outstanding principal amount of the Series 1996-1

                 Certificates and (b) on each Distribution Date occurring after the Expected Final Payment Date and, if the Amortization
                 Period commences as a result of an Early Amortization Event, on each Distribution Date after the Amortization Date
                 (starting with the Distribution Date at least 30 days after the Amortization Period commences), an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the outstanding principal amount of the Series 1996-1 Certificates, until the outstanding principal amount of the Series 1996-1 Certificates has been reduced to zero.

NEW ISSUANCES; OTHER MODIFICATIONS

        The Pooling Agreement provides that, pursuant to any one or more Supplements, the Transferor may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance or sale, a "NEW ISSUANCE"). Each New Issuance will have the effect of decreasing the principal amount of the Transferor Revolving Certificate to the extent of the Invested Amount of such new Series. Under the Pooling Agreement, the Transferor may designate, with respect to any newly issued Series, the Principal Terms of such new Series. The terms of each Series Supplement may, subject to certain conditions described below, modify or amend the terms of the Pooling Agreement solely as applied to such new Series. None of the Transferor, the Originators, the Trustee or the Trust is required or intends to obtain the consent of any Investor to issue any additional Series. The proceeds of the issuance of a new Series may not be used to prepay, in full or in part, the outstanding principal balance of the Series 1996-1 Certificates, but they may be used to pay the outstanding principal balance of the Series 1996-1 Certificates at maturity and to prepay the outstanding principal balance of any other Series. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.


        Each Series may have the benefits of Enhancements issued by Enhancement Providers different from the Enhancement Providers with respect to any other Series. Under the Pooling Agreement, the Trustee will hold any such Enhancement only on behalf of the Series to which such Enhancement relates. With respect to each such Enhancement, the Transferor may deliver a different form of Enhancement Agreement (if any). There is no limit to the number of New Issuances that the Transferor may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by an Investor.


        A New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to issue the Investor Certificates of such new Series, and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) the Transferor will have given the Trustee and each Servicer, Rating Agency (if any rated Investor Certificates are outstanding) and Enhancement Provider written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Transferor will have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee; (c) the Transferor will have delivered to the Trustee any related Enhancement Agreement; (d) the Rating Agency Condition will have been satisfied with respect to such issuance; (e) the Transferor will have delivered to the Trustee and each Enhancement Provider an opinion of counsel (a "TAX OPINION") that (x) following the New Issuance, the Trust will not be subject to federal income tax, (y) the new Investor Certificates will be properly characterized as debt of Transferor (or as a partnership interest) and (z) the New Issuance will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt; (f) the Transferor will have delivered to the Trustee and any Enhancement Provider, an opinion of counsel that (i) the certificates issued in the New Issuance have been, or need not be, registered under the Securities Act and will not require that any of the Investor Certificates not registered under the Securities Act be so registered; (ii) the New Issuance will not result in the Trust becoming subject to registration as an investment company under the Investment Company Act of 1940, as amended from time to time (the "INVESTMENT COMPANY ACT"), and (iii) the New Issuance will not require the Pooling Agreement or the Supplement relating to the New Issuance to be qualified under the Trust Indenture Act of 1939, as amended; (g) the Transferor will have delivered to the Trustee a certificate to the effect that no Early Amortization Event has occurred and is continuing; (h) the Transferor will have delivered to the Trustee a certificate to the effect that each of the conditions set forth in the Pooling Agreement for the New Issuance of Investor Certificates and the execution and delivery of the related Supplement has been satisfied; (i) the New Issuance will not cause the Floating Allocation Percentage to exceed 100%; (j) if the New Issuance is in exchange for any outstanding Investor Certificates, that Transferor has delivered to the Trustee the Investor Certificates to be canceled by Trustee; (k) if the related Supplement allocates to any Investor Certificate a Ratable Principal Amount greater than its Invested Amount, the Servicers will have delivered to the Trustee a Certificate that such allocation will not dilute the benefit of the Required Reserves to which any pre-existing Certificates were entitled, and (l) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee will execute the Supplement and, with respect to a New Issuance of a Series, issue to the Transferor the Investor Certificates of such new Series for execution and redelivery to the Trustee for authentication.


        One or more Series of Variable Funding Certificates may be issued by the Trust from time to time. The Transferor may, in accordance with the terms of the Supplement pursuant to which such Variable Funding Certificates are issued, periodically request the holder of each such Variable Funding Certificate to provide funds to the Trustee in order to increase the then outstanding principal amount of such Variable Funding Certificate, subject to the Stated Amount and certain requirements regarding the sufficiency of the level of Net Eligible Receivables in the Trust. The principal balance of Variable Funding Certificates may be reduced and distributions in reduction thereof made prior to commencement of the Amortization Period.


COLLECTION ACCOUNTS

         On or prior to the Closing Date, the Originators will (i) assign to the Transferor all of their rights in respect of any designated post-office boxes or lockboxes of the Originators to which any payments in respect of Receivables ("COLLECTIONS") will be sent and deposited, (ii) assign to the Transferor all of their rights with respect to any related deposit accounts that will be utilized for receiving the Collections (each such account, a "TRANSFEROR COLLECTION ACCOUNT"), and (iii) assign to the Transferor all of their rights with respect to any Servicer Collection Account. Each Servicer and each Originator will, consistent with their current practices, continue to receive all Collections not deposited directly into the Servicer Collection Accounts by the Obligors or third-party agents, and will, on each Business Day, deposit all such other Collections into a Transferor Collection Account. The Originators will modify their current collection practices to ensure that the Servicer Collection Accounts and Transferor Collection Accounts are utilized solely for receiving Collections and other funds belonging to the Transferor, do not contain other funds of the Originators and will be held in the name of the Trustee. On each Business Day the Servicers will either apply the Collections received to the related Receivables balance on the Servicers' records or subtract the unapplied Collections from the Net Receivables Balance.

CONCENTRATION ACCOUNT

        The Trustee will establish and maintain for the benefit of the Investors, in the name of the Trustee and on behalf of the Trust, a segregated trust account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investors (the "Concentration Account"). The Concentration Account will be initially maintained with Citibank, N.A.

        Funds in the Concentration Account generally will be invested in eligible investments ("ELIGIBLE INVESTMENTS") consisting of book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence: (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency (having original maturities no later than the next Transfer Date); (b) demand deposits, time deposits or certificates of deposit (having original maturities no later than the next Transfer Date) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from S&P and Moody's; (c) commercial paper (having original maturities no later than the next Transfer Date) having, at the time of the

Trust's investment or contractual commitment to invest therein, the highest short-term rating from S&P and Moody's; (d) investments in money market funds, which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act, having a rating of AAA-m OR AAAM-G from S&P and Aaa from Moody's (including funds for which the Trustee or any of its Affiliates acts as an investment advisor or manager); (e) notes or bankers' acceptances (having original maturities no later than the next Transfer Date) issued by any depository institution or trust company described in clause (b) above; or (f) repurchase agreements entered into with a securities firm which is a primary dealer on the Federal Reserve reporting dealer list or a financial institution having the highest short-term debt or certificate of deposit rating (as the case may be) available from S&P or Moody's; provided that such repurchase agreements are secured by a perfected first priority security interest in an obligation of the type described in clause (a) above; and provided further that (y) the market value of the obligation with respect to which such firm or institution has a repurchase obligation, determined as of the date on which such obligation is originally purchased, shall equal or exceed 102% of the repurchase price to be paid by such firm or institution and (z) the Trustee or a custodian acting on its behalf shall have possession of the instruments or documents evidencing such obligations.

DEPOSITS IN CONCENTRATION ACCOUNT

         On each Business Day, each bank with which a Transferor Collection Account is maintained will be instructed to wire all Collections received to the Concentration Account. Each bank with which a Servicer Collection Account is held will, from time to time, be instructed by the applicable Servicer to send all Collections received to the Transferor Collection Account, but in no event shall any Servicer permit the aggregate amount of Collections on deposit at any such bank at any one time to exceed $100,000. Unless such authority is otherwise revoked by the Trustee from and after a Servicer Default, the Concentration Account will be accessible by the Master Servicer for the purposes of (i) paying to the Trustee the Collections and other funds allocated to the Investors' Interest and to the payment of interest, costs, fees and expenses owed to the Investors, (ii) paying to the Transferor any Collections or other funds allocated to the Transferor Interest (including amounts being reinvested by the Trust in newly originated Receivables during the Revolving Period) and (iii) during the Revolving Period, paying directly to the Originators any amounts owed by the Transferor under the Receivables Purchase Agreement for the purchase of newly originated Receivables. See "Description of the Series 1996-1 Certificates -- Daily Allocations of Collections."

CARRYING COST ACCOUNT

        On a daily basis until the termination of the Trust, a portion of the funds in the Concentration Account will be allocated prior to commencement of the Amortization Period to an administrative sub-account of the Concentration Account (the "CARRYING COST ACCOUNT") until such portion (the "CARRYING COST AMOUNT") is equal to the sum of (i) accrued but unpaid interest on the outstanding Aggregate Invested Amount at the applicable Certificate Rates, (ii) accrued and unpaid Servicing Fee and (iii) all Carrying Costs that will be due and owing on or before the 15th day of the next two calendar months or, if Collections no longer pass through the initial Servicers' processing departments prior to being deposited into the Trust Accounts, on or before the 15th day of the next calendar month (such interest and fees collectively, the "CARRYING COSTS"). Funds will be withdrawn from the Carrying Cost Account on each Distribution Date prior to the commencement of the Amortization Period to pay the applicable Carrying Costs and any other fees and expenses. On the first day of the Amortization Period, the Carrying Cost Account will be closed and thereafter funds that had been allocated thereto will be distributed in the same manner as other funds in the Concentration Account.

REQUIRED RESERVES

        Prior to the commencement of the Amortization Period, the Required Reserves for the Series 1996-1 Certificates will equal the Applicable Reserve Ratio for the Series 1996-1 Certificates. The "APPLICABLE RESERVE RATIO"
for the Series 1996-1 Certificates means, at any time, a percentage calculated by the Master Servicer in the most recent Determination Date Certificate to be the greater of (a) the Minimum Required Reserve Ratio and (b) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio (together, the "Required Reserve Ratios") as calculated in such Determination Date Certificate. The "Minimum Required Reserve Ratio" will be a percentage equal to the higher of
(i) 7.5% and (ii) the sum of (a) six times the concentration limit for Obligors which are either not rated by either of the Rating Agencies, by Duff & Phelps Credit Rating Co. or by Fitch Investors Service, L.P. or have ratings which are less than investment grade and (b) the product of the Average Dilution Ratio for the most recently ended Collection Period times the Dilution Horizon Ratio for
such Collection Period.   The Applicable Reserve Ratio may be increased on a
monthly basis due to increases in the Dilution Reserve Ratio and the Loss Reserve Ratio (as calculated on the most recent Determination Date Certificate) or due to increases in the Average Dilution Ratio as calculated for the most recent twelve-month period. Additional Required Reserves may be required for any other Series.

SET-ASIDE PERIOD; RESERVE ACCOUNT

        On each Business Day during the Revolving Period, the Transferor will compute whether the Net Receivables Balance MINUS the Aggregate Required Reserves MINUS the Carrying Cost Reserve (such amount, the "BASE AMOUNT") is equal to or greater than the Aggregate Invested Amount (computed as if reduced by the amount of Cure Funds held in the Reserve Account for each such Series and the amount of funds held in any Defeasance Account to reduce the Invested Amount of any Series) (such recomputed amount, the "NET INVESTED AMOUNT"). A "SET-ASIDE PERIOD" will commence on any Business Day on which the Base Amount is less than the Net Invested Amount and will continue until such insufficiency no longer exists; PROVIDED that, if such Set-Aside Period continues for five consecutive Business Days, then an Amortization Period shall commence for all Series on such fifth Business Day.

        During the Set-Aside Period, the Transferor shall, after making any necessary allocations to the Carrying Cost Amount, deposit all remaining Collections to the Reserve Account (all such funds so deposited from time to time by the Transferor being "CURE FUNDS") until the amount so deposited equals the amount by which the Aggregate Invested Amount exceeds the Base Amount. Notwithstanding the foregoing, the Transferor may not deposit any Cure Funds to the Reserve Account at any time if, as a result of such deposit, the aggregate amount of Cure Funds then on deposit in the Reserve Account would exceed either 30% of the Aggregate Invested Amount for 5 consecutive Business Days or 35% of the Aggregate Invested Amount at such time, unless the Transferor has obtained the prior written consent of the Majority Investors. The Reserve Account shall be established and maintained by, and be under the control of, and accessible only by the Servicers and by the Trustee for the benefit of the Trust. Amounts on deposit in the Reserve Account may be released to the Transferor as described under "Description of the Series 1996-1 Certificates -- Principal"; provided, however, that no amounts shall be released unless, after giving effect to such release, the Net Invested Amount would continue to be less than or equal to the Base Amount.


DAILY ALLOCATION OF COLLECTIONS

        Prior to Amortization Period. On each Business Day prior to the Amortization Date, the Servicers will allocate all collected funds then on deposit in the Concentration Account (other than funds mistakenly deposited therein) to the following items, in the following order of priority:

        FIRST, to the Carrying Cost Account maintained in the name of the Trustee for the payment of Carrying Costs until the amount on deposit therein equals the Carrying Cost Amount;

        SECOND, if a Set-Aside Period exists, to be set aside in the Reserve Account until the Net Invested Amount is less than or equal to the Base Amount;


        THIRD, if the Base Amount is greater than or equal to the Net Invested Amount, if requested by the Master Servicer and permitted by any Supplement (other than the Series 1996-1 Supplement), or if otherwise required by any Supplement, funds on deposit in the Reserve Account will be used to reduce the Invested Amount of any Investor Certificate other than the Series 1996-1 Certificates or to deposit in any Defeasance Account;

        FOURTH, to the extent requested by the Master Servicer and if permitted by the Supplement relating to any Investor Certificates other than the Series 1996-1 Certificates, or to the extent otherwise required under the Supplement relating to any Investor Certificates other than the Series 1996-1 Certificates, funds on deposit in the Concentration Account will be used to reduce the Invested Amount of any Investor Certificates other than the Series 1996-1 Certificates or to deposit in any Defeasance Account;

        FIFTH, funds on deposit in the Concentration Account to be deposited to the Trustee's own account, any Defeasance Account or any other Series Account for the payment of any fees, costs, expenses or other obligations owed to the Trustee and/or the Investors which are not payable from funds in the Carrying Cost Account;

        SIXTH, any remaining funds on deposit in the Concentration Account to be deposited into the Transferor's Account, or upon the Transferor's instruction directly to the Originators, for the purchase of new Receivables, the payment of ordinary costs and expenses of the Transferor and the payments of any other amounts specified or permitted under the Receivables Purchase Agreement or the Pooling Agreement.

        If, on any day prior to the Amortization Date, funds on deposit in the Concentration Account and available for allocation under any of clauses Third and Fourth above are less than the amount of the obligations described in such clauses, then the available Collections will be allocated by the Servicers to the holders of such obligations pro rata according to the respective amounts of such obligations held by them (as weighted in accordance with any adjustment factors used in determining their respective Ratable Principal Amounts). All other obligations in lower priority categories will remain unsatisfied until the obligations in the preceding category have been satisfied.

        Funds on deposit in the Carrying Cost Account will be distributed in the following order of priority: FIRST, to the Trustee for payment of the Trustee's Fee; SECOND, to the payment of the Servicing Fee to the extent owed to a Servicer which is not an Affiliate of the Originators or of Centerior Energy; THIRD, to the payment of accrued and unpaid interest on all Investor Certificates constituting a Senior Class; FOURTH; to the payment of accrued and unpaid interest on all Investor Certificates constituting a Subordinated Class; FIFTH, to the payment of any other costs, fees, expenses or other obligations included in the calculation of the Carrying Cost Amount and SIXTH, to the payment of the Servicing Fee to the extent owed to CEI, TE or any Affiliate of either of them. If, on any day prior to the Amortization Date, the funds available for distribution from the Carrying Cost Account under clauses FIRST through SIXTH above are less than the amount of costs, fees, expenses or other obligations to be paid pursuant to any such clause, then, such available funds will be allocated by the Master Servicer PRO RATA for distribution according to the respective amounts of the obligations held by such Persons. all other obligations in lower priority categories will remain unsatisfied until the obligations in the preceding category have been satisfied.


        DURING AMORTIZATION PERIOD. On the first day of the Amortization Period, the Floating Allocation Percentage will become fixed, each of the Concentration Account sub-accounts will be closed and all amounts on deposit therein together with all Collections deposited in the Concentration Account (other than funds mistakenly deposited therein) which are allocable to the Investors (i.e., the Floating Allocation Percentage of Collections) will be held in trust by the Trustee and applied on each Distribution Date during the Amortization Period, in the following order of priority:

        FIRST, to pay accrued Carrying Costs;

        SECOND, to be deposited in a Defeasance Account or otherwise distributed to reduce the Invested Amount of the Certificates;


        THIRD, to be used to pay unpaid fees, costs, expenses or other obligations to the Trustee or a Servicer.

        Amounts applied pursuant to clause SECOND above shall be distributed, first, to reduce the Invested Amount of any Investor Certificates constituting a Senior Class ratably based on the respective Ratable Principal Amounts of such Investor Certificates until their Invested Amounts have been reduced to zero and thereafter, to reduce the Invested Amounts of any Investor Certificates constituting a Subordinated Class ratably based on the respective Ratable Principal Amounts of such Investor Certificates until either (i) their Invested Amounts have been reduced to zero or (ii) that date which is at least one year and one day after the commencement of the Amortization Period and on which the outstanding balances of all Trust Receivables have been collected and/or written off.

        During the Amortization Period, the Transferor Interest in funds received in the Concentration Account shall, on each Business Day, after the payment of fees, costs and expenses (other than interest on the Investor Certificates and the Servicing Fee), continue to be remitted to the Transferor in consideration of the Transferor Revolving Certificate. After the Aggregate Invested Amount, together with all interest thereon and other amounts owed to Investors, have been paid in full, all remaining amounts otherwise allocable to the Investors' Interest shall be distributed to the Transferor in consideration of the Deferred Payment Right.

        Notwithstanding the foregoing, to the extent set forth in any Supplement, Collections identified as having been received in respect of Receivables that are not Eligible Receivables or that are otherwise not included in the calculation of the Net Receivables Balance may be distributed first to the Investors of any Series that elected to give value to the Transferor for such Receivables before those Collections are distributed to the Investors of any other Series.

EARLY AMORTIZATION EVENTS


        As described above, the Revolving Period with respect to the Series 1996-1 Certificates will terminate prior to the Scheduled Amortization Commencement Date if an Early Amortization Event occurs and, as a result, the "AMORTIZATION DATE" is deemed to have occurred (in which case an Amortization Period will commence). An "EARLY AMORTIZATION EVENT" will include, but not be limited to, the following events:


                 (a) non-payment of interest on the Investor Certificates on any Distribution Date or non-payment of any other amount owed by the Transferor or by either Originator under the Pooling Agreement or the Receivables Purchase Agreement or any agreement delivered in connection therewith, any of which non-payments remains uncured (i) in the case of interest, for 5 Business Days and (ii) in the case of all payments not included in clause (i) above, for 7 Business Days;


                 (b) (i) any representation, warranty or certification made by the Transferor, an Originator or a Servicer under or in connection with the Pooling Agreement, or the Receivables Purchase Agreement, or in any certificate or information delivered pursuant to or in connection with either of the foregoing, shall prove to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 30 days (or, with respect to any representation, warranty or certification made by the Transferor in the Pooling Agreement in respect of authorizations, consents, licenses, orders or approvals, registrations or declarations required to be obtained from any governmental authority, shall prove to have been incorrect in any material respect when made and which continue to be incorrect in any material respect for a period for 5 days, or, with respect to certain representations and warranties made by the Transferor in the Pooling Agreement in respect of the Pooling Agreement and the Trust Assets, such longer period as may be agreed to by the Trustee and the Majority in Interest of any Series that is materially and adversely affected by such incorrectness) after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee or to the Transferor and the Trustee by an Investor and (ii) as a result of such incorrectness the interests of the Investors of any Series are materially and adversely affected;


                 (c) failure of the Transferor, either Originator or any Servicer to perform or observe in any material respect, any term, covenant or agreement under the Pooling Agreement, the Receivables Purchase Agreement or any agreement delivered in connection therewith, which failure has a material adverse effect on the interests of the

        Investors of any Series and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor, each Originator or Servicer, as applicable, by the Trustee or any Enhancement Provider, or to the Transferor, each Originator or Servicer, as applicable, and the Trustee by the Majority Investors or by a Majority in Interest of any Series;


                 (d) a default shall have occurred and be continuing under the Receivables Purchase Agreement, or the Receivables Purchase Agreement shall cease to be in full force and effect or the Transferor shall cease to continue purchasing Receivables thereunder;


                 (e) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor, either Originator or the Trust (an "INSOLVENCY EVENT");

                 (f) the Transferor or the Trust has been finally determined by the Securities and Exchange Commission or other governmental authority to be an investment company within the meaning of the Investment Company Act;

                 (g) the Trust shall have received a final determination that it will be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation for federal income tax purposes;

                 (h) a Servicer Default shall have occurred and been continuing, which Servicer Default has a material adverse effect on Investors;


                 (i) the Net Invested Amount shall exceed the Base Amount for 5 consecutive Business Days;

                 (j) (i) the purchase of any Receivable under the Receivables Purchase Agreement ceases to create a valid sale, transfer and assignment to the Transferor; (ii) any transfer of a Receivable under the Pooling Agreement ceases to create either a valid transfer and assignment to the Trust or a valid and perfected first priority security interest; or (iii) the Investor Certificates cease to evidence the beneficial interest in the Trust;

                 (k) the aggregate amount of the Cure Funds then on deposit in the Reserve Account at any time shall, without the consent of the Majority Investors, exceed either 30% of the Aggregate Invested Amount for 5 consecutive Business Days or 35% of the Aggregate Invested Amount at any time;

                 (l) the Applicable Reserve Ratio for the Series 1996-1 Certificates, as calculated by the Master Servicer in the relevant Determination Date Certificates, exceeds 30% for any three consecutive Collection Periods; and

                 (m) either the Pension Benefit Guaranty Corporation or the Internal Revenue Service files notice of a lien against either Originator or the Transferor (unless such lien does not purport to cover the Receivables) and such notice remains in effect for more than 15 Business Days unless adequately bonded within such period.

Any event described in clause (e), (f), (i) or (m) or an event described in clause (j) which continues for 5 consecutive Business Days, shall constitute an Early Amortization Event automatically without any notice of any kind whatsoever. Any other event described in clauses (a) through (l) above shall constitute an Early Amortization Event if the Majority Investors, by written notice delivered to the Transferor, each Servicer and the Trustee, have declared an Early Amortization Event to have occurred. Any delay in or failure of performance referred to under clause (a) above for a period of up to 10 Business Days or referred to under clause (b), (c) or (d) for a period of up to 30 Business Days, in each case after the applicable grace period, will not constitute an Early Amortization Event unless such delay or failure is continuing at the expiration of such additional 10 to 30 Business Days, as applicable, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Transferor, the Originators or the Servicers as applicable, and such delay or failure was caused by an act of God or the public enemy, acts of war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods, union strikes, work stoppages, computer system failure or other similar occurrences.

        In addition to the consequences of an Early Amortization Event discussed above, if an Insolvency Event occurs with respect to the Transferor, the Transferor must immediately stop transferring Receivables to the Trust and give written notice of the Insolvency Event to the Trustee. The Trustee, then, must give notice to the Investors and each Servicer of the Insolvency Event. The Trustee shall sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is given the Majority Investors instruct the Trustee not to dispose of or liquidate the Receivables and to reconstitute the Trust and the Pooling Agreement. Notwithstanding the termination of the Trust or the Pooling Agreement, the proceeds from any such sale, disposition or liquidation of the Receivables will be treated as Collections and deposited in the Concentration Account and allocated as described in the Pooling Agreement, and the respective Supplements.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        The Servicers will be responsible for servicing and administering the Receivables in exchange for a monthly servicing fee (the "SERVICING FEE"), payable in arrears on each Distribution Date in respect of any Interest Period (or portion thereof) occurring prior to the termination of the Trust. So long as any Originator or an Affiliate thereof acts as Servicer, the Servicing Fee will be an amount equal to 1% per annum of the aggregate outstanding Receivables as of the beginning of the immediately preceding calendar month. The Servicing Fee for any Servicer other than an Originator or an Affiliate thereof may be a greater amount but may not exceed the lesser of (x) 110% of the aggregate reasonable costs and expenses incurred by such Servicer during such Collection Period in connection with the performance of its servicing obligations and (y) 2% per annum of the beginning monthly balance of the Receivables. The Servicing Fee will be payable solely from collections and (as long as the Servicer is an Originator or an Affiliate thereof) only after all other allocations and payments to be made for the benefit of the Investors have been made, and there is no other recourse against Transferor for the payment of the Servicing Fee.

        Each Servicer will pay from the Servicing Fee all expenses incurred in connection with servicing the Receivables, including expenses related to enforcement of the Receivables, payment of fees, costs and expenses of the Trust and the Trustee, the Paying Agent, the Collection Banks, the Concentration Account Banks, the Transfer Agent and Registrar and all other fees and expenses that are not expressly stated in the Pooling Agreement or any Supplement as payable by the Trust or the Transferor, other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, of the Trust. To the extent such expenses are not paid from the Servicing Fee, they shall be paid by the Transferor but only after all other allocations and payments to Investors have been made, and there will be no other recourse against Transferor for the payment of such expenses. So long as separate Servicers are utilized for the Receivables originated by CEI and TE respectively, the Servicing Fee will be allocated between them based on the respective dollar amounts of Receivables sold to the Transferor by each of CEI and TE during the relevant calendar month.


RECORD DATE

        The "RECORD DATE", with respect to any Distribution Date, shall be the last day of the month preceding such Distribution Date. Payments on the Investor Certificates will be made as described herein to the Investors in whose names the Investor Certificates of the Series were registered (expected to be Cede, as nominee of DTC) at the close of business on the applicable Record Date. However, the final principal payment on the Investor Certificates will be made only upon presentation and surrender of the Investor Certificates. Distributions will be made to DTC by check. See "Description of the Pooling Agreement -- Book-Entry Registration."

REPORTS

        On each Business Day, the Master Servicer will prepare and deliver to the Trustee and the Transferor: (i) prior to the Amortization Date, a report setting forth, among other things, the daily Receivables and Collections activity, the amount of Net Eligible Receivables, the Net Receivables Balance, the Base Amount and the Invested Amount of the Variable Funding Certificate, the Floating Allocation Percentages, the funds available for allocation in the various accounts and the aggregate purchase price of the Receivables as adjusted and (ii) on and after the Amortization Date, a report setting forth, among other things, the daily Receivables activity, the daily cash allocations, the amount in the various accounts and the cash flow summary (each such report being herein called a "DAILY REPORT"). The Transferor shall deliver a copy of such Daily Report to each Originator on each Business Day.





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

        On each Determination Date, the Master Servicer will, with respect to each Series of Investor Certificates, deliver to the Trustee, the Transferor, the Rating Agencies and to each clearing agency (or, in the case of the initial clearing agency, Cede & Co. as its nominee), a statement (a "DETERMINATION DATE CERTIFICATE") prepared by the Master Servicer setting forth certain information with respect to the Trust and the Investor Certificates of such Series (unless otherwise indicated), including, among other things: (i) prior to the Amortization Date, a report setting forth the monthly Receivables collection activity, the number of turnover days, the amount of Investor Certificates and the Reserve Ratios, changes in the applicable Certificate Rates, any payments to be made to Investors on the relevant Distribution Date, and describing any Early Amortization Events, and (ii) on or after the Amortization Date, a report setting forth the monthly Receivables activity and the amount of Investor Certificates.

        On or before February 15 of each calendar year beginning with February 15, 1997, the Master Servicer, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was an Investor of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was an Investor, together with such other customary information as is necessary to enable the Investors to prepare their tax returns. See "Certain Tax Considerations."


LIST OF INVESTORS

        Upon written request of any Investor or group of Investors of record of any Series holding Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Investor Certificates of such Series, the Trustee will afford such Investors access during normal business hours to the current list of Investors of such Series for purposes of communicating with other Investors with respect to their rights under the Pooling Agreement, any Supplement or the Investor Certificates.

        The Pooling Agreement does not provide for any annual or other meetings of Investors of any Series.



                 DESCRIPTION OF THE POOLING AGREEMENT GENERALLY

        The Receivables sold to the Transferor will be transferred to the Trust pursuant to the Pooling Agreement. The Pooling Agreement also describes the collection and servicing of the Receivables, the allocation of Collections and the allocations and payments to be made to the Investors. A form of the Pooling Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary, together with the summary under the caption "Description of the Series 1996-1 Certificates," describes all of the material terms of the Pooling Agreement and is qualified in its entirety by reference to the Pooling Agreement.

BOOK-ENTRY REGISTRATION

 Investors may hold their Investor Certificates either through DTC if they are participants in such system or indirectly through organizations which are participants in such system. Cede, as nominee for DTC, will be the registered holder of the global Series 1996-1 Certificates. No Investor will be entitled to receive a certificate representing such person's interest in the Investor Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Series 1996-1 Investors will refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Investors will refer to distributions, notices, reports and statements to Cede, as the registered holder of the Investor Certificates, for distribution to Investors in accordance with DTC procedures. Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules.

 DTC has advised the Transferor that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

 Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Investor Certificates may do so only through Participants and Indirect Participants. In addition, Investors will receive all distributions of principal of and interest on the Investor Certificates from the Paying Agent, initially Citibank, N.A., or the Trustee through DTC and its Participants. Under a book-entry format, Investors will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Investors. It is anticipated that the only "Investor" (as such term is used in the Pooling Agreement and the Series 1996-1 Supplement) will be Cede, as nominee of DTC, and that Investors will not be recognized by the Trustee as "Investors" under the Pooling Agreement. Investors will only be permitted to exercise the rights of Investors under the Pooling Agreement and any Supplement indirectly through DTC and its Participants which in turn will exercise their rights through DTC.


 Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Investor Certificates and is required to receive and transmit distributions of principal of and interest on the Investor Certificates. Participants and Indirect Participants with which Investors have accounts with respect to the Investor Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Investors.

 Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of Investors to pledge Investor Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Investor Certificates, may be limited due to the lack of a physical certificate for such Investor Certificates.


 DTC has advised the Transferor and the Trustee that it will take any action permitted to be taken by an Investor under the Pooling Agreement or the Series 1996-1 Supplement only at the direction of one or more Participants, to whose account with DTC the Investor Certificates are credited. Additionally, DTC has advised the Transferor and the Trustee that it will take such actions with respect to specified percentages of the Series 1996-1 Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

 Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Investors among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

 The Series 1996-1 Certificates will be issued in fully registered, certificated form to Investors or their respective nominees ("DEFINITIVE CERTIFICATES"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series, and the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system with respect to such Series or (iii) after the occurrence of a Servicer Default, Investors of such Series evidencing 51% or more of the aggregate unpaid principal amount of the Investor Certificates of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Investors.


 Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through the Trustee of Definitive Certificates. Upon surrender by DTC of the global Investor Certificates, accompanied by instructions for re-registration, the Trustee will issue Investor Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive





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
Certificates as "Investors" of the Investor Certificates under the Pooling Agreement and any Supplement.

 If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Investors in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and any Supplement. Distributions will be made by check mailed to the address of each holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Investors.
The Trustee will provide such notice to Investors not less than 15 Business Days prior to such final distribution.


 Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which will initially be the Trustee. Such offices will initially be at 111 Wall Street, New York, New York 10043. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

TRANSFEROR INTEREST

 The Pooling Agreement prohibits the Transferor from transferring or pledging the Transferor Revolving Certificate unless it delivers a Tax Opinion to the Trustee and each Rating Agency with respect to such transfer or pledge. The Pooling Agreement provides that the Transferor will not consolidate with or merge into any other corporation or convey or transfer all or substantially all of its assets to any person (except as contemplated under the Pooling Agreement). In addition, the Transferor may not acquire or be acquired by any person, except in connection with a consolidation, merger or transfer of stock of either Originator that is permitted by the Receivables Purchase Agreement.

TERMINATION OF THE TRUST

 The Trust will terminate upon the earlier to occur of (i) December 31, 2004 and (ii) the day following the date on which the Investors and the Trustee will have been paid all amounts required to be paid to them pursuant to the Pooling Agreement, the amount allocated to the Transferor Revolving Certificate has been reduced to zero and the Trustee has disposed of all property held as part of the Trust. Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Investors) will be conveyed and transferred to the Transferor.

REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

 As of the Closing Date, the Transferor will make representations and warranties to the Trust, to the effect that, among other things, as of the Closing Date and, in the case of (a) and (c) below, as of each day during the Revolving Period, (a) each Receivable and all other Trust Assets have been conveyed to the Trust free and clear of any lien except as created or permitted by the Pooling Agreement or the Receivables Purchase Agreement and free and clear of any adverse claim or interest of any other Person; (b) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Transferor in connection with the conveyance of each Receivable and all other Trust Assets to the Trust have been duly obtained, effected or given and are in full force and effect, except where the failure to obtain or to make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate, is not likely to have a material adverse effect on (i) the ability of the Transferor to perform its obligations under any transaction document or (ii) the Transferor's financial condition or operations or the Trust Assets; (c) each Receivable classified as an "Eligible Receivable" by such Originator in any document or report delivered under the Receivables Purchase Agreement will satisfy the requirements of eligibility contained in the definition of Eligible Receivable as of the time of such document or report and no such Receivable has been satisfied, subordinated, rescinded or otherwise modified; (d) each Daily Report, Determination Date Certificate and financial statement furnished by Transferor to the Trust is true and correct in all material respects, as of the date it was prepared; and
(e) no Early Amortization Event and no condition that would, with notice and/or the passage of time constitute an Early Amortization Event has occurred and is continuing.


 The Transferor will also make representations and warranties to the Trust to the effect, among other things, that as of the Closing Date and, in the case of
(d) and (f) below, as of each day during the Revolving Period:

  (a) it is a corporation without subsidiaries, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as presently owned and conducted, and to execute, deliver and perform its obligations under the Pooling Agreement;

  (b) the execution, delivery and performance of the Pooling Agreement, the Receivables Purchase Agreement and each Supplement by the Transferor and the consummation by the Transferor of the transactions provided for or contemplated in such agreements and certificates have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor;

  (c) each of the Pooling Agreement, the Receivables Purchase Agreement and each Supplement constitutes a valid, binding and enforceable agreement of the Transferor, subject to certain bankruptcy and equity exceptions;

                (d) the Pooling Agreement constitutes either a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and all other Trust Assets and the proceeds thereof or the grant of a first priority perfected security interest in such property to the Trust;


                (e) the transactions contemplated by the Receivables Purchase Agreement and the Pooling Agreement do not violate in any material respect any provision of applicable law or any provisions of Transferor's existing agreements in any manner which is likely to have a material adverse effect on the Transferor's ability to perform its obligations under the Pooling Agreement; and


                (f) the Receivables Purchase Agreement creates a valid sale, transfer and assignment to the Transferor of all of the right, title and interest of Originators in and to the Receivables and all other related assets and the proceeds thereof.

        Pursuant to the Receivables Purchase Agreement, the Originators will make representations and warranties to the Transferor as of the Closing Date
(i) to substantially the same effect as the Transferor's representations and warranties described in clauses (a), (b), (c) and (e) of the preceding paragraph, except that such representations and warranties relate solely to the Originators and the Receivables Purchase Agreement and (ii) to the effect that the Receivables Purchase Agreement constitutes a valid sale, transfer and assignment to the Transferor of all right, title and interest of the Originators in the Receivables and all other related assets and the proceeds thereof, which sale, transfer and assignment will be perfected and of first priority under the UCC. See "Description of the Receivables Purchase Agreement
- -- Representations and Warranties."

TRANSFEROR'S COVENANTS

        During the term of the Pooling Agreement, the Transferor shall, among other things:

                (a) comply with laws where failure to so comply would have a material adverse effect on the Trust Assets or the ability of the Transferor to perform in any material respects its obligations under the Pooling Agreement or under the Receivables Purchase Agreement;

                (b) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Trust Asset, or in respect of its income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) such non-payment could not subject any indemnified party to civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the property, rights or interest covered hereunder or under the Receivables Purchase Agreement, (ii) the charge or levy is being contested in good faith and by proper proceedings and
        (iii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles;

        (c) preserve its corporate existence;

        (d) maintain books and records;

        (e) perform and comply with the Receivables Purchase Agreement and its obligations under contracts and invoices giving rise to Receivables;


        (f) maintain its existence separate and apart from each Originator and any Affiliate thereof;

        (g) maintain at least two independent directors; and

        (h) on each Business Day that Transferor or any Affiliate thereof receives any Collections, the Transferor agrees to hold, or cause such Affiliate to hold, all such Collections in trust and, in the case of Collections remitted directly to the Transferor or any such Affiliate by the applicable Obligor, to deposit, or cause such Affiliate to deposit, such Collections, in kind and in the form received, to the appropriate Transferor Collection Account as soon as practicable, but in no event later than the next succeeding Business Day.

During the term of the Trust, the Transferor shall not, among other things:

        (u) sell, assign or otherwise dispose of, or create or suffer to exist any adverse claim upon, any Receivable or the Transferor Interest, or any other property, except as expressly contemplated under the Pooling Agreement; PROVIDED, however, that the Transferor may pledge or transfer the Transferor Revolving Certificate if the Transferor delivers a Tax Opinion to the transferee (unless such opinion is waived by such transferee) to the effect that the transferee's interest in the Transferor Revolving Certificate will be characterized as debt of the Transferor;


        (v) incur or assume any debt and engage in no other business except as contemplated by the Receivables Purchase Agreement and the Pooling Agreement;

        (w) change its name or state of incorporation except as permitted by the Pooling Agreement;

        (x) following its formation, issue or permit to be transferred to any person other than Centerior Energy or a wholly-owned subsidiary thereof any of its capital stock (except incidentally in connection with a merger of CEI or TE permitted under the Receivables Purchase Agreement);

        (y) make or suffer to exist any loans or advanced to any Affiliate or other person except for purchases or Receivables and permitted cash equivalents to be determined; or

        (z) cancel or terminate the Receivables Purchase Agreement or amend or waive any of its terms to the extent that such cancellation, termination, amendment or waiver would adversely affect the interests of the Trustee or the Investors unless the Rating Agency Condition has been satisfied with respect thereto.

INDEMNIFICATION

        The Pooling Agreement provides that each Servicer will, subject to certain limitations as further described below, indemnify the Trust, the Trustee and each Investor from and against any loss, liability, expense or damage suffered or sustained arising out of such Servicer's performance of, or failure to perform, any of its obligations under the Pooling Agreement or a Supplement.

        Under the Pooling Agreement, the Transferor has agreed to be liable to the Trustee, the Trust or any Investor for all liabilities of the Trust. The Transferor has agreed to pay, indemnify and hold harmless each Investor against and from any such claims, losses and liabilities (except to the extent that they arise from any action by such Investor), arising out of or relating to, among other things, the following:

                (a) reliance on representations or warranties of the Transferor under or in connection with the Pooling Agreement or the Receivables Purchase Agreement that were false when made;

        (b) failure of the Transferor to comply with the Pooling Agreement or the Receivables Purchase Agreement; or to comply with any law, rule or regulation with respect to any of the Receivables or related assets;


        (c) failure to vest and maintain vested in the Transferor a first priority perfected ownership interest as against the Originators and the failure to vest and remain vested in the Trustee a first priority perfected ownership or security interest in the Receivables free and clear of any adverse claim (other than an adverse claim created in favor of the Transferor pursuant to the Receivables Purchase Agreement or in favor of the Trustee pursuant to the Pooling Agreement) to the extent of the Investors' Interest;


        (d) failure or delay in filing UCC financing and similar statements;


        (e) any dispute, claim, offset, or defense (other than discharge in bankruptcy of the Obligor) OF any Obligor to the payment of any Receivable;


        (f) any products liability claim, personal injury or property damage suit or any other similar claim or action arising out of or in connection with the goods or services that are the subject of any Receivable or the related assets;

        (g) any investigation, litigation or proceeding related to the Pooling Agreement or the Receivables Purchase Agreement or the Trust or the use of proceeds of transfers





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
        of Receivables or reinvestments of proceeds thereof or the ownership of Trust Assets or in respect of any Receivable or invoice, other than any litigation or proceeding between the Transferor or any Affiliate thereof, on the one hand, and the Trustee or any Investor or any Affiliate thereof, on the other hand, in which the Transferor or an Affiliate thereof prevails in a final non-appealable judgment by a court of competent jurisdiction;

                (h) failure by the Transferor to be duly qualified to do business or be in good standing in any jurisdiction where such qualification or good standing is necessary for the enforcement of Receivables;

                (i) any failure of the Transferor or either Originator to remit any collections to the Trustee as required under the Pooling Agreement or the commingling of Collections with other funds; and

                (j) any tax (other than certain excluded taxes as described below) imposed by reason of ownership of the Receivables.


        In addition, the Originators, as Servicers, will indemnify the Transferor against all liabilities, costs and expenses arising out of or relating to their actions as Servicers, and such indemnities will be assigned to the Trustee for the benefit of the Investors. Indemnification payments by the Transferor shall be paid only from Collections (including payments received by the Transferor on account of the Originators' indemnification payments) to the extent that funds are available in accordance with the allocation of payment provisions in the Pooling Agreement. There will be no recourse to the Transferor for all or any part of such indemnification payments if such funds are at any time insufficient to make all or part of any such indemnification payments. the Transferor shall be required to indemnify for amounts described in clauses (f), (h), (i) and (j) in the preceding paragraph only if the Transferor has received payment from the originators under the equivalent indemnification provisions of the Receivables Purchase Agreement.

        Notwithstanding the foregoing, neither the Transferor's nor the Servicers' obligation to indemnify will include (a) amounts to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such indemnified party of any of his, her or its obligations and duties, (b) recourse for uncollectible Receivables, (c) indemnification for lost profits or for consequential, special or punitive damages or (d) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such indemnified party or (except as otherwise provided in any Supplement) any withholding taxes, in each case to the extent such indemnified amounts are incurred by such indemnified party arising out of or as a result of the Pooling Agreement or the interest conveyed hereunder in Trust Assets or in respect of any Receivable or any Contract or the Receivables Purchase Agreement.


        As a limit on the indemnities described in the preceding paragraphs, and except for certain indemnification provided to the Trustee, the Pooling Agreement provides that none of





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
the Transferor, the Servicers or any of their directors, officers, employees or agents, in their capacities as such, will be under any other liability to the Trust, the Trustee, the Investors of any Series, or any other person for any action taken or not taken pursuant to the Pooling Agreement or for any obligation or covenant under the Pooling Agreement. None of the Transferor, the Servicers or any of their directors, officers, employees or agents, however, will be protected against any liability which would otherwise be imposed by reason of willful misconduct or bad faith of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Pooling Agreement.

        In addition, the Pooling Agreement provides that the Servicers are not under any obligation to appear in, prosecute or defend any legal action which is not incidental to their duties as Servicers in accordance with the Pooling Agreement or a Supplement and which, in their reasonable judgment, may involve them in any material expense or liability. Either Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Investor Certificates of any Series with respect to the Pooling Agreement or a Supplement and the rights and duties of the parties thereto and the interest of Investor thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

        Pursuant to the Pooling Agreement, each Servicer will be responsible for servicing, administering and collecting the Receivables sold by it in accordance with applicable laws, rules and regulations, with reasonable care and diligence and in accordance with the Credit and Collection Policy.

        Each Servicer is required to comply with and perform its servicing obligations with respect to the Receivables in accordance with the Contracts relating to the Receivables and the Credit and Collection Policy, except insofar as any failure to comply or perform would not materially and adversely affect the Investors. Subject to compliance with all requirements of law, the Transferor or the Servicers, as applicable, may change the terms and provisions of the Credit and Collection Policy only if (i) with respect to a material change the Credit and Collection Policy, the Rating Agency Condition is satisfied with respect thereto and (ii) with respect to a material change of collection procedures, no material adverse effect on any Series would result. In addition, provided no Servicer Default will have occurred and be continuing, the Servicers may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the outstanding balance of any Defaulted Receivable or otherwise modify the terms of any Receivable or amend, modify or waive any terms or conditions of any Contract related thereto, all as it may determine to be appropriate to maximize collection thereof.

        Servicing activities to be performed by the Servicers include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Obligor. Managerial and custodial services performed by the Servicers on behalf of the Trust include maintaining the agreements, documents and files relating to the Receivables as custodian for the





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
Trust and providing related data processing and reporting services for Investors of any Series and on behalf of the Trustee.


        Each Servicer may delegate any of its servicing activities to any third party (including their respective Affiliates) PROVIDED that they give the Rating Agencies notice of any subcontracting of the servicing activities and PROVIDED FURTHER that no such delegation shall relieve either such Servicer from any liability for non-performance of its servicing duties under the Pooling Agreement.

        It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Trust Assets for the purpose of establishing the presence or absence of defects or for any other purpose. In addition, the Trustee will not have any liability with respect to acts or omissions of the Servicers or Subservicer (unless the Trustee is a Servicer or Subservicer), including acts or omissions in connection with the servicing, management or administration of the Receivables, calculations made by the Servicers and deposits or withdrawals from any bank accounts or Trust Accounts.


SERVICER REPRESENTATIONS AND WARRANTIES

        On the Closing Date, each Servicer, and in the case of the appointment of one or more successor servicers on the date of the appointment of such successors, each such successor, will make representations and warranties that, among other things:

                (a) confirm the corporate status and authority of such Servicer;

                (b) confirm that such Servicer or any of its subsidiaries
        acting as    subservicers is qualified in each jurisdiction necessary
        for the servicing of the Receivables except where failure to so qualify would not have a material adverse effect on its ability to perform its servicing obligations;

                (c) the Pooling Agreement and the Supplement are valid, binding and enforceable against such Servicer;

                (d) the execution and delivery of the Pooling Agreement and the Receivables Purchase Agreement do not violate in any material respects applicable law or any material term of such Servicer's existing material agreements in any manner which is likely to have a material adverse effect on the Transferor's financial condition or operations, or on the Trust Assets or on the Servicer's ability to perform its obligations under the Pooling Agreement and the Supplement;


                (e) no government or regulatory approvals are required that have not been obtained; and


                (f) there are no proceedings or, to the best knowledge of such Servicer, investigations pending or threatened against it before any governmental authority (i)






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

        asserting the illegality, invalidity or unenforceability or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of the Pooling Agreement and the applicable Supplement, or (ii) seeking to prevent the consummation of any of the transactions contemplated by the Pooling Agreement and the applicable Supplement, or (iii) seeking any determination or ruling that is likely to have a material adverse effect on the performance by such Servicer of its obligations under the Pooling Agreement and the applicable Supplement.

SERVICER COVENANTS

 In the Pooling Agreement, each Servicer will covenant as to each Receivable that: (a) it will maintain in effect all qualifications required under applicable law in order to service properly the Receivables and will comply in all material respects with all other requirements of law in connection with servicing the Receivables, in each case to the extent the failure to do so would have a substantial likelihood of having a material adverse effect on the Investors, (b) it will comply with the terms and provisions of the Receivables Purchase Agreement applicable to it in all material respects, (c) it will comply with applicable material requirements of law in connection with servicing the Receivables, (d) it will not extend, terminate, amend or otherwise modify or waive any term or condition of any Receivable other than pursuant to its Credit and Collection Policy or the terms of the Pooling Agreement, (e) it will maintain the Servicer Collection Accounts, in accordance with the terms of the Pooling Agreement, (f) it will hold in trust and deposit into the appropriate Collection Account all Collections received by it no later than one Business Day after it receives them, (g) it will comply in all material respects with its Credit and Collection Policy except where noncompliance would not adversely affect the Investors in any material respect and will not change such Credit and Collection Policy in any manner which would both impair the collectibility of any Receivable and have a material adverse effect on the Investors, and (h) on each Business Day that such Servicer or any Affiliate thereof receives any Collections, it will hold, or cause such Affiliate to hold, all such Collections in trust and, in the case of Collections remitted directly to such Servicer or any Affiliate thereof by the applicable Obigor, to deposit, or cause such Affiliate to deposit, such Collections to the approprate Transferor Collection Account as soon as practicable, but in no event later than the next succeeding Business Day.


CERTAIN MATTERS REGARDING THE SERVICER

 No Servicer may resign from its obligations and duties under the Pooling Agreement, except upon determination that (i) such duties are no longer permissible under applicable law and (ii) there is no reasonable action which such Servicer could take to make the performance of its duties thereunder permissible under applicable law. No such resignation will become effective until the Trustee or a successor to such Servicer which qualifies as an Eligible Servicer has assumed such Servicer's responsibilities and obligations under the Pooling Agreement.

SERVICER DEFAULT

        In the event any Servicer Default (as defined below) has occurred is continuing, the Trustee will, at the direction of the holders of 66-2/3% of the Aggregate Invested Amount, by written notice to the defaulting Servicer (a "TERMINATION NOTICE"), terminate all of the rights and obligations of such Servicer, as servicer under the Pooling Agreement.

        The Trustee will, after giving a Termination Notice, appoint a successor Servicer (a "SERVICE TRANSFER"). If no successor Servicer has been appointed by the Trustee and accepted such appointment by the earlier of 60 days after the date of the Termination Notice or the time the defaulting Servicer ceases to act as Servicer, all rights, authority, power and obligations of such Servicer under the Pooling Agreement will pass to and be vested in the Trustee.

        "SERVICER DEFAULT" refers to any of the following events:

                (a) failure by a Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date such Servicer is required to do so under the Pooling Agreement, any Supplement, which failure continues unremedied (A) in the case of payments of interest, for 5 Business Days and (B) in the case of all other payments, for 7 Business Days after the date on which such payment is required to be made;

                (b) failure on the part of a Servicer duly to observe or perform in any material respect any other covenants or agreements of such Servicer set forth in the Pooling Agreement or any Supplement which has a material adverse effect on the Investors of any Series and which continues unremedied for a period of 30 days (or with respect to any covenant relating to collection accounts, deposits or reporting and filing of UCC continuation statements, continues unremedied for 5 Business Days) after written notice;

                (c) failure by Servicer to provide any notice or certificate required by the transaction documents within 5 Business Days;


                (d) any representation, warranty or certification made by a Servicer in the Pooling Agreement, any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement proves to have been incorrect in any material respect when made, which has a material adverse effect on the Investors of any Series and which material adverse effect continues for a period of 30 days after either knowledge by Servicer or written notice; or


                (e) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to a Servicer.

        Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of 10 Business Days or referred to under clause (c) for a period of 30 Business Days, in each case after the applicable grace period, will not constitute a Servicer





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

Default if such delay or failure is continuing at the expiration of such additional 10 or 30 Business Days, as applicable, if such delay or failure could not be prevented by the exercise of reasonable diligence by the defaulting Servicer and such delay or failure was caused by an act of God or other similar occurrence.


EVIDENCE AS TO COMPLIANCE

        The Pooling Agreement provides that on or before April 30 of each calendar year, beginning with April 30, 1997, the Servicers will cause Arthur Andersen LLP or another firm of nationally recognized independent public accountants (which may also render other services to the Servicers, the Originators, or the Transferor) to furnish a report to the Trustee, the Servicers, each Rating Agency and each Enhancement Provider. That report is to set forth the results of such accountants' performance of certain procedures with respect to the Determination Date Certificates and Daily Reports delivered to the Trustee pursuant to the Pooling Agreement during the prior calendar year.


        The Pooling Agreement provides that each such report will state that the accountants have compared the amounts contained in the Determination Date Certificates delivered to the Trustee during the period covered by such report with the records (including computer records) from which such amounts were derived and that, on the basis of such comparison, such accountants are of the opinion that the amounts are in agreement with such documents and records, except for such exceptions as will be set forth in such report. Copies of such statements, certificates and reports furnished to the Trustee may be obtained by the investors by a written request delivered to the Trustee.

AMENDMENTS

        The Pooling Agreement and any Supplement may be amended from time to time by agreement of the Trustee, the Servicers and the Transferor without the
consent of the Investors:   (i) to cure ambiguity or correct inconsistencies,
(ii) to evidence the succession of an entity otherwise permitted under the Pooling Agreement or the Receivables Purchase Agreement, (iii) to add provisions that are not inconsistent with the Pooling Agreement or the Supplement, or (iv) to make changes to maintain the ratings of the Investor Certificates; provided that such action does not adversely affect in any material respect the interests of any Investor. For any such amendment to the Pooling Agreement or any Supplement to be effective, a copy of such amendment must be sent to the Rating Agencies and the Rating Agency Condition must be met with respect to such amendment.


        The Pooling Agreement, or any Supplement may also be amended from time to time by the Transferor, the Servicers and the Trustee with the consent of the holders of Investor Certificates evidencing 51% or more of the Aggregate Invested Amount of the Investor Certificates of each adversely affected Series, provided that no such amendment may (a) reduce the amount of or delay the timing of any distributions to be made to Investors or deposits of amounts to be distributed or the amount available under any Enhancement without the consent of each Investor affected; (b) change the definition or the manner of calculating the interest of any Investor without the consent of each affected Investor; (c) reduce the percentage required to consent to any such amendment without the consent of each Investor; or (d) cause any adverse tax effect on an Investor without the consent of each affected Investor. For any such amendment to be effective, a copy thereof must be sent to the Rating Agencies and either the Rating Agency Condition has been satisfied with respect to such amendment or Investors holding at least 66-2/3% of the Invested Amount of any Series whose rating would be adversely affected have consented in writing to such amendment. Promptly following the execution of any such amendment (but not any amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Investor and each Enhancement Provider.


        Notwithstanding the foregoing, no amendment may be made to the Pooling Agreement or any Supplement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of the Enhancement Provider.

THE TRUSTEE


        Citibank, N.A. is the initial Trustee under the Pooling Agreement. The Corporate Trust Department of Citibank, N.A. is located at 120 Wall Street, 13th Floor, New York, New York 10043. The Servicers and their respective Affiliates (other than the Transferor) may from time to time enter into normal banking and trustee relationships with the Trustee and its Affiliates. The Transferor, the Servicers and any of their respective Affiliates may hold Investor Certificates of any Series in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.


        The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes bankrupt or insolvent. In such circumstances, the Master Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

        The Receivables transferred to the Trust by the Transferor will be purchased by the Transferor from the Originators pursuant to the Receivables Purchase Agreement entered into between the Transferor, as purchaser, and the Originators, as sellers. A form of the Receivables Purchase Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Receivables Purchase Agreement and is qualified in its entirety by reference to the Receivables Purchase Agreement.

SALE OF RECEIVABLES

        Pursuant to the Receivables Purchase Agreement, the Originators will sell to the Transferor all their right, title and interest in and to the Receivables existing on the Cut-Off Date (excluding certain Receivables that were contributed by CEI to the capital of the Transferor) and thereafter created, all related security with respect thereto, all amounts received with respect thereto and all proceeds of the foregoing (collectively, the "PURCHASED ASSETS"). Those receivables arising out of sales to customers outside the United States, wholesale electricity sales, intercompany sales and certain miscellaneous corporate receivables will not be transferred to the Trust.

        On the Closing Date, each Originator will sell all of its Billed Receivables and Unbilled Receivables to the Transferor. On each date thereafter, each Originator will sell all of the newly generated Unbilled Receivables which have not already been sold to the Transferor.


        The purchase price ("PURCHASE PRICE") for Billed Receivables and Unbilled Receivables conveyed to the Transferor on the Closing Date under the Receivables Purchase Agreement will be a dollar amount equal to [___%] of the aggregate invoiced or otherwise recorded and unpaid balance of all Receivables existing as of the Cut-Off Date. The Purchase Price for Unbilled Receivables transferred under the Receivables Purchase Agreement on any date thereafter will be a dollar amount equal to the product of (a) the aggregate recorded balance of Unbilled Receivables that have not previously been transferred to the Transferor and (b) the above-stated percentage until recalculated and thereafter a percentage discount calculated monthly to account for loss experience with respect to the Receivables and the costs associated with Collections.

CREDIT ADJUSTMENT. There will be no adjustments to the purchase price of the Receivables after the Transferor purchases such Receivables from the Originators.

        Originator Loans; Transferor Intercompany Notes. If, on any day, the amount of cash available to pay for all purchases of Receivables to be made on such day is less than the Purchase Price owing therefor, then the Transferor may, by notice to the applicable Originator, elect to pay such remaining part of the Purchase Price by borrowing a revolving loan (each, an "ORIGINATOR LOAN") under a promissory note issued in favor of such Originator (each, a "TRANSFEROR INTERCOMPANY NOTE"), and each Originator will be deemed to have advanced an Originator Loan in the amount so specified by the Transferor; PROVIDED, HOWEVER, that the Transferor may not make any such election if, as a result thereof, the aggregate unpaid principal amount of all of the Originator Loans would exceed the sum of (a) the Net Receivables Balance as of such date minus (b) the Net Invested Amount minus (c) an amount equal to the greater of
(i) the product of the amount described in clause (a) above times the Loss Reserve Ratio (utilizing an Applicable Stress Factor of 1.35) in effect on such day and (ii) 4.5%.


        Originator Loans will be payable solely from funds that are not required to be set aside for the payments of the Investor Certificates or any other obligations of the Transferor arising under the Pooling Agreement. The Originator Loans advanced by each Originator will be evidenced by, and payable in accordance with the terms and provisions of, the Transferor Intercompany Notes.


        On each Business Day, to the extent that the Transferor receives either Collections or proceeds from any New Issuances of certificates or increases in the amount of any Variable Funding Certificates, which, in any case, it is not required to hold in trust for, or remit to, the Servicer or the Trustee pursuant to the Pooling Agreement, the Transferor will remit such funds to the Originators (net of any funds needed to pay existing expenses which are then accrued and unpaid) in the following order of priority and application: FIRST to pay the Purchase Price owed to the Originators; and SECOND to pay amounts owed by the Transferor to the Originators under the Transferor Intercompany Notes.


REPRESENTATIONS AND WARRANTIES

        Each Originator will represent and warrant to the Transferor, among other things, that as of any day on which the Receivables and related assets are sold:

                (a) it is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its





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
obligations under the Receivables Purchase Agreement and each other document or instrument to be delivered by it thereunder;

        (b) it is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in all jurisdictions in which the failure so to qualify is likely to have a material adverse effect on such Originator's ability to perform its obligations under the Receivables Purchase Agreement;

        (c) the execution, delivery and performance of, and the consummation of the transactions contemplated by the Receivables Purchase Agreement and the other transaction documents signed by the Originators have been authorized by all necessary corporate action of such Originator and such documents have been executed and delivered on the Originators' behalf, and the Originators are not party to any existing agreements or subject to any applicable laws which would have a material adverse effect on the Transferor's financial condition or operations, or on the Trust Assets or the transactions contemplated herein;

        (d) there is no pending or, to the Originators' knowledge, threatened proceeding before any governmental authority which would have a material adverse effect on the Originators' operations or on its Receivables or the transactions described in this Prospectus;


        (e) all authorizations, consents, licenses, orders and approvals of, or other action by, any governmental authority or other Person that are required to be obtained by the Originators in connection with the due execution, delivery and performance by such Originator of the Receivables Purchase Agreement, or any other transaction document to which they are a party and the consummation of the transactions contemplated by the Receivables Purchase Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or to make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, would not be likely to have a material adverse effect on such Originator's ability to perform its obligations under the Receivables Purchase Agreement; (f) each certificate, information, exhibit, record or report furnished by either Originator is true and correct in all material respects, as of the date it was prepared, when taken as a whole;


        (g) the Receivables Purchase Agreement constitutes, and all documents executed in connection therewith constitute, the legal, valid and binding obligations of each Originator enforceable against each Originator in accordance with its terms, subject to certain bankruptcy and equity exceptions;





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
                (h) the Receivables Purchase Agreement constitutes a valid sale, transfer and assignment by the Originators to the Transferor of all right, title and interest of the Originators in the Receivables and the related assets;

                (i) each Receivable classified as an "Eligible Receivable" by such Originator in any document or report delivered under the Receivables Purchase Agreement will satisfy the requirements of eligibility contained in the definition of Eligible Receivable as of the time of such document or report; and

                (j) whenever the Transferor makes a purchase under the Receivables Purchase Agreement, it will be the legal and beneficial owner of each transferred asset, free and clear of any adverse claim except as created or permitted by the Receivables Purchase Agreement.

        The Receivables Purchase Agreement also provides that the sale and purchase of the Receivables and the related assets is without recourse to either of the Originators except that each Originator will be liable to the Transferor for all representations, warranties and covenants made by such Originator pursuant to the terms of the Receivables Purchase Agreement, all of which obligations are limited so as not to constitute recourse to the Originators for the credit risk of the Obligors. In addition, the Receivables Purchase Agreement provides that neither the Transferor, the Servicers nor the Trustee will have any obligation or liability to any Obligor or other customer or client of either Originator (including any obligation to perform any of the obligations of either Originator under any Receivable, related Contracts or any other related purchase orders or other agreements). See "-- Indemnification" below.

CERTAIN ORIGINATOR COVENANTS

        Each Originator has covenanted, among other things, that:

                (a) it will (i) keep and maintain all documents, books, records and other information relating to the Receivables and will take all actions reasonably within its control to perform such Obligor's obligations under the Contracts and the Credit and Collection Policy except where the failure to do so would not be likely to have a material adverse effect on the rights of Transferor; and (ii) not change the terms and provisions of the Contracts or the Credit and Collection Policy in any respect unless (A) such change would not, in the reasonable belief of such Originator, materially impair the collectibility of any Receivable, (B) such change is not be made with the intent to materially benefit either Originator over Transferor or to materially adversely affect Transferor, unless otherwise permitted by an agreement between such Originator and an unrelated third party or by the terms of the Contracts; and (C) such change is permitted under the Pooling Agreement;


                (b) it will not permit its assets to be commingled with those of Transferor and such Originator shall maintain separate corporate records and books of account from those of Transferor; not conduct its business in the name of Transferor and will cause






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

 Transferor to conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned; provide for its own operating expenses and liabilities from its own funds or those of Affiliates other than Transferor; preserve its own corporate existence and not amend its articles of incorporation or code of regulations until such Originator files all amendments to the UCC financing statements related to the Receivables required to maintain the perfection and protect the interests of Transferor created under the Receivables Purchase Agreement against all creditors of and purchasers from such Originator; not, except as permitted by the Receivables Purchase Agreement, merge with or into or consolidate with or into any other Person; not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of Transferor, except that the organizational expenses of Transferor may be paid by Originators; cause Transferor not to hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of such Originator; maintain an arm's length relationship with Transferor with respect to any transactions between such Originator, on the one hand, and Transferor, on the other; take all actions required to be taken by it to cause Transferor to comply with the provisions of the Pooling Agreement relating to Transferor's maintenance of a separate existence.

        (c) it will comply with all material provisions of applicable law except where failure to so comply would not have a material adverse effect on such Originator's ability to perform its obligations under the Receivables Purchase Agreement;


        (d) it will not sell, pledge, assign or otherwise dispose of, or create or suffer to exist any adverse claim upon, any Receivables originated by it except as contemplated under or permitted by the Pooling Agreement;


        (e) it will not amend its certificate of incorporation, or (except for a merger of one Originator with and into another Originator) merge with or into or consolidate with or into, any other Person without in either case having made all necessary amendments to the UCC filings relating to the Receivables and, in the case of any merger or consolidation with another person, unless the surviving entity (if other than an Originator) has expressly assumed such Originator's obligations under the Receivables Purchase Agreement and Rating Agency Condition has been satisfied with respect to such merger or consolidation;

        (f) it will deposit any Collections it receives directly from an Obligor into a Transferor Collection Account within one Business Day following the date on which those Collections are entered into the accounting records of the applicable Originator; and


        (g) prior to one year and one day after the Invested Amounts are all paid in full, it will not institute any bankruptcy, reorganization or insolvency proceedings against an Originator.





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

AMENDMENTS

        The Receivables Purchase Agreement may be amended from time to time by written agreement of the Originators and the Transferor. The Originators and Transferor may make material amendments to the Receivables Purchase Agreement only if they comply with the Rating Agency Condition. The Transferor has covenanted not to consent to any such amendment that would adversely affect in any material respect the interests of the Investors or any Enhancement Provider.

TERMINATION

        The Receivables Purchase Agreement provides that prior to the Amortization Date, the Originators may not terminate their agreement to sell Receivables to the Transferor. The Receivables Purchase Agreement also provides that the agreement of the Originators to sell Receivables under the Receivables Purchase Agreement and the agreement of the Transferor to purchase Receivables from the Originators, will terminate automatically on the day on which a bankruptcy proceeding is filed by or against such Originator (the "PURCHASE TERMINATION DATE").

FINAL PAYMENT OF PRINCIPAL

        In any event, the last payment of principal and interest on the Investor Certificates of any Series will be due and payable not later than the Final Scheduled Payment Date. If, on or before the Final Scheduled Payment Date, the Master Servicer determines that the Aggregate Invested Amount (after giving effect to all changes therein on such date) will exceed zero, the Master Servicer will solicit bids for the sale of interests in the Trust Assets at an asking price of 110% of the Aggregate Invested Amount on the Final Scheduled Payment Date (after giving effect to all distributions required to be made on the Final Scheduled Payment Date). The Transferor will be entitled to participate in and to receive notice of each bid submitted in connection with such bidding process. Upon the expiration of such period, the Master Servicer will determine (a) which bid is the highest cash purchase offer (the "HIGHEST BID") and (b) the amount (the "AVAILABLE FINAL DISTRIBUTION AMOUNT") which otherwise would be available in the Trust Accounts for distribution to the Series 1996-1 Certificateholders. The Master Servicer will sell such interests in the Trust Assets on the Final Scheduled Payment Date to the bidder with the Highest Bid and will deposit the proceeds of such sale in the Concentration Account for allocation (together with the Available Final Distribution Amount) to the Series 1996-1 Certificateholders.

        If the proceeds of such sale, together with the Available Final Distribution Amount, are less than the Aggregate Invested Amount plus accrued and unpaid interest on the Series 1996-1 Certificates, the Series 1996-1 Certificateholders will incur a loss.

OPTIONAL TERMINATION

        On any Distribution Date occurring on or after the Amortization Date when the Aggregate Invested Amount is reduced to 10% or less of the Aggregate Invested Amount,






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

the Transferor will have the option to repurchase the undivided interests in the Trust Assets represented by the Series 1996-1 Certificates without any payment of any prepayment premium. The purchase price will be equal to the unpaid Aggregate Invested amount of the Series 1996-1 Certificates plus accrued and unpaid interest on such unpaid principal amount plus any other amounts that are owed to Investors through the day preceding such Distribution Date at the Certificate Rate applicable to each Class. On the applicable Distribution Date, such purchase price, together with all funds on deposit in the Defeasance Account and the Concentration Account, will be distributed to the Series 1996-1 Certificateholders as a final payment of their Certificates. Following any such repurchase, the Certificateholders of such Series will have no further rights with respect to the Receivables.


MANDATORY REPURCHASE

        The Receivables Purchase Agreement provides that the sole remedy available to the Transferor, the Trustee, any Investor, any Servicer, any Enhancement Provider or any other person in the event that any representation and warranty made by an Originator in connection with Receivables sold under the Receivables Purchase Agreement shall not have been true and correct in all material respects as of the date of such sale shall be the repurchase by such Originator of each Receivable to which such breach relates (an "INELIGIBLE RECEIVABLE"). The terms and provisions of such repurchase vary under the Receivables Purchase Agreement depending upon the representation and warranty breached.

        With respect to a breach of an Originator's representation and warranty regarding (a) the ownership of a Receivable sold by it to the Transferor, (b) the necessity of obtaining further consents, licenses, approvals, authorizations or the like from any Governmental Authority in connection with the transfer of a Receivable or (c) the compliance of each Receivable classified by such Originator in a document prepared under the Receivables Purchase Agreement as an "Eligible Receivable" with the requirements of eligibility set forth in the definition of Eligible Receivable then in effect, the Receivables Purchase Agreement provides that within 90 days (or with the prior written consent of Transferor, such longer period specified in such consent) of the earlier to occur of the discovery of such breach by such Originator, or receipt by such Originator of written notice of such breach given by Transferor, such Originator shall repurchase from the Transferor and the Transferor shall convey to such Originator, without recourse, representation, or warranty, all of the Transferor's right, title, and interest in and to each Ineligible Receivable to which such breach relates; provided, however, that no such repurchase shall be required to be made with respect to such Ineligible Receivable if, at the time of such repurchase, either (x) the representations and warranties referred to in this sentence shall then be true and correct in all material respects with respect to such Ineligible Receivable as if such Ineligible Receivable had been conveyed to the Transferor on such day, (y) such Ineligible Receivable has been collected in full, or (z) the aggregate amount of Ineligible Receivables outstanding at any time and with respect to which such representations and warranties continue to be incorrect in any material respect does not in the sole reasonable judgment of an officer of Transferor have a material adverse effect on the interest of the Trust in the Receivables as whole, including the ability of the Servicer in its sole reasonable judgment to collect the Receivables.

        With respect to a breach of an Originator's representation and warranty regarding the conveyance of the Receivables to the Transferor free and clear of certain Liens and in compliance with applicable law, the Receivables Purchase Agreement provides that such Originator shall repurchase from the Transferor and the Transferor shall convey to such Originator, without recourse, representation, or warranty, all of the Transferor's right, title, and interest in all of the Ineligible Receivables affected by such breach as soon as practicable after the earlier to occur of the discovery of such breach by such Originator or the receipt by such Originator of written notice of such breach given by the Transferor.

        With respect to a breach of an Originator's representation and warranty regarding the binding effect of the Sale Documents on such Originator or the validity of the sale of Receivables to the Transferor, the Receivables Purchase Agreement provides that the Transferor may give such Originator written notice directing such Originator to repurchase all of the Receivables transferred by such Originator thereunder within 60 days after such notice (or within such longer period as may be specified in such notice); whereupon, such Originator will repurchase and the Transferor shall convey to such Originator, without recourse, representation, or warranty, all of the Transferor's right, title, and interest in all of the Receivables transferred by such Originator, on the first Distribution Date occurring after such applicable period; PROVIDED, HOWEVER, that no such repurchase by an Originator shall be required to be made if, at the time of such repurchase, the representations and warranties described in this sentence shall then be true and correct in all material respects.

        The Receivables to be repurchased by the Originators shall be reconveyed monthly by the Transferor. The Repurchase Price for the Receivables shall be an amount equal to the aggregate unpaid balance of Ineligible Receivables on the date of repurchase times the Purchase Price Percentage therefor and less any Collections received by the Servicer with respect to such Repurchased Receivables. Payment of the Repurchase Price may be made, at the option of the repurchasing Originator: (i) in immediately available funds;
(ii) as a credit to the Purchase Price that would be payable by the Transferor to the repurchasing Originator on such Distribution Date or on any future Distribution Date until the Repurchase Price has been paid in full; or (iii) any combination of the foregoing.

        On or prior to the date that an Originator is required to repurchase Receivables under the Receivables Purchase Agreement, the Transferor is required to execute and deliver to the repurchasing Originator a reconveyance pursuant to which the Transferor conveys to such Originator all of the Transferor's right, title, and interest in the Receivables to be repurchased by such Originator. The Transferor shall (and shall cause the Trustee to) execute such other documents or instruments of conveyance or take such other actions as the repurchasing Originator may reasonably require to effect any repurchase of Receivables pursuant to the Receivables Purchase Agreement.

        The Originators may elect (between themselves, and without the necessity of any consent or approval of any other Person) that any repurchase of Receivable required or permitted to be effected by an Originator (the "ASSIGNOR ORIGINATOR") under the Receivables Purchase Agreement may be effected by the other Originator (the "ASSIGNEE ORIGINATOR"), with such election to be made by an Originators' delivery to the Transferor of notice, not more than five (5) Business Days prior to the date of such repurchase of such election, which notice shall identify the Receivables subject to such election. Upon delivery of such notice, all rights, liabilities and obligations of the Assignor Originator in respect of such repurchase shall be automatically assigned to the Assignee Originator, the Assignor Originator shall have no further rights, liabilities or obligations in respect of such repurchase, and such repurchase shall thereupon be consummated by and in the name of the Assignee Originator.

        Nothing in the Receivables Purchase Agreement is intended to assign or impose on the Transferor, any Servicer, or the Trustee, any obligations or liability to any Obligor under any Receivable nor to any other customer or client of either Originator (including any obligation to perform any of the obligations of either Originator under any Receivable, any related Contracts or any other related purchase orders or agreements). All such obligations and liabilities shall remain with the respective Originator thereof.

INDEMNIFICATION

        The Receivables Purchase Agreement provides that each Originator will indemnify the Transferor, each of its successors, permitted transferees and assigns and all officers, directors, shareholders, employees and agents of any of the foregoing (each individually, an "INDEMNIFIED PARTY"), from and against any and all claims, losses, liabilities, reasonable costs and expenses awarded against or incurred by any of them (all of the foregoing, collectively "INDEMNIFIED AMOUNTS") including, among others:

                (a) the failure by such Originator to comply with certain provisions of the Receivables Purchase Agreement, or the failure by such Originator to comply with any applicable Requirements of Law with respect to any Receivable or the related Contract or invoice;

                (b) any dispute, claim, offset or defense of any Obligor to the payment of any Receivable asserted against such Originator to the extent that such dispute, claim, offset or defense does not relate specifically to the amount or the validity of the Receivable;

                (c) any investigation, litigation or proceeding related to the Receivables Purchase Agreement or such Originator or the use of proceeds by such Originator or reinvestments of proceeds thereof, other than any litigation or proceeding between such Originator or any Affiliate thereof, on the one hand, and the Transferor or any Affiliate thereof, on the other hand, in which such Originator or an Affiliate thereof prevails in a final non-appealable judgment by a court of competent jurisdiction;





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
                (d) any product liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party other than the Transferor or any obligor, whether sounding in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Receivable or the related assets with respect thereto or collections thereof;

                (e) any failure by such Originator to be duly qualified to do business or be in good standing in any jurisdiction in which such qualification or good standing is necessary for the enforcement of any Receivable;

                (f) the failure of such Originator to remit Collections as required under the Receivables Purchase Agreement or the commingling of Collections of Receivables at any time with other funds prior to distribution under the applicable Supplement; or

                (g) any tax or governmental fee or charge (other than franchise taxes and taxes on or measured by the net income of the Transferor or any of its assignees), all interest and penalties thereon or with respect thereto, which may arise by reason of the purchase or ownership of the Receivables or any related asset connected with any such Receivables.


        Notwithstanding the foregoing, in no event will any Indemnified Party be indemnified for Indemnified Amounts to the extent: (i) they result from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties or breach of fiduciary duty on the part of such Indemnified Party, (ii) they include losses in respect of Receivables and reimbursement therefor would constitute recourse for uncollectible Receivables, (iii) they are for lost profits or for consequential, special or punitive damages, (iv) they are or result from any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party, (v) they result from any action or omission of a Servicer unless such Servicer is a Originator or an Affiliate of an Originator or (vi) they include any claims, losses, liabilities, reasonable costs and expenses relating to a Receivable as to which there has been a repurchase obligation pursuant to the Receivables Purchase Agreement.



                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF THE RECEIVABLES

        Each Originator will sell the Receivables to the Transferor and the Transferor in turn will transfer the Receivables to the Trust. The Transferor will represent and warrant that the transactions described in the Pooling Agreement are either a sale to the Trust of all right, title and interest of the Transferor in the Receivables and the proceeds thereof or a grant of a security interest to the Trust in and to the Receivables and the proceeds thereof.





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        Each of the Originators and the Transferor will represent that the
Receivables are "accounts" or "general intangibles" for purposes of the UCC as in effect in each jurisdiction the laws of which govern the perfection of the Transferor's and the Trust's interests therein. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. No later than the Closing Date, financing statements covering the Receivables will be filed under the UCC as in effect in Ohio and New York by the Transferor to perfect its and the Trustee's respective interests in the Receivables, and the Servicers will be required to file continuation statements, if necessary, to continue the perfection of such interests.


        There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of Receivables coming into existence after the date of the Pooling Agreement could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of either Originator arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Under the Receivables Purchase Agreement, each Originator will warrant to the Transferor, and under the Pooling Agreement, the Transferor will warrant to the Trust, that it has transferred the Receivables free and clear of the lien of any third party.

CERTAIN MATTERS RELATING TO BANKRUPTCY

        Each Originator will warrant to the Transferor in the Receivables Purchase Agreement that the sale of the Receivables by it to the Transferor is a valid sale of the Receivables to the Transferor. In addition, each Originator and the Transferor will agree to treat the transactions described in the Receivables Purchase Agreement as a sale of the Receivables to the Transferor, and the Originators will take all actions that are required under Ohio and New York law to perfect the Transferor's ownership interest in the Receivables. Notwithstanding the foregoing, if either Originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from such debtor to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of Collections of Receivables to the Transferor (and therefore to the Trust and to Investors) could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

        In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, OCTAGON GAS SYSTEM, INC. V. RIMMER, the court determined that "accounts," as defined under the Uniform Commercial Code, and which would likely include the Receivables, may properly be included in the bankruptcy estate of a transferor regardless of whether the transfer of such receivables is treated as a sale or a secured loan. The OCTAGON case has been criticized by many commentators as an incorrect reading of the law. The circumstances under which the OCTAGON ruling would apply are not fully known and the extent to which the OCTAGON decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the conclusions in the OCTAGON case





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
were applied in a bankruptcy of an Originator, the Receivables would be part of its bankruptcy estate, would be subject to claims of certain creditors and would be subject to the potential delays and reductions in payments to the Transferor and Investors described in the preceding paragraph even if the transfer is treated as a sale.

        In addition, if an Originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that such Originator should be substantively consolidated with the Transferor, delays in payments on the Investor Certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or such debtor, reductions in such payments could result.


        The Transferor will warrant to the Trust that the transfer of the Receivables to the Trust is either a sale of the Receivables or a grant of a first priority security interest in the Receivables to the Trust. The Transferor will take all actions that are required under Ohio and New York law to perfect the Trust's first priority security interest in the Receivables, and the Transferor will warrant to the Trust that the Trust has a first priority perfected security interest therein and in the Receivables Purchase Agreement. Nevertheless, a tax or government lien on property of an Originator or the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Transferor's certificate of incorporation provides that it will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of all of its directors, including the independent directors. Pursuant to the Pooling Agreement, the Servicers, the Trustee, the Transferor and the Originators will covenant that they will not, with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke any bankruptcy, reorganization or other proceedings under any Federal or state bankruptcy or similar law for at least one year and a day after all of the Investor Certificates have been paid in full. In addition, certain other steps will be taken to avoid the Transferor's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Investor Certificates or (should the court rule in favor of any such trustee or creditor) reductions in the amount of such payments could result.

        If the Transferor, either Originator or the Servicers were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, pursuant to the Pooling Agreement, additional Receivables would not be transferred to the Trust and the Trustee would sell the Receivables unless the Majority Investors disapprove the sale of the Receivables. The proceeds from such a sale of the Receivables would then be treated by the Trustee as Collections on the Receivables. Notwithstanding the above, if the amount available to the Trust for distribution after the sale would be less than the Aggregate Principal Amount plus interest due thereon, then the Trustee shall not proceed with the sale unless holders of 51% or more of the Invested Amount for each Series consent to such sale. This procedure, however, could be delayed as described above.

Upon the occurrence of certain events of bankruptcy, insolvency or receivership, if no Early Amortization Event other than the commencement of such bankruptcy or similar event exists, the trustee-in-bankruptcy may have the power to continue to require the Transferor to transfer new Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of any Amortization Period. See "Description of the Series 1996-1 Certificates -- Early Amortization Events."


        The occurrence of certain events of bankruptcy, insolvency or receivership with respect to a Servicer will result in a Servicer Default, which Servicer Default, in turn, may result in the termination of the Revolving Period. If no Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of such Servicer may have the power to prevent the Trustee or the Investors from appointing a successor Servicer.


                           CERTAIN TAX CONSIDERATIONS

GENERAL

        Set forth below is a discussion of the Federal income and Ohio income and franchise tax consequences to holders of Investor Certificates of each Series or Class that are intended to be characterized as debt; additional or different tax considerations will be disclosed in the applicable Prospectus Supplement for other Series or Classes. This discussion does not deal with all aspects of Federal income or Ohio income and franchise taxation that may be relevant to holders of the Investor Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the Federal income or Ohio income and franchise tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors should consult their own tax advisors with regard to the Federal income tax consequences of holding and disposing of Investor Certificates, as well as the tax consequences arising under the laws of Ohio or any other state, foreign country or other jurisdiction.

FEDERAL INCOME TAX CONSEQUENCES

        This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

TREATMENT OF THE INVESTOR CERTIFICATES AS INDEBTEDNESS

        The Transferor and the Investors will express in the Pooling Agreement the intent that for Federal, state and local income and franchise tax purposes, the Investor Certificates will be indebtedness of the Transferor secured by the Receivables. The Transferor, by entering into the Pooling Agreement will agree, and each Investor, by the acceptance of an Investor Certificate, will agree to treat the Investor Certificates as indebtedness of the Transferor for Federal, state and local income and franchise tax purposes. However, the Transferor will treat the arrangement, for certain non-tax purposes, as a transfer of an ownership interest in the Receivables and not as creating a debt obligation of the Transferor.

        A basic premise of Federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under Federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes. In this case, for Federal income tax purposes, both the stated intent of the parties and the substance of the transaction is that the Investor Certificates will be indebtedness of the Transferor secured by the Receivables.

The determination of whether a transaction is a purchase of an interest in property or instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Squire, Sanders & Dempsey, special tax counsel to the Transferor and the Trust ("TAX COUNSEL"), is of the opinion that, the Investor Certificates will properly be characterized for Federal income tax purposes as indebtedness secured by the Receivables.

TREATMENT OF THE TRUST

        In the opinion of Tax Counsel, the Trust will be viewed for Federal income tax purposes as a security arrangement for debt issued directly by the Transferor and other holders of equity interests in the Trust. Therefore, the Trust will be disregarded for Federal income tax purposes and not be subject to Federal income tax.

FEDERAL INCOME TAX CONSEQUENCES -- UNITED STATES INVESTORS

        Interest Income to Investors. Except as otherwise expressly indicated, the following discussion assumes that the Investors Certificates will be treated as debt obligations for federal income tax purposes. The discussion further assumes that the Investor Certificates will be issued in registered form, have all payments denominated in U.S. dollars and have a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Investor Certificates will meet the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Investor Certificates (i.e., any excess of the stated redemption price at maturity over the issue price) will constitute a de minimis amount (i.e., less than 1/4% of the stated redemption price at maturity multiplied by the number of full years until maturity), all within the meaning of the OID regulations.

        It is anticipated that the Investor Certificates will be issued at par value (or at a de minimis discount from par value) and that stated interest on the Investor Certificates generally will constitute "qualified stated interest". Accordingly, interest thereon will be taxable as ordinary income for Federal income tax purposes when received or accrued by Certificateholders in accordance with their respective methods of tax accounting, and no OID will arise with respect to the Investor Certificates.

        A Certificateholder who purchases an Investor Certificate at a discount subsequent to its original issue may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Investor Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount for the Investor Certificate.

        If an Investor Certificate is purchased by a Certificateholder at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the Investor Certificate in accordance with the provisions of Section 171 of the Code.

        INFORMATION REPORTING AND BACKUP WITHHOLDING. The Paying Agent will be required to report annually to the IRS and to each Investor of record the amount of interest paid on Investor Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt Investors (generally, Investors that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Investor" of record is Cede, as nominee for DTC, Investors and the IRS will receive tax and other information only from Participants and Indirect Participants rather than the Paying Agent. Accordingly, each nonexempt Investor will be required to provide, under penalties of perjury, a certificate or IRS Form W-9 containing the Investor's name, address, correct Federal taxpayer identification number and a statement that such Investor is not subject to backup withholding. If a nonexempt Investor fails to provide the required certification, the Paying Agent (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the Investor, and remit the withheld amount to the IRS as a credit against the Investor's Federal income tax liability.

        Possible Classification of the Investor Certificates as Interests in a Partnership or Association. Although, as described above, it is the opinion of Tax Counsel that the Investor Certificates properly will be characterized as debt for Federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Investor Certificates were not debt obligations for Federal income tax purposes, the Trust or the arrangement among the Transferor (and any other holders of equity interests in the Trust) and the Investors might be classified as a partnership for Federal income tax purposes, as an association taxable as a corporation, or as a "publicly traded partnership" taxable as a corporation.

        If the Investor Certificates were treated as interests in a partnership other than a "publicly traded partnership," the income reportable by Investors as partners in such a partnership could differ from the income reportable by Investors as holders of debt. However, except as provided below, it is not expected that such differences would be material. A cash basis Investor treated as a partner might be required to report income when it accrues to the partnership rather than when it is received by the Investor. Moreover, an individual Investor's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, with the result that the Investor might be taxed on a greater amount of income than the stated interest on the Investor Certificates.

        If, alternatively, some or all of the Investor Certificates were treated as equity interests in an association taxable as a corporation or in a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to Federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity on such Investor Certificates probably would not be deductible in computing the entity's taxable income and distributions to such Investors probably would be treated as dividend income to such holders. Such an entity-level tax could result in reduced distributions to all Investors, and the holders of Investor Certificates could also be liable for a share of such a tax.

        Since the Transferor will treat the Investor Certificates as indebtedness for Federal income tax purposes, the Paying Agent (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under those alternative characterizations of the Investor Certificates.

FEDERAL INCOME TAX CONSEQUENCES -- NON-UNITED STATES INVESTORS

        Except as otherwise expressly indicated, the following discussion assumes that the Investors Certificates will be treated as debt obligations for federal income tax purposes.


                (a) Interest paid to a nonresident alien or foreign corporation or partnership will be exempt from U.S. withholding taxes (including backup withholding taxes), provided the Investor complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Transferor or its affiliates (including Centerior Energy), is not a controlled foreign corporation with respect to the Transferor or its affiliates, and does not bear certain relationships to holders of equity interests, if any, in the Trust other than the Transferor). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Investor Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Investor Certificates stating that the Investor is not a U.S. person and providing such Investor's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Investor Certificates or such owner's agent claiming an exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of the Investor Certificates or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

                (b) an Investor who is a nonresident alien or foreign corporation generally will not be subject to United States Federal income tax on gain realized on the sale, exchange or redemption of such Investor Certificate, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of an Investor that is an individual, such Investor is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and certain other conditions are met, and (iii) in the case of gain representing accrued interest, the conditions described in clause
        (a) are satisfied; and

                (c) an Investor Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States Federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the Transferor or its affiliates, and does not bear certain relationships to holders of equity interests, if any, in the Trust, other than the Transferor and
        (ii) the holding of such Investor Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

        If the IRS were to contend successfully that some or all of the Investor Certificates are equity interests in a partnership (not taxable as a corporation), an Investor that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax, and would be subject to withholding tax on its share of partnership income. If some or all of the Investor Certificates are recharacterized as equity interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on such Investor Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at the rate of 30% unless such rate were reduced by an applicable treaty.

STATE AND LOCAL TAX CONSEQUENCES

        The state and local tax consequences of an investment in the Investor Certificates will depend in part upon the tax laws of the jurisdictions where the Investors reside or are doing business. Certain Ohio tax implications of an investment in the Investor Certificates are described below. The tax consequences arising to the Investors under the laws of other jurisdictions are not discussed in this summary. Potential Investors should consult their own tax advisers as to the state and local tax consequences of an investment in the Investor Certificates in their particular circumstances.

        The discussion of Ohio tax consequences set forth below is based upon present provisions of the Ohio statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive.

        In general, the treatment of the Investor Certificates for Federal income tax purposes should apply for Ohio tax purposes. Thus, if the Investor Certificates are treated as indebtedness for Federal income tax purposes, the Investor Certificates should be treated as indebtedness for Ohio income tax purposes. In such case, Investors not otherwise subject to Ohio tax would not become subject to such tax solely because of their ownership of the Investor Certificates. The Trust would not be taxable in Ohio.

        If some or all of the Investor Certificates are treated as equity interests in a partnership (other than a "publicly traded partnership") for Federal income tax purposes, the Investor Certificates should be treated as partnership interests for Ohio corporate franchise tax purposes. In such case, Ohio could view the partnership as doing business in Ohio. In this circumstance, the partnership would not be an entity subject to income taxation in Ohio. Rather each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners of the partnership (including holders of Investor Certificates that are treated as equity interests in the partnership), who would be responsible for any income tax imposed at the partner level. Nonresident individual partners who receive allocations of the partnership's Ohio taxable income would be subject to tax in Ohio on that income. Corporate partners generally would be required to take into account income from their partnership interests for purposes of calculating the amount of their income apportioned to Ohio. However, corporate limited partners not otherwise subject to Ohio corporate franchise tax should not become subject to such tax by reason of mere ownership of the Investor Certificates.

        If the Investor Certificates are instead treated for Federal income tax purposes as equity interests in an entity classified as an association taxable as a corporation or in a "publicly traded partnership" taxable as a corporation, the entity would be subject to the Ohio corporate franchise tax on its taxable income generated by ownership of the Receivables. The Investors probably would be taxed on distributions by the entity on such Investor Certificates in the same manner as they are taxed on regular corporate dividends and other distributions. The entity- level taxes could result in reduced distributions to all Investors. If corporate treatment were to apply, an Investor not otherwise subject to tax in Ohio should not become subject to Ohio tax on distributions from the entity as a result of its mere ownership of the Investor Certificates.


                              ERISA CONSIDERATIONS

        Section 406 of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") prohibits employee benefit plans described in Section 401 of ERISA from engaging in certain transactions with persons who are "parties in interest" unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code prohibits plans described in Section 4975(e)(1) of the Code from engaging in transactions with persons who are

"disqualified persons" unless a statutory or administrative exemption applies. Plans described in Section 401 of ERISA and Section 4975(e)(1) of the Code (collectively, "BENEFIT PLANS") may be subject to excise taxes, civil fines and other liabilities for violating the "prohibited transaction" rules of Section 406 of ERISA and Section 4975 of the Code. For example, a prohibited transaction could arise, unless an exemption were available, if an Investor Certificate was viewed as debt of the Transferor and the Transferor was a "party in interest" or a "disqualified person" with respect to a Benefit Plan that acquired the Investor Certificate.

        Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute assets of any Benefit Plan that owned Investor Certificates. Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "FINAL REGULATION"), a Benefit Plan's assets may include an interest in the underlying assets of corporations, partnerships, trusts and certain other entities for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Benefit Plan (or other entities whose assets include assets of a Benefit Plan) acquires "an equity interest" in such entity. Accordingly, if a Benefit Plan purchases Investor Certificates, the Trust could be deemed to hold assets of the Benefit Plan unless one of the exceptions under the Final Regulation is applicable to the Trust.

        The Final Regulation only applies to the investment by a Benefit Plan in an "equity interest" of an entity. Assuming that an Investor Certificate is an equity interest for purposes of the Final Regulation, the Final Regulation contains several exceptions that may apply to the purchase of Investor Certificates by Benefit Plans. Under one exception the issuer of a security will not be deemed to hold assets of a Benefit Plan that purchases the security so long as the security qualifies as a "publicly-offered security" for purposes of the Final Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is
(A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of this exception, a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

        The Investor Certificates of each Class and Series must be separately tested under, and may each meet, the criteria of publicly offered securities as described above. There are no restrictions imposed on the transfer of the Investor Certificates, and the Investor Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. Based on information provided by an underwriter, agent or dealer involved in the distribution of the Investor Certificates, the Transferor will notify the Trustee as to whether or not the Investor Certificates of a Class or Series will be held by at least 100 separately named persons at the conclusion of the offering thereof. The Transferor will not, however, determine whether the 100 independent investors requirement of the exception for publicly offered securities is satisfied as to either a specific Class or Series. Prospective purchasers may obtain a copy of the notification described in the same preceding sentence from the Trustee at its Corporate Trust Department.

        Under another exception, the Trust Assets will not be deemed to constitute assets of any Benefit Plan that owns Investor Certificates if equity participation by "benefit plan investors" is not "significant". For this exception, such participation is not "significant" if immediately after the most recent acquisition of any equity interest in the entity, whether or not from an issuer or underwriter, less than twenty-five percent (25%) of the value of every Class or Series of Investor Certificates is held by "benefit plan investors" (defined as Benefit Plans and plans not subject to ERISA (for example, governmental plans)). Another exception involves an "operating company" classification within the meaning of the Final Regulation. Since the Trust will not be an "operating company," this exception will not be available to Benefit Plans that purchase Investor Certificates.

        If the Investor Certificates of a Class or Series fail to meet the requirements of the publicly-offered securities exception, and equity participation by "benefit plan investors" is "significant" and the Trust Assets are deemed to include assets of benefit plan investors, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, persons providing services with respect to the assets of the Trust could become "parties in interest" with respect to the benefit plan investors and could, in certain cases, be subject to the prohibited transaction and other fiduciary responsibility rules of ERISA. Thus, for example, if a participant in any Benefit Plan holding Investor Certificates is an Obligor of one of the Receivables, under a DOL interpretation the purchase of such Investor Certificates by such Benefit Plan could constitute a prohibited transaction.

        There are three class exemptions issued by the DOL that could apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). However, there is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust Assets.

        As discussed above, while Tax Counsel has given its opinion that the Investor Certificates will properly be treated as debt for Federal income tax purposes, if any Class or Series of Investor Certificates is treated as equity interests in a partnership in which any other Class or Series of Investor Certificates are debt, all or part of a tax-exempt investor's share of income from the Investor Certificates that are treated as equity probably would be treated as unrelated debt-financed income under the Code and taxable to the tax-exempt investor.

        In light of the foregoing, fiduciaries of Benefit Plans considering the purchase of Investor Certificates should consult their own counsel as to whether the acquisition of such Investor

Certificates would be a prohibited transaction, whether Trust Assets which are represented by such Investor Certificates would be considered assets of the Benefit Plan, the consequences that would apply if the Trust Assets were considered assets of the Benefit Plan, the applicability of exemptive relief from the prohibited transaction rules and the applicability of the tax on unrelated business income and unrelated debt- financed income. In addition, based on the reasoning of the United States Supreme Court's recent decision in JOHN HANCOCK MUT. LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517
(1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of Investor Certificates with assets of an insurance company's general account may subject the insurance company to the fiduciary rules of ERISA with respect to its assets and may cause the prohibited transaction rules to apply. Potential Investors should, however, determine what impact, if any, the exemptive relief granted by the Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) will have on their acquisition of Investor Certificates.

        The Series 1996-1 Certificates may not be issued, assigned or transferred to or otherwise held by any Person which is a "benefit plan investor" as defined in Section 2510.3 101 (F)(2) of the Labor Regulations promulgated under ERISA, unless the acquisition or holding of such Series 1996-1 Certificates is exempted from the "prohibited transaction" provisions of ERISA. Any purported transfer of a Series 1996-1 Certificate to a benefit plan investor in violation of the foregoing restriction shall be void and of no effect. Each benefit plan investor that acquires any Series 1996-1 Certificates will be deemed to have represented and warranted to the Trust that such Investor's acquisition or holding of the Series 1996-1 Certificates does not constitute a nonexempt "prohibited transaction" under the applicable provisions of ERISA and the Code.


                                  UNDERWRITING

        Subject to the terms and conditions set forth in an Underwriting Agreement dated _______________, 1996 (the "Underwriting Agreement"), among the Transferor, the Servicers, and Citicorp Securities, Inc., CS First Boston, Inc. and Chase Securities Inc. (the "Underwriters"), the Transferor will agree to sell to the Underwriters, and the Underwriters will agree to purchase from the Transferor the respective principal amounts of Series 1996-1 Certificates set forth opposite their names below.


                                                   Principal
                                                   Amount of
                                                   Series 1996-1
        Underwriter                                Certificates
        -----------                                ------------
        Citicorp Securities, Inc.                  _____
        CS First Boston, Inc.                      _____
        Chase Securities Inc.                      _____

                                  Totals           _____



        In the Underwriting Agreement, the Underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Investor Certificates offered hereby if any Investor Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated. The Transferor will be advised by the Underwriters that the Underwriters propose initially to offer the Investor Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of .___% of the principal amount of the Investor Certificates. The Underwriters may allow, and such dealers may reallow, a discount not in excess of .___% of such principal amount to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

        The Underwriting Agreement will provide that the Transferor and Servicers will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.


        One or more of the Underwriters has a lending relationship with Centerior Energy or its subsidiaries.



                                 LEGAL MATTERS

        Certain legal matters relating to the Investor Certificates will be passed upon for the Transferor and the Trust by Squire, Sanders & Dempsey, Cleveland, Ohio, and the Underwriters by Brown & Wood. Certain Ohio and Federal income tax matters will be passed upon by Squire, Sanders & Dempsey. Squire, Sanders & Dempsey has in the past provided legal services to the Originators and their Affiliates.

                                    GLOSSARY

As used herein, the following terms shall include in the singular number the plural and in the plural number the singular:

"AFFILIATE" means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, without limiting the generality of the foregoing, shall be presumed to include (A) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (B) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and controlled" have meanings correlative to the foregoing.

"AGGREGATE INVESTED AMOUNT" is defined on page 5 of the Prospectus.


"AGGREGATE INVESTORS' INTEREST" is defined on page 5 of the Prospectus.

"AGGREGATE REQUIRED RESERVES" is defined on page 8 of the Prospectus.

"ALLOCATED INELIGIBLE PERCENTAGE" means, as calculated by the Master Servicer in each Daily Report for the Immediately Preceding Business Day, a fraction (expressed as a percentage) equal to the following:

                 AIP     =        PDU     +        AIR
                                  ---              ---
                                  ATR              ABR

        where:

                 AIP     =        The Allocated Ineligible Percentage;

                 PDU     =        That portion of total revenues for the
                                  immediately preceding 30 day period (the
                                  "PIP Dollar Usage") which is allocated to PIP
                                  Receivables, as such portion was calculated in the most recent Daily Report (such calculation to be made no less frequently than twice per month at approximately equal intervals);

                 ATR     =        The aggregate dollar amount of total revenues
                                  for the immediately preceding 30 day
                                  period, as calculated in the most recent
                                  Daily Report (such calculation to be made no less frequently than twice per month at approximately equal intervals);

                 AIR     =        The Aggregate Outstanding Balance of Billed
                                  Receivables the Obligors of which are not Eligible Obligors, as calculated in such Daily Report; and

                 ABR     =        The Aggregate Outstanding Balance of total
                                  Billed Receivables, as calculated in such Daily Report.

"AMORTIZATION DATE" is defined on page 57 of the Prospectus.

"AMORTIZATION PERIOD" is defined on page 14 of the Prospectus.

"APPLICABLE STRESS FACTOR" is defined on page 107 of the Prospectus.


"ASSIGNEE ORIGINATOR" is defined on page 82 of the Prospectus.

"ASSIGNOR ORIGINATOR" is defined on page 82 of the Prospectus.



"AVERAGE DILUTION RATIO" is, for any Collection Period, the average of the Dilution Ratios for such Collection Period and for the immediately preceding eleven consecutive Collection Periods.

"BANKRUPTCY CODE" is defined on page 42 of the Prospectus.

"BASE AMOUNT" is defined on page 13 of the Prospectus.

"BENEFIT PLANS" is defined on page 92 of the Prospectus.

"BILLED RECEIVABLE" is defined on page 30 of the Prospectus.


"BUDGET/BALANCED BILLING PAYMENT PLAN" is defined on page 35 of the Prospectus.

"BUSINESS DAY" means any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York, Cleveland, Ohio, Toledo, Ohio, or the city in which the principal corporate offices of the Trust are located are authorized or obligated by law, executive order or governmental decree to be closed.

"CPP" is defined on page 43 of the Prospectus.

"CEI" is The Cleveland Electric Illuminating Company.

"CARRYING COST ACCOUNT" is defined on page 12 of the Prospectus.


"CARRYING COST AMOUNT" is defined on page 54 of the Prospectus.


"CARRYING COST RESERVE" is calculated, on each Business Day, as follows:

        CCR = ACC - CCA + AIA x WFR x (2 x TD)
                          -------------------
                                 360
        where:

        CCR      =       the Carrying Cost Reserve


        ACC      =       accrued and unpaid Carrying Costs plus the amount of
                         Carrying Costs (exclusive of interest on the Investor
                         Certificates) that will, or are estimated to, have accrued by the 15th day of the succeeding calendar month, in each case as set forth in the then-effective
                         Determination Date Certificate (such total being herein called the "Accrued Carrying Costs")


        AIA      =       the Aggregate Invested Amount as of such date


        WFR      =       the sum of (a) the weighted average of the Certificate
                         Rates then in effect plus (b) the Servicing Fee rate
                         (computed at the fixed rate for a successor servicer)

        TD       =       Turnover Days

        CCA      =       the aggregate balance of funds in the Carrying Cost
                         Account as of such date



"CARRYING COSTS" is defined on page 18 of the Prospectus.

"CEDE" means Cede & Co., the nominee of The Depository Trust Company.

"CERTIFICATEHOLDER" means any person in whose name any Certificate is registered in the certificate register.

"CERTIFICATE Rate" is defined on page 10 of the Prospectus.

"CLASS" means any Class of a Series of Investor Certificates identified in the applicable Series Supplement.

"CLASS ALLOCATION PERCENTAGE" means, with respect to any Class on any Distribution Date after the Scheduled Amortization Commencement Date, a fraction with (a) a numerator which equals the Ratable Principal Amount of that Class; and (b) a denominator which equals the sum of such Ratable Principal Amount and the Ratable Principal Amount of each other Class of equal priority with such Class.



"CLOSING DATE" means, with respect to any Series, the Closing Date specified in the related Supplement.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COLLECTION ACCOUNT" is defined on page 17 of the Prospectus.

"COLLECTION PERIOD" is defined on page 16 of the Prospectus.

"COLLECTIONS" is defined on page 16 of the Prospectus.

"COMMISSION" means the Securities and Exchange Commission.

"CONCENTRATION ACCOUNT" is defined on page 17 of the Prospectus.


"CONSOLIDATED AFFILIATE" means, (i) as to any Obligor included in the twenty-six Obligors with the largest outstanding balance of Billed Receivables as of the end of the most recent Collection Period, any other person whose financial statements should, under generally accepted accounting principles, be consolidated with the financial statements of such Obligor; (ii) as to any Obligor, any other Person recognized in the Servicers' accounting records as a Person whose financial statements should, under generally accepted accounting principles, be consolidated with the financial statements of such Obligor; and
(iii) as to each of Centerior Energy, the Originators and the Transferor, any other Person whose financial statements should, under generally accepted accounting principles, be consolidated with the financial statements of Centerior Energy, such Originator or the Transferor, as applicable.


"CONTRACT" means an agreement between an Originator and an Obligor, whether in the form of a written contract, tariff or invoice or an unwritten agreement deemed to have arisen after such Obligor has accepted electric service, in such case pursuant to or under which such

Person shall be obligated to pay from time to time for electric service and the other charges related thereto.


"CREDIT AND COLLECTION POLICY" is defined on page 25 of the Prospectus.

"CURE FUNDS" is defined on page 14 of the Prospectus.


"CUT-OFF DATE" is defined on page 4 of the Prospectus.

"DOL" means the United States Department of Labor.

"DTC" means The Depository Trust Company.


"DAILY REPORT" is defined on page 60 of the Prospectus.

"DEFAULTED RECEIVABLE" means any Receivable: (a) as to which any payment, or part thereof, has remained unpaid for 90 days or more after its original invoice date; (b) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event; or
(c) which, consistent with the Credit and Collection Policy, has been or should be written off as uncollectible.

"DEFEASANCE ACCOUNT" means an administrative sub-account of the Concentration Account or a separate trust account created by the Trustee at the direction of the Transferor.

"DEFERRED ARRANGEMENT PAYMENT PLAN" is defined on page 35 of the Prospectus.


"DEFERRED PAYMENT RIGHT" is defined on page 7 of the Prospectus.

"DEFINITIVE CERTIFICATES" is defined on page 63 of the Prospectus.


"DELINQUENT RECEIVABLE" means a Receivable which is not a Defaulted Receivable and the outstanding balance of which has remained unpaid for 60 days or more after its original invoice date.

"DETERMINATION DATE" means, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

"DETERMINATION DATE CERTIFICATE" is defined on page 60 of the Prospectus.


"DILUTED RECEIVABLE" means that portion of any Eligible Receivable which is either (a) reduced or canceled as a result of (i) any failure by an Originator to deliver any electric power or provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of, or cancellation of, a Contract or invoice or any other adjustment by an Originator which reduces the amount payable by the Obligor on the related Receivable or (iii) any setoff in respect of any claim by an Obligor on the related Receivable or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever asserted (except the discharge in bankruptcy of the Obligor thereof).

"DILUTION" means, with respect to any Receivable, any reduction in the Outstanding Balance thereof on account of such Receivables or any portion thereof becoming a Diluted Receivable; provided that for purposes of calculating the Dilution Ratio, Dilution shall not include any refunds or set offs of any security deposits or credit balances which were subtracted from the Outstanding Balances of Eligible Receivables included in the calculation of the Net Receivable Balance.


"DILUTION HORIZON RATIO" means, as calculated by the Master Servicer in each Determination Date Certificate for the most recently ended Collection Period, a fraction, (i) the numerator of which equals (A) the aggregate amounts of all new billed Pool Receivables generated during the most recently ended Collection Period and (B) the aggregate Outstanding Balances of Unbilled Receivables as determined on the last Business Day of the most recently ended Collection Period and (ii) the denominator of which equals the Net Receivables Balance as determined on the last Business Day of the most recently ended Collection Period.

"DILUTION RATIO" means, as calculated by the Master Servicer in each Determination Date Certificate for the most recently ended Collection Period, the percentage equivalent of a fraction having (a) a numerator equal to the aggregate amount of Dilution on the Pool Receivables during such Collection Period, and (b) a denominator equal to the aggregate amounts of new billed Pool Receivables generated during the Collection Period immediately preceding the most recently ended Collection Period.

"DILUTION RESERVE RATIO" means, as calculated by the Master Servicer in each Determination Date Certificate for the most recently ended Collection Period for the Series 1996-1 Certificates, the percentage equivalent of a fraction equal to the product of:

                 (a)     the sum of

                         (i) the product of (A) the Applicable Stress Factor for such Series and (B) the Average Dilution Ratio for such Collection Period, and

                         (ii)     the Dilution Volatility Factor, times

                 (b)     the Dilution Horizon Ratio then in effect.

"DILUTION VOLATILITY FACTOR" means, as calculated by the Master Servicer in each Determination Date Certificate for the Series 1996-1 Certificates for the most recently ended Collection Period, a percentage equal to the product of (i) the amount by which (A) the highest Dilution

Ratio for any Collection Period ending during the most recently ended twelve-month period exceeds (B) the Average Dilution Ratio for the most recent Collection Period and (ii) a fraction equal to (A) the highest Dilution Ratio for any Collection Period ending during such twelve-month period divided by (B) the Average Dilution Ratio for the most recent Collection Period.


"DISTRIBUTION DATE" means (i) during the Revolving Period, __________ 15 and __________ 15 of each year, commencing on __________ 15, 1996 and (ii) during the Amortization Period, the fifteenth day of each calendar month, commencing
(A) in the event that the Amortization Period commences on the Scheduled Amortization Date, on [May 15, 2001] and (B) in the event the Amortization Period occurs as a result of an Early Amortization Event, on the first such day which is at least 30 days after the commencement of the Amortization Period.
If any date described above is not a Business Day, the applicable Distribution Date shall be the first Business Day following such date.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EARLY AMORTIZATION EVENT" is defined on page 57 of the Prospectus.

"ELIGIBLE INSTITUTION" means a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) is a member of the FDIC, (ii) has a combined capital and surplus of at least $50,000,000, (iii) has a long-term unsecured debt rating of at least A3 or better by Moody's and (iv) has (a) a long-term unsecured debt rating of at least A- or better by S&P or (b) a certificate of deposit rating or short-term unsecured debt rating of A-2 by S&P.

"ELIGIBLE INVESTMENTS" is defined on page 52 of the Prospectus.

"ELIGIBLE OBLIGOR" means each Obligor that satisfies the following criteria:
(a) it is not an Affiliate of either Originator; (b) it is a United States resident; (c) as of the end of the most recent Collection Period, it was not the subject of any voluntary or involuntary bankruptcy proceedings; (d) as of the end of the most recent Collection Period, no more than 35% of all Receivables of such Obligor and its Consolidated Affiliates were (for reasons other than disputes) aged more than 89 days past their respective invoice dates; (e) as of the end of the most recent Collection Period, none of the past due Receivables of such Obligor had been evidenced by promissory notes; and (f) it is not a Governmental Authority.

"ELIGIBLE RECEIVABLE" means, at any time, a Receivable, or portion thereof, satisfying the following (and other customary) criteria: (a) the obligor of which is an "Eligible Obligor" (b) which is free from liens and has not been sold or pledged to any other person; (c) which is not a Defaulted Receivable or a Delinquent Receivable; (d) which is (or in the case of an Unbilled Receivable, will be) required to be paid in full within 31 days of the original billing date; (e) which is (or in the case of an Unbilled Receivable, will be) denominated and payable in the United States in United States dollars; (f) which arose in the ordinary course of business of an Originator from the sale of electricity or electric power by or on behalf of such Originator; (g) which represents a bona fide enforceable obligation resulting from a sale of electricity by the Originators; (h) which does not contravene in any material respect applicable laws, rulings and regulations; (i) which complies in all material respects with all material requirements of the Credit and Collection Policy; (j) which has not been extended, rewritten or otherwise modified from the original terms thereof except in conformity with the Credit and Collection Policy of the applicable Originator; (k) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such Receivable have been duly obtained, effected or given and are in full force and effect; (l) which is an account receivable representing all or part of the sales price of merchandise or services within the meaning of Section 3(c)(5) of the Investment Company Act, the Obligor of which is primarily liable with respect thereto; (m) which is an "account" within the meaning of Section 9-106 of the UCC; (n) which is not a Diluted Receivable; provided that any otherwise Eligible Receivable which is a Diluted Receivable in part will be an Eligible Receivable to the extent not subject to any reduction, cancellation, rebate, refund, dispute, counterclaim, refund of security deposit, offset or other factor described in the definition of Diluted Receivable; (o) which is not a PIP Receivable, (p) which is not a Deferred Arrangement Payment Plan Receivable; and (q) which is not subject to any enforceable provision prohibiting the transfer or assignment by the applicable Originator of such payment obligation. Notwithstanding the foregoing, for purposes of calculating the Net Receivables Balance, the aggregate outstanding balance of Unbilled Receivables which do not constitute Eligible Receivables shall be deemed to be the Allocated Ineligible Percentage of the Unbilled Receivables, as calculated in the Daily Report.


"ELIGIBLE SERVICER" means (a) CEI, (b) TE, (c) the Trustee or (d) an entity which, at the time of its appointment as Servicer, (i) is servicing a portfolio of trade receivables, (ii) is legally qualified and has the capacity to service the Receivables, and (iii) has demonstrated the ability to service professionally and competently a portfolio of trade receivables similar to the Receivables in accordance with high standards of skill and care.

"ENHANCEMENT" is defined on page 4 of the Prospectus.

"ENHANCEMENT AGREEMENT" means any agreement, instrument or document governing the terms of any Enhancement or any Series or pursuant to which any Enhancement of any Series is issued or outstanding.

"ENHANCEMENT PROVIDER" means any Person providing any Enhancement.


"EXCESS CONCENTRATION BALANCE" means, on any day and with respect to an Obligor, the amount of otherwise Eligible Receivables due from such Obligor and (without duplication) its Consolidated Affiliates which, expressed as a percentage of the amount of all

Eligible Receivables, exceeds the percentage set forth below for the applicable category of Obligors:

                                Minimum Rating
- -------------------------------------------------------------------------------
             S&P                               Moody's                             Percentage
- ------------------------------      ------------------------------       ------------------------------
A-1+ or AA-                         P-1 or Aa3                                         7.0%
A- 1 or A+                          P- 1 or A2                                         5.5%
A-2 or BBB+                         P-2 or Baal                                        4.0%
A-3 or BBB-                         P-3 or Baa3                                        3.0%
Not rated/other                     Not rated/other                                    1.5%


         The percentage applicable to any Obligor will be the lowest percentage associated with an Obligor's short-term or actual or implied long-term senior debt rating that is in effect for such Obligor.


"EXCHANGE ACT" is the Securities Exchange Act of 1934, as amended.

"EXPECTED FINAL PAYMENT DATE" is defined on page 15 of the Prospectus.

"FERC" means Federal Energy Regulatory Commission.


"FINAL REGULATION" is defined on page 92 of the Prospectus.

"FINAL SCHEDULED PAYMENT DATE" means the Distribution Date which occurs twelve months after the Amortization Date.

"FLOATING ALLOCATION PERCENTAGE" is defined on page 7 of the Prospectus.

"GOVERNMENTAL AUTHORITY" means any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.


"IRS" means the Internal Revenue Service.


"INDEMNIFIED AMOUNT" is defined on page 83 of the Prospectus.

"INDEMNIFIED PARTY" is defined on page 83 of the Prospectus.

"INDIRECT PARTICIPANTS" is defined on page 62 of the Prospectus.

"INELIGIBLE RECEIVABLE" is defined on page 81 of the Prospectus.

"INSOLVENCY EVENT" is defined on page 58 of the Prospectus.


"Interest Period" means, unless otherwise specified in the Supplement relating to any Series, with respect to any Distribution Date for such Series (i) in the case of the initial such Distribution Date, the period from and including the Closing Date for such Series to but excluding such initial Distribution Date and (ii) in the case of any other Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date.

"INVESTED AMOUNT" is defined on page 6 of the Prospectus.


"INVESTMENT COMPANY ACT" is defined on page 51 of the Prospectus.


"INVESTOR" is defined on page 3 of the Prospectus.

"INVESTOR CERTIFICATE" is defined on page 3 of the Prospectus.

"INVESTORS' INTEREST" is defined on page 6 of the Prospectus.


"LOSS HORIZON RATIO" means, as calculated by the Master Servicer in each Determination Date Certificate for the most recently ended Collection Period, a fraction, (i) the numerator of which equals the sum of (A) the aggregate amounts of new billed Pool Receivables generated during the most recently ended Collection Period and the immediately preceding Collection Period and (B) the aggregate Outstanding Balances of Unbilled Receivables as determined on the last Business Day of the most recently ended Collection Period and (ii) the denominator of which equals the Net Receivables Balance as determined on the last Business Day of the most recently ended Collection Period.

"LOSS RESERVE RATIO" from any Distribution Date to the next Distribution Date, shall be calculated by the Master Servicer as follows:

         LRR = [MAX(GLR)] x ASF x LHR

                 where:

                 LRR      =             Loss Reserve Ratio

             MAX(GLR)     =             highest three-month rolling average GLR
                                        amount during the twelve most recent
                                        Collection Periods

                  GLR     =             Gross Loss Ratio calculated by the
                                        Master Servicer as (i) the sum of (a)
                                        gross write-offs during the most recent
                                        Collection Period plus (b) the CDPP
                                        (defined below) for such Collection
                                        Period, divided by (ii) new billed Pool

                                        Receivables generated during the 6
                                        Collection Periods prior to the most
                                        recently ended Collection Period


                 CDPP     =             CHANGE IN RESTRUCTURED DEFERRED PAYMENT
                                        PLAN being calculated as (i) the
                                        aggregate unpaid balance (the
                                        "Restructured Deferred Payment Account
                                        Balance") of all Receivables
                                        representing the delinquent balance of
                                        previously due Receivables which have
                                        been restructured as part of the
                                        Deferred Arrangement Payment Plan at
                                        the end of the most recently ended
                                        Collection Period minus (ii) the
                                        average Restructured Deferred Payment
                                        Account Balance during the twelve most
                                        recent Collection Periods; provided, if
                                        the difference between (i) and (ii)
                                        above is less than zero, then the CDPP
                                        will be zero

                 ASF      =             the stress factor (the "Applicable
                                        Stress Factor") shall equal 2.0 in the
                                        case of the Series 1996-1 Certificates


                 LHR      =             the "Loss Horizon Ratio" then in effect

"MAJORITY IN INTEREST" means, with respect to each Series, the Investors holding Certificates evidencing 51% or more of the Invested Amount of such outstanding Series.

"MAJORITY INVESTORS" means Investors holding Certificates evidencing 51% or more of the Aggregate Investors' Interest; PROVIDED that if at any time the Aggregate Invested Amount for all Subordinated Classes is greater than the Aggregate Invested Amount for all Senior Classes, then "Majority Investors" at such time shall mean Investors holding Certificates evidencing both (i) 51% or more of the Aggregate Investors' Interest and (ii) 51% or more of the Aggregate Invested Amount for all Senior Classes.


"MASTER SERVICER" means the Servicer which is then authorized to prepare and deliver the Daily Reports and Determination Date Certificates, to instruct the Trustee with respect to the investment of funds in the Trust Accounts and to perform any other functions herein which have been delegated to the Master Servicer, and shall initially be CEI.

"MINIMUM REQUIRED RESERVE RATIO" is defined on page 8 of the Prospectus.

"MOODY'S" means Moody's Investors Service, Inc.

"NET ELIGIBLE RECEIVABLES" means, at any time (a) the aggregate unpaid balance of all Eligible Receivables in the Trust, minus (b) the then aggregate amount of all Excess Concentration

Balances with respect to all Obligors minus (c) the aggregate amount of all Collections not applied to any corresponding Receivables.

"NET INVESTED AMOUNT" means, at any time, the Aggregate Invested Amount minus the amount of Cure Funds on deposit in the Reserve Account as of such time minus the amount of funds on deposit in any Defeasance Account to be distributed to Investors in reduction of the Invested Amount of their Investor Certificates.

"NET RECEIVABLES BALANCE" is defined on page 7 of the Prospectus.

"NEW ISSUANCE" is defined on page 10 of the Prospectus.


"OID" and "OID REGULATIONS" are defined on page 88 of the Prospectus.


"OBLIGOR" is defined on page 5 of the Prospectus.

"ORIGINATORS" means each of CEI and TE, together with their permitted successors and assigns under the Receivables Purchase Agreement.


"ORIGINATOR LOAN" is defined on page 76 of the Prospectus.


"ORIGINATOR NONCOMPLYING RECEIVABLE" means a Receivable that does not, as of the date of purchase by the Transferor, meet the criteria set forth in the definition of "Eligible Receivables".

"PUCO" means Public Utilities Commission of Ohio.


"PARTICIPANTS" is defined on page 62 of the Prospectus.


"PAYING AGENT" means any paying agent appointed pursuant to the Pooling
Agreement.

"PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental authority or any other entity of similar nature.


"PIP" is defined on page 35 of the Prospectus.


"PIP RECEIVABLE" means any Receivable owed by an Obligor which fulfills the conditions for inclusion accounted for in an Originator's "Percentage of Income Payment" program for low income Obligors.

"POOL RECEIVABLES" means, with respect to Receivables generated during, or outstanding during, any Collection Period, all such Receivables except for Receivables which, as of the beginning of such Collection Period, constituted PIP Receivables.

"POOLING AGREEMENT" is defined on the front cover page of the Prospectus.

"PRINCIPAL ALLOCATION PERCENTAGE" is defined on page 49 of the Prospectus.

"PRINCIPAL DISTRIBUTION AMOUNT" is defined on page 48 of the Prospectus.

"PRINCIPAL TERMS" means, with respect to any Series: (a) the name or designation; (b) the initial Invested Amount or maximum principal amount (or method for calculating such amount); (c) the certificate rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investors; (f) the designation of any Series accounts and the terms governing the operation of any such Series accounts; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) the terms, if any, on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased or redeemed by the Transferor or remarketed to other investors; (i) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (j) the Scheduled Amortization Commencement Date and (k) if such Series is designated as a Series of Variable Funding Certificates, the termination date for such Series.

"PURCHASE PRICE" is defined on page 75 of the Prospectus.

"PURCHASE TERMINATION DATE" is defined on page 80 of the Prospectus.

"PURCHASED ASSETS" is defined on page 75 of the Prospectus.

"RATABLE PRINCIPAL AMOUNT" means, as to any Series of Investor Certificates or the Transferor Revolving Certificate, the outstanding Invested Amount thereof, except that: (a) if so provided in the Supplement pursuant to which a Series of Investor Certificates is issued, the Ratable Principal Amount of that Series may be greater or less than its outstanding Invested Amount; and (b) if so provided in any Supplement, the Ratable Principal Amount of the Transferor Revolving Certificate may be greater or less than its outstanding Invested Amount. In addition to the general requirement that the Rating Agency Condition be satisfied in connection with the issuance of any new Series, the Pooling Agreement requires, as a condition to the execution by the Trustee of any Series Supplement that allocates to any Investor Certificate a Ratable Principal Amount in excess of its Invested Amount, that the Trustee receive from the Servicers an officer's certificate stating that such allocation will not dilute the benefit of the required dilution and loss reserves to which any pre-existing Series is entitled prior to the effectiveness of such Supplement.

"RATING AGENCY" means Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

"RATING AGENCY CONDITION" is defined on page 10 of the Prospectus.


"RECEIVABLES" is defined on the front cover page of the Prospectus.

"RECEIVABLES PURCHASE AGREEMENT" is defined on page 6 of the Prospectus.


"RECORD DATE" is defined on page 60 of the Prospectus.


"RECOVERIES" means cash received by the Trust in respect of any charged-off Receivable transferred to the Trust.

"REGULAR BILLING PAYMENT PLAN" is defined on page 35 of the Prospectus.


"REQUIRED RESERVES" is defined on page 8 of the Prospectus.


"RESERVE ACCOUNT" is defined on page 11 of the Prospectus.

"REVOLVING PERIOD" is defined on page 11 of the Prospectus.


"S&P" means Standard & Poor's Ratings Services, a division of The Mcgraw-Hill Companies, Inc., or its successor.

"SCHEDULED AMORTIZATION DATE" is defined on page 11 of the Prospectus.


"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SENIOR CLASS" is defined on page 8 of the Prospectus.

"SERIES" is defined on page 3 of the Prospectus.


"SERIES 1996-1 CERTIFICATES" is defined on page 3 of the Prospectus.

"SERIES 1996-1 CERTIFICATE RATE" is the Certificate Rate of the Series 1996-1 Certificates.

"SERIES 1996-1 INITIAL INVESTED AMOUNT" means the initial principal amount of the Series 1996-1 Certificates.

"SERIES 1996-1 INVESTOR" is defined on page 3 of the Prospectus.


"SERVICER" means each of CEI and TE, and any permitted successor in interest under the Pooling Agreement. All references to any Servicer mean and include the applicable Servicer when performing any servicing functions delegated, for reasons of administrative convenience, to the Master Servicer.

"SERVICER COLLECTION ACCOUNT" is defined on page 17 of the Prospectus.

"SERVICER COLLECTION BANK" means any bank at which a Servicer Collection Account is located.


"SERVICER DEFAULT" is defined on page 72 of the Prospectus.


"SERVICING FEE" is defined on page 16 of the Prospectus.

"SERVICE TRANSFER" is defined on page 72 of the Prospectus.

"SET-ASIDE PERIOD" is defined on page 54 of the Prospectus.


"STATED AMOUNT" means, with respect to any Variable Funding Certificate, the maximum principal amount that may be required to be funded by the holder of such Variable Funding Certificate pursuant to the applicable Supplement.

"SUBORDINATED CLASS" is defined on page 8 of the Prospectus.

"SUPPLEMENT" is defined on page 9 of the Prospectus.

"TE" means The Toledo Edison Company.

"TAX COUNSEL" means Squire, Sanders & Dempsey.


"TAX OPINION" is defined on page 51 of the Prospectus.

"TERMINATION NOTICE" is defined on page 72 of the Prospectus.


"TRANSFER AGENT AND REGISTRAR" means any transfer agent and registrar appointed pursuant to the Pooling Agreement.


"TRANSFER DATE" means the Business Day immediately preceding the 15th day of each calendar month, or, if the last day of an Interest Period is other than the 15th day of a calendar month, the Business Day immediately preceding such last day of such Interest Period.


"TRANSFEROR" initially means Centerior Funding Corporation, a Delaware special purpose corporation.

"TRANSFEROR COLLECTION ACCOUNT" is defined on page 16 of the Prospectus.


"TRANSFEROR INTERCOMPANY NOTE" is defined on page 76 of the Prospectus.


"TRANSFEROR INTEREST" is defined on page 7 of the Prospectus.

"TRANSFEROR REVOLVING AMOUNT" is defined on page 7 of the Prospectus.

"TRANSFEROR REVOLVING CERTIFICATE" is defined on page 7 of the Prospectus.


"TRANSFEROR REVOLVING INITIAL AMOUNT" means $________________, being the initial principal amount of the Transferor Revolving Certificate on ___________ ___, 1996.


"TRUST" means Centerior Energy Trade Receivables Master Trust.

"TRUST ACCOUNTS" means the accounts described in the Pooling Agreement and any accounts required to be established pursuant to any Series Supplement, that are designated as Trust Accounts in that Series Supplement.

"TRUST ASSETS" is described on the front cover page of the Prospectus.


"TRUSTEE" means Citibank, N.A., a national banking association, or its successor in interest, or any successor Trustee under the Pooling Agreement.

"TURNOVER DAYS" means, as of each Determination Date until (but not including), the next Determination Date, the average number of days outstanding for Receivables during the prior Collection Period as calculated by the Master Servicer in each Determination Date Certificate in accordance with the following formula:

         TD      =        AOBX+ AOBY    X          ED
                          ----------            --------
                              2                    BR

         TD      =        Turnover Days;

         AOBX    =        the aggregate outstanding balance of all Receivables
                          as of the beginning of such Collection Period;

         AOBY    =        the aggregate outstanding balance of all Receivables
                          as of the end of such Collection Period;

         ED      =        the number of days elapsed in the prior Collection
                          Period; and

         BR      =        the aggregate amount of new Billed Receivables
                          generated during such Collection Period.


"UCC" means the Uniform Commercial Code, as enacted in Ohio or New York as the case may be.


"UNBILLED RECEIVABLE" is described on page 30 of the Prospectus.

"UNDERWRITER" is defined on page 95 of the Prospectus.

"UNDERWRITING AGREEMENT" is defined on page 95 of the Prospectus.


"VARIABLE FUNDING CERTIFICATES" is defined on page 11 of the Prospectus.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given of made, such information or representations must not be relied upon. This Prospectus does not constitute and offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby nor an offer of such securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to their respective dates; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended accordingly.

                            ---------------------

                              TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
                                  PROSPECTUS

Available Information  ................................................. 2
Reports to Investors  .................................................. 2
Prospectus Summary  .................................................... 3
Risk Factors  .......................................................... 19
Maturity Considerations  ............................................... 28
The Receivables  ....................................................... 30
Use of Proceeds  ....................................................... 41
The Transferor  ........................................................ 42
Originators/Initial Servicers  ......................................... 42
The Trust  ............................................................. 46
Description of the Series 1996-1
  Certificates  ........................................................ 47
Description of the Pooling Agreement
  Generally  ........................................................... 61
Description of the Receivables Purchase
  Agreemwent  .......................................................... 75
Certain Legal Aspects of the
  Receivables  ......................................................... 84
Certain Tax Considerations  ............................................ 86
ERISA Considerations  .................................................. 92
Underwriting  .......................................................... 95
Legal Matters  ......................................................... 95
Glossary  .............................................................. 97



                            ---------------------

        UNTIL_______, 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE INVESTOR CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        =================================
                        ---------------------------------

                          Centerior Energy Receivables
                                  Master Trust



                               $___________ ___%
                       Series 1996-1 Receivables-Backed
                                 Certificates



                         Centerior Funding Corporation
                                   Transferor


                             The Cleveland Electric
                              Illuminating Company
                                      and
                           The Toledo Edison Company
                                   Servicers


                             _____________________

                                   PROSPECTUS

                             _____________________


                           Citicorp Securities, Inc.


                            Chase Securities Inc.


                             CS First Boston, Inc.

                               Dated_______, 1996


                        ---------------------------------

                                    PART II

                    [INFORMATION NOT REQUIRED IN PROSPECTUS]


Item 13.  Other Expenses of Issuance and Distribution.

        The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

        SEC Registration Fee........................    $ 689.66
        Legal Fees and Expenses.....................    $      *
        Accounting Fees and Expenses................    $      *
        Trustee's Fees and Expenses
          (including counsel Fees)..................    $      *
        Blue Sky Qualification Fees
          and expenses..............................    $      *
        Printing and Engraving Fees.................    $      *
        Rating Agency Fees..........................    $      *
        Miscellaneous...............................    $      *
                                                         --------
        Total.......................................    $      *
__________________________
* To be provided by amendment.

Item 14.  Indemnification of Directors and Officers.

        (1) Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

        To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

        Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the stockholders.

        Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.

        (2) Charter Provisions on Indemnity. Article TENTH of the Certificate of Incorporation of the Registrant, as the same may be amended from time to time (the "CHARTER"), sets forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liabilities which they may incur while serving in such capacity. Article TENTH generally provides that the Registrant shall indemnify the directors, officers and employees of the Registrant who are or were a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Registrant or of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan of the Registrant, or by reason of any action alleged to have been taken or omitted in such capacity, to the fullest extent authorized by the DGCL, against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith; PROVIDED, HOWEVER, that the Registrant shall indemnify any such person only if such proceeding was authorized by the Board of Directors. Subject to the procedures for indemnification of directors and officers set forth in the Charter, the indemnification of the Registrant's directors, officers and employees provided for therein is in all other aspects substantially similar to that provided for in Section 145 of the DGCL. Any such indemnification shall continue as to a person who has ceased to be a director, officer or employee of the Registrant and shall inure to the benefit of the heirs, executors, and administrators of such person.

        The Certification of Incorporation of the Registrant provides that no Director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this limitation of liability of a Director shall not apply with respect to (i) any breach of the Director's duty of loyalty to the Registrant or its stockholder, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability rising under Section 174 of the DGCL or (iv) for any transaction from which the Director derives an improper personal benefit. The Bylaws of the Registrant provide for the indemnification of directors, officers and employees to the same extent as permitted by the DGCL.

        (3) Indemnification Agreements.

        CEI has in effect insurance policies covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by CEI or the Registrant.


        The Underwriting Agreement filed as Exhibit 1 hereto, contains certain provisions relating to the indemnification of the Registrant's directors, officers and controlling persons.


        The above discussion of the Charter of the Registrant and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Charter and the Delaware Code.

Item 15.  Recent Sales of Unregistered Securities.

        None.

Item 16.  Exhibits and Financial Statement Schedules.


        (a)     Exhibits

Exhibit
Number          Description of Exhibit
- ------          ----------------------

*  1            Form of Underwriting Agreement


   3.1 Certificate of Incorporation of the Registrant, as currently in effect.

   3.2          By-Laws of the Registrant, as currently in effect.


   4.1 Pooling and Servicing Agreement, dated as of _________________ 1996, among the Registrant, the Servicers and the Trustee.

   4.2          Series 1996-1 Supplement, dated as of ______________, 1996, to
                Pooling and Servicing Agreement.


*  5            Form of Opinion of SS&D with respect to the legality of the
                Investor Certificates.

*  8.1          Form of Opinion of SS&D with respect to certain Federal
                income tax matters and certain Ohio tax matters.


  10.1 Receivables Purchase Agreement, dated as of _________________, 1996, between the Originators and the Registrant.

* 10.2 Lockbox Agreement, dated as of __________ __, 1996, between the Registrant and ____________________.

* 10.3 Lockbox Agreement, dated as of __________ __, 1996, between the Registrant and ____________________.

* 23.1 Consent of Squire, Sanders & Dempsey (included in opinion filed as Exhibit 5).

* 23.2          Consent of SS&D (included in opinion filed as Exhibit 8.1).


  24            Powers of Attorney.
_________________________

[*To be filed by amendment.]


Item 17.  Undertakings.

          The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Independence, State of Ohio, on the 9th day of April, 1996.

                                  CENTERIOR FUNDING CORPORATION
                                  (REGISTRANT)



                                  By  David M. Blank*
                                    ------------------------------------------
                                    Name:     David M. Blank
                                    Title:    President


        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated:


      Signature                 Title                          Date
      ---------                 -----                          ----

    David M. Blank*
- ------------------------        President and Director         April 9, 1996
    David M. Blank              (Principal Executive Officer)

   Barbara A. Frastaci*
- ------------------------        Treasurer and Director         April 9, 1996
   Barbara A. Frastaci          (Principal Financial Officer
                                and Principal Accounting
                                Officer)

     Kevin P. Burns*
- ------------------------        Director                       April 9, 1996
     Kevin P. Burns

   Terrence G. Linnert*
- ------------------------        Director                       April 9, 1996
   Terrence G. Linnert

     Andrew L. Stidd*
- ------------------------        Director                       April 9, 1996
     Andrew L. Stidd

*By: /s/ Kevin P. Murphy, Attorney-in-Fact
     --------------------
     Kevin P. Murphy

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                  Description Page

   [*] 1      Form of Underwriting Agreement.
       3.1    Certificate of Incorporation of the Registrant, as currently in effect.
       3.2    By-Laws of the Registrant, as currently in effect.

       4.1 Pooling and Servicing Agreement, dated as of ____________________, 1996, among the
              Registrant, the Servicers and the Trustee.
       4.2    Series 1996-1 Supplement, dated as of ______________, 1996, to
              Pooling and Servicing Agreement.

   [*] 5      Form of Opinion of SS&D with respect to the legality of
              the Investor Certificates.
   [*] 8.1    Form of Opinion of SS&D with respect to certain Federal
              income tax matters and certain Ohio tax matters.
      10.1    Receivables Purchase Agreement, dated as of
              ___________________, 1996, among the
              Originators and the Registrant.
   [*]10.2    Lockbox Agreement, dated as of _____________, 1996,
              between the Registrant and ___________________.
   [*]10.3    Lockbox Agreement, dated as of _____________, 1996,
              between the Registrant and ___________________.
   [*]23.1    Consent of Squire, Sanders & Dempsey (included in
              opinion filed as Exhibit 5).
   [*]23.2    Consent of SS&D (included in opinion filed as Exhibit
              8.1).
      24      Powers of Attorney.




___________________________
[*To be filed by amendment.]